                                                                   EXHIBIT 10.33


                                                                [EXECUTION COPY]




                               U.S. $430,000,000

                               CREDIT AGREEMENT,

                           dated as of May 22, 1998,

                                     among

                              THERMADYNE MFG. LLC,
                            COMWELD GROUP PTY. LTD.,
                                 GENSET S.P.A.
                                      and
                  THERMADYNE WELDING PRODUCTS CANADA LIMITED,
                               as the Borrowers,

                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,

                           DLJ CAPITAL FUNDING, INC.,
                   as the Syndication Agent for the Lenders,

                               SOCIETE GENERALE,
                   as the Documentation Agent for the Lenders

                                      and

                              ABN AMRO BANK N.V.,
                  as the Administrative Agent for the Lenders.

                                  ARRANGED BY

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                               TABLE OF CONTENTS


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                                                             ARTICLE I
                                                  DEFINITIONS AND ACCOUNTING TERMS

1.1.       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.2.       Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
1.3.       Cross-References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
1.4.       Accounting and Financial Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                             ARTICLE II
                             COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,NOTES AND LETTERS OF CREDIT

2.1.       Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
2.1.1.     Term Loan Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
2.1.2.     Revolving Loan Commitments and Swing Line Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . .  48
2.1.3.     Letter of Credit Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
2.1.4.     Lenders Not Permitted or Required to Make the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
2.1.5.     Issuer Not Permitted or Required to Issue Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . .  52
2.2.       Optional Reduction of the Revolving Loan Commitment Amount . . . . . . . . . . . . . . . . . . . . . . . .  52
2.3.       Borrowing Procedures and Funding Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
2.3.1.     Term Loans and Committed Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
2.3.2.     Swing Line Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
2.4.       Uncommitted Foreign Currency Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
2.4.1.     Uncommitted Foreign Currency Revolving Loan Borrowing Request  . . . . . . . . . . . . . . . . . . . . . .  55
2.4.2.     Invitation for Uncommitted Foreign Currency Interest Quotes  . . . . . . . . . . . . . . . . . . . . . . .  56
2.4.3.     Submission and Contents of Uncommitted Foreign Currency Interest . . . . . . . . . . . . . . . . . . . . .  57
2.4.4.     Uncommitted Foreign Currency Revolving Loan Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . .  58
2.5.       Committed Foreign Currency Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
2.6.       Continuation and Conversion Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
2.7.       Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
2.8.       Issuance Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
2.8.1.     Other Lenders' Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
2.8.2.     Disbursements; Conversion to Committed Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  63
2.8.3.     Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
2.8.4.     Deemed Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
2.8.5.     Nature of Reimbursement Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
2.9.       Register; Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
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                                                            ARTICLE III
                                             REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.       Repayments and Prepayments; Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
3.1.1.     Repayments and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
3.1.2.     Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
3.2.       Interest Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
3.2.1.     Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
3.2.2.     Post-Maturity Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
3.2.3.     Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
3.3.       Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
3.3.1.     Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
3.3.2.     Administrative Agent Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
3.3.3.     Letter of Credit Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

                                                             ARTICLE IV
                                               CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.       LIBO Rate Lending Unlawful . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
4.2.       Deposits Unavailable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
4.3.       Increased LIBO Rate Loan Costs, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
4.4.       Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
4.5.       Increased Capital Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
4.6.       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
4.7.       Payments, Computations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
4.8.       Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
4.9.       Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
4.10.      Mitigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
4.11.      Replacement of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

                                                             ARTICLE V
                                                  CONDITIONS TO CREDIT EXTENSIONS

5.1.       Initial Credit Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
5.1.1.     Resolutions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
5.1.2.     Transaction Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
5.1.3.     Consummation of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
5.1.4.     Closing Date Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
5.1.5.     Delivery of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
5.1.6.     Subsidiary Co-Obligation Agreement and Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
5.1.7.     Pledge Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
5.1.8.     Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
5.1.9.     Financial Information, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
5.1.10.    Solvency, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
5.1.11.    Holdco Equity Contribution, Asset Contribution, Discount Debentures
               Issuance, Closing Date Dividend/Intercompany Loan and Subordinated
                 Debt Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
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5.1.12.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
5.1.13.    Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
5.1.14.    Reliance Letters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
5.1.15.    Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
5.1.16.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
5.1.17.    Perfection Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
5.1.18.    Closing Fees, Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
5.1.19.    Satisfactory Legal Form. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
5.2.       All Credit Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
5.2.1.     Compliance with Warranties, No Default, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
5.2.2.     Credit Extension Request.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
5.3.       First Borrowing by Each Foreign Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

                                                             ARTICLE VI
                                                   REPRESENTATIONS AND WARRANTIES

6.1.       Organization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
6.2.       Due Authorization, Non-Contravention, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
6.3.       Government Approval, Regulation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
6.4.       Validity, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
6.5.       Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
6.6.       No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
6.7.       Litigation, Labor Controversies, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
6.8.       Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
6.9.       Ownership of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
6.10.      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
6.11.      Pension and Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
6.12.      Environmental Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
6.13.      Regulations G, U and X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
6.14.      Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
6.15.      Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

                                                            ARTICLE VII
                                                             COVENANTS

7.1.       Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
7.1.1.     Financial Information, Reports, Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
7.1.2.     Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
7.1.3.     Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
7.1.4.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
7.1.5.     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
7.1.6.     Environmental Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
7.1.7.     Future Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
7.1.8.     Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other
           Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
7.1.9.     Use of Proceeds, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
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7.1.10.    Hedging Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
7.1.11.    Undertaking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
7.1.12.    Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
7.2.       Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
7.2.1.     Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
7.2.2.     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
7.2.3.     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
7.2.4.     Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
7.2.5.     Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
7.2.6.     Restricted Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
7.2.7.     Capital Expenditures, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
7.2.8.     Consolidation, Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
7.2.9.     Asset Dispositions, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
7.2.10.    Modification of Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
7.2.11.    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
7.2.12.    Negative Pledges, Restrictive Agreements, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
7.2.13.    Stock of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
7.2.14.    Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118

                                                            ARTICLE VIII
                                                         EVENTS OF DEFAULT

8.1.       Listing of Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
8.1.1.     Non-Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
8.1.2.     Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
8.1.3.     Non-Performance of Certain Covenants and Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
8.1.4.     Non-Performance of Other Covenants and Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
8.1.5.     Default on Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
8.1.6.     Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
8.1.7.     Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
8.1.8.     Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
8.1.9.     Bankruptcy, Insolvency, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
8.1.10.    Impairment of Security, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
8.1.11.    Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
8.2.       Action if Bankruptcy, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
8.3.       Action if Other Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121

                                                             ARTICLE IX
                                                             THE AGENTS

9.1.       Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
9.2.       Funding Reliance, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
9.3.       Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
9.4.       Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
9.5.       Credit Extensions by Each Agent and Issuer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
9.6.       Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124

Section                                                                                                              Page
-------                                                                                                              ----

9.7.       Copies, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
9.8.       The Syndication Agent, the Documentation Agent and the Administrative Agent  . . . . . . . . . . . . . . . 124

                                                             ARTICLE X
                                                          COMPANY GUARANTY

10.1.      Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
10.2.      Acceleration of Obligations Hereunder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
10.3.      Obligations Hereunder Absolute, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
10.4.      Reinstatement, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
10.5.      Waiver, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
10.6.      Postponement of Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
10.7.      Successors, Transferees and Assigns; Transfers of Notes, etc.  . . . . . . . . . . . . . . . . . . . . . . 127

                                                             ARTICLE XI
                                                      MISCELLANEOUS PROVISIONS

11.1.      Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
11.2.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
11.3.      Payment of Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
11.4.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
11.5.      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
11.6.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
11.7.      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
11.8.      Execution in Counterparts, Effectiveness, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
11.9.      Governing Law; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
11.10.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
11.11.     Sale and Transfer of Loans and Notes; Participations in Loans and Notes  . . . . . . . . . . . . . . . . . 133
11.11.1.   Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
11.11.2.   Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
11.12.     Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
11.13.     Forum Selection, Consent to Jurisdiction and Waiver of Immunities  . . . . . . . . . . . . . . . . . . . . 136
11.14.     Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 137
11.15.     Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 137
11.16.     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
||

SCHEDULE I            -      Disclosure Schedule
SCHEDULE II           -      Percentages and Administrative Information
SCHEDULE III          -      Illustration Relating to Section 2.5(d)

EXHIBIT A-1           -      Form of Revolving Note
EXHIBIT A-2           -      Form of Term-A Note
EXHIBIT A-3           -      Form of Term-B Note
EXHIBIT A-4           -      Form of Term-C Note
EXHIBIT A-5           -      Form of Swing Line Note
EXHIBIT B-1           -      Form of Committed Loan Borrowing Request
EXHIBIT B-2           -      Form of Issuance Request
EXHIBIT B-3           -      Form of Uncommitted Foreign Currency Revolving Loan Borrowing Request
EXHIBIT B-4           -      Form of Invitation for Uncommitted Foreign Currency Interest Quotes
EXHIBIT B-5           -      Form of Uncommitted Foreign Currency Interest Quote
EXHIBIT B-6           -      Form of Revolving Loan Foreign Currency Commitment Addendum
EXHIBIT B-7           -      Form of Uncommitted Foreign Currency Revolving Borrowing Addendum
EXHIBIT C             -      Form of Continuation/Conversion Notice
EXHIBIT D             -      Form of Closing Date Certificate
EXHIBIT E-1           -      Form of Compliance Certificate
EXHIBIT E-2           -      Form of Restricted Payments Compliance Certificate
EXHIBIT E-3           -      Form of U.S. Dollar Equivalent Certificate
EXHIBIT F-1           -      Form of Company Security Agreement
EXHIBIT F-2           -      Form of Subsidiary Security Agreement
EXHIBIT G-1           -      Form of Holdco Guaranty and Pledge Agreement
EXHIBIT G-2           -      Form of Company Pledge Agreement
EXHIBIT G-3           -      Form of Subsidiary Pledge Agreement
EXHIBIT H             -      Form of Subsidiary Co-Obligation Agreement and Guaranty
EXHIBIT I             -      Form of Perfection Certificate
EXHIBIT J             -      Form of Lender Assignment Agreement
EXHIBIT K-1           -      Form of New York Counsel Opinion
EXHIBIT K-2           -      Form of Local Counsel Opinion
EXHIBIT K-3           -      Form of Opinion of the General Counsel of the Company
EXHIBIT K-4           -      Form of Opinion of Local Counsel to each Foreign Borrower
EXHIBIT L             -      Form of Intercreditor Agreement

                                CREDIT AGREEMENT


                      THIS CREDIT AGREEMENT, dated as of May 22, 1998, is among Thermadyne Mfg. LLC, a Delaware limited liability company (the "Company"), Comweld Group Pty. Ltd. (the "Initial Australian Borrower"), GenSet S.p.A. (the "Initial Italian Borrower"), Thermadyne Welding Products Canada Limited (the "Initial Canadian Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), DLJ Capital Funding, Inc. ("DLJ"), as syndication agent for the Lenders (the "Syndication Agent"), Societe Generale, as documentation agent for the Lenders (the "Documentation Agent"), and ABN AMRO Bank N.V. ("ABN AMRO"), as administrative agent for the Lenders (the "Administrative Agent"; the Syndication Agent and the Administrative Agent are sometimes referred to herein as the "Agents" and each as an "Agent").


                              W I T N E S S E T H:

                      WHEREAS, DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ Diversified Partners-A, L.P., DLJ ESC II, L.P., DLJ First ESC L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P. and DLJ Merchant Banking Partners II-A, L.P. (collectively the "DLJMB Entities") own all of the issued and outstanding Capital Stock of Mercury Acquisition Corporation, a Delaware corporation ("Mergerco");

                      WHEREAS, the DLJMB Entities and certain current equity owners of Thermadyne Holdings Corporation, a Delaware corporation ("Thermadyne"), and employees of Thermadyne and its Subsidiaries (such owners, employees and the DLJMB Entities being, collectively, the "Purchasers") intend to consummate a leveraged recapitalization of Thermadyne, whereby, among other things, (i) Thermadyne will contribute all of its assets to the Company (the "Asset Contribution"), which is a wholly-owned Subsidiary of Thermadyne, and
(ii) thereafter, Mergerco will merge (the "Merger") with and into Thermadyne (such leveraged recapitalization, Merger, Asset Contribution and all transactions related thereto, including those described in the recitals hereto, being herein collectively referred to as the "Transaction");

                      WHEREAS, Thermadyne will be the corporation surviving the Merger (Mergerco, at all times prior to the consummation of the Merger, and such surviving corporation, at all times after the consummation of the Merger, being herein collectively referred to as "Holdco"), and, after giving effect to the Merger, the Purchasers will be the holders of at least 80% of the issued and outstanding Capital Stock of Holdco;

                      WHEREAS, in connection with the Transaction, and pursuant to the Transaction Documents, the following capital-raising transactions will be consummated prior to or contemporaneously with the consummation of the Merger and the making of the initial Credit Extensions hereunder:

                             a.  Mergerco shall receive a cash equity
                      contribution (the "Holdco Equity Contribution") of approximately $140,000,000 from (i) the issuance of (x) its common stock to certain of the Purchasers (the "Common Stock", with the issuance thereof being herein referred to as the "Common Stock Issuance") and (y) warrants, if warrants are issued, to purchase up to 360,000 shares of Common Stock (the "Warrants", with the issuance thereof being herein referred to as the "Warrant Issuance") and (ii) the issuance of preferred stock to certain of the Purchasers (the "Preferred Stock", with the issuance thereof being herein referred to as the "Preferred Stock Issuance"); and

                             b. Mergerco shall receive gross cash proceeds of not less than $95,000,000 from the issuance of senior discount debentures (the "Discount Debentures", with the issuance thereof being herein referred to as the "Discount Debentures Issuance");

                      WHEREAS, in connection with the Transaction and prior to or contemporaneously with the consummation of the Merger and the making of the initial Credit Extensions hereunder, the Company and Thermadyne Capital Corp., a Delaware corporation, will issue not more than $207,000,000 in aggregate principal amount of their 9 7/8% senior subordinated notes due 2008 (the "Subordinated Notes", with the issuance thereof being herein referred to as the "Subordinated Debt Issuance");

                      WHEREAS, in connection with the Transaction and the ongoing working capital and general corporate needs of the Company and its Subsidiaries, the Company desires to obtain the following financing facilities from the Lenders:

                             (a) a Term-A Loan Commitment pursuant to which Borrowings of Term-A Loans will be made to the Company and the Initial Foreign Borrowers (other than the Initial Canadian Borrower) on the Closing Date, in an aggregate maximum, original principal amount (calculated, in the case of such Borrowings of Term-A Loans made by any Initial Foreign Borrower, at the U.S. Dollar Equivalent thereof on the Closing Date) not to exceed $100,000,000;

                             (b) a Term-B Loan Commitment and a Term-C Loan Commitment pursuant to which Borrowings of Term Loans will be made to the Company on the Closing Date in a maximum, original principal amount of $115,000,000 (in the case of Term-B Loans) and $115,000,000 (in the case of Term-C Loans);

                             (c)  a Revolving Loan Commitment (to include
                      availability for Committed Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which (i) Borrowings of U.S. Dollar Revolving Loans will be made to the Company and (ii) Borrowings of Committed Foreign Currency Revolving Loans will be made to the Foreign Borrowers, in each case from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date and in a maximum aggregate principal amount (together with (x) the U.S. Dollar Equivalent of the Foreign Currency Letter of Credit Outstandings, (y) all Swing Line Loans and (z) the U.S. Dollar Letter of Credit Outstandings) not to exceed, subject to the terms and provisions hereof, the then existing Total Revolving Loan Commitment Amount; provided, however, that not more than $20,000,000 of the proceeds from Revolving Loans may be used for purposes of consummating the Transaction, including the payment of related costs and expenses;

                             (d) a Letter of Credit Commitment pursuant to which the Issuers will issue U.S. Dollar and Foreign Currency Letters of Credit for the account of the Company and its Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding (with Foreign Currency Letter of Credit Outstandings calculated at the U.S. Dollar Equivalent thereof) not to exceed $50,000,000;

                             (e) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans (which shall be denominated solely in U.S. Dollars) in an aggregate outstanding principal amount not to exceed $10,000,000 will be made to the Company on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date; and

                             (f)  on a committed or uncommitted basis (as
                      agreed upon pursuant hereto), one or more additional facilities pursuant to which Borrowings of Foreign Currency Revolving Loans may be made, on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, to Foreign Borrowers in an aggregate outstanding principal amount the U.S. Dollar Equivalent of which (together with (x) the U.S. Dollar Equivalent of all Committed Foreign Currency Loans and
                      (y) the U.S. Dollar Equivalent of all Foreign Currency Letter of Credit Outstandings), subject to the terms and provisions hereof, shall not exceed the Revolving Loan Foreign Currency Limit;

                      WHEREAS, on the Closing Date, contemporaneously with the consummation of the Merger, the Asset Contribution, the Holdco Equity Contribution, the Discount Debentures Issuance, the Subordinated Debt Issuance and the initial Borrowing of Term Loans and Revolving Loans hereunder, the Company shall distribute to Holdco as a dividend (the "Closing Date Dividend") and/or make an intercompany loan (the "Intercompany Loan") in an amount equal to all of the net proceeds of the Subordinated Debt Issuance and the initial Borrowing of Term Loans and Revolving Loans (other than any such proceeds used by the Company or any of its Subsidiaries to repay existing Indebtedness of the Company and its Subsidiaries and to pay fees and expenses related to the Transaction) for purposes of consummating the Merger, which Intercompany Loan, if any, shall be evidenced by a promissory note issued by Holdco to the Company (the "Intercompany Note");

                      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend the Commitments and make the Loans described herein to the Borrowers and issue (or participate in) Letters of Credit for the account of the Company and its Subsidiaries;

                      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                      "ABN AMRO" is defined in the preamble.

                      "Absolute Rate Auction" means a solicitation of Uncommitted Foreign Currency Interest Quotes setting forth Uncommitted Foreign Currency Absolute Interest Rates pursuant to Section 2.4.

                      "Acquired Controlled Person" means any Person (i) in which the Company or any of its Subsidiaries has made an Investment permitted under subclause (y) of clause (m) of Section 7.2.5 and (ii) as to which the Company or such Subsidiary exercises control. For purposes hereof, "control" means the power to appoint a majority of the board of directors (or other equivalent governing body) of such Person or to otherwise direct or cause the direction of the management or policies of such Person, whether by contractual arrangement or otherwise.

                      "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

                      "Administrative Agent Fee Letter" means the confidential fee letter, dated May 22, 1998, between the Company and the Administrative Agent.

                      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                      "Agents" is defined in the preamble.

                      "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

                      "Alternate Base Rate" means, for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent in Chicago, Illinois as its "prime rate" for U.S. Dollar obligations (The "prime rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the prime rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement.

                      "Annualized" means (i) with respect to the end of the first Fiscal Quarter of the Company ending after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of the Company ending after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of the Company ending after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

                      "Applicable Commitment Fee" means, (i) for each day from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is delivered or required to be delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (ii) for each day thereafter, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:

                                                             APPLICABLE
         LEVERAGE RATIO                                    COMMITMENT FEE
         --------------                                    --------------
        GREATER THAN OR
         EQUAL TO 5.0:1                                        0.50%

        GREATER THAN OR
       EQUAL TO 4.0:1 AND
        LESS THAN 5.0:1                                        0.375%

        GREATER THAN OR
       EQUAL TO 3.0:1 AND
        LESS THAN 4.0:1                                        0.30%

        LESS THAN 3.0:1                                        0.25%

The Leverage Ratio used to compute the Applicable Commitment Fee for any date referred to in clause (ii) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agent on or prior to such day pursuant to clause (c) of Section
7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective (as of the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered) upon delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. In the event such Compliance Certificate indicates a Leverage Ratio that would result in an Applicable Commitment Fee which is greater or lesser than the Applicable Commitment Fee theretofore in effect, then (A) such greater or lesser Applicable Commitment Fee shall be deemed to have been in effect for all purposes of this Agreement from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1 and (B) if any Borrower shall have theretofore made any payment of commitment fees in respect of the period from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1, then, on the next Quarterly Payment Date, either (x) if the new Applicable Commitment Fee is greater than the Applicable Commitment Fee theretofore in effect, such Borrower shall pay, as a supplemental payment of commitment fees, an amount which equals the difference between the amount of commitment fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such commitment fees actually so paid, or (y) if the new Applicable Commitment Fee is less than the Applicable Commitment Fee theretofore in effect, an amount shall be deducted from the interest on Committed Revolving Loans and commitment fees and Letter of Credit fees under the first sentence of Section 3.3.3 then otherwise payable in an amount which equals the difference between the amount of commitment fees so paid and the amount of commitment fees that would otherwise have been paid based on such new Leverage Ratio (or, if no such payment is owed by such Borrower to the Revolving Lenders on such next Quarterly Payment Date, or if such amount owed by such Borrower is less than such difference, the Revolving Lenders shall pay to such Borrower on such next Quarterly Payment Date the amount of such difference less the amount, if any, owed by such Borrower to such Lenders on such Quarterly Payment Date); provided that, if the Company shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Company delivers to the Administrative Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

                      "Applicable Margin" means at all times during the applicable periods set forth below,

                             (a) with respect to the unpaid principal amount of each Term-B Loan maintained as a (i) Base Rate Loan, 1.25% per annum and (ii) LIBO Rate Loan, 2.50% per annum;

                             (b) with respect to the unpaid principal amount of each Term-C Loan maintained as a (i) Base Rate Loan, 1.50% per annum, and (ii) LIBO Rate Loan, 2.75% per annum;

                             (c) from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1, with respect to the unpaid principal amount of each (i) Swing Line Loan (which shall be borrowed and maintained only as a U.S. Dollar denominated Base Rate Loan) and each Committed Revolving Loan and Term-A Loan maintained as a Base Rate Loan, 1.00% per annum, and (ii) Committed Revolving Loan and Term-A Loan maintained as a LIBO Rate Loan, 2.25% per annum; and

                             (d) at all times after the date of such delivery of the Compliance Certificate described in clause (c) above, with respect to the unpaid principal amount of each Swing Line Loan (which shall be borrowed and maintained only as a U.S. Dollar denominated Base Rate
                      Loan) and each Committed Revolving Loan and Term-A Loan, by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in the case of LIBO Rate Loans:

               APPLICABLE MARGIN FOR COMMITTED REVOLVING LOANS,
                      SWING LINE LOANS AND TERM-A LOANS

                                                      APPLICABLE                       APPLICABLE
                                                   MARGIN FOR BASE                   MARGIN FOR LIBO
               LEVERAGE RATIO                         RATE LOANS                       RATE LOANS
               --------------                         ----------                       ----------

       GREATER THAN OR EQUAL TO 5.0:1                      1.0%                               2.25%

  GREATER THAN OR EQUAL TO 4.0:1 AND LESS
                 THAN 5.0:1                                0.75%                              2.0%

  GREATER THAN OR EQUAL TO 3.0:1 AND LESS
                 THAN 4.0:1                                0.25%                              1.5%

              LESS THAN 3.0:1                              0.0%                               1.0%

The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans, Committed Revolving Loans and Term-A Loans for any day referred to in clause
(d) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agent on or prior to such day pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Margin for Swing Line Loans, Committed Revolving Loans and Term-A Loans resulting from a change in the Leverage Ratio shall become effective (as of the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered) upon delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of
Section 7.1.1. In the event such Compliance Certificate indicates a Leverage Ratio that would result in an Applicable Margin which is greater or lesser than the Applicable Margin theretofore in effect, then (A) such greater or lesser Applicable Margin shall be deemed to be in effect for all purposes of this Agreement from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1 and (B) if any Borrower shall have theretofore made any payment of interest in respect of Swing Line Loans, Committed Revolving Loans or Term-A Loans, or of Letter of Credit fees pursuant to the first sentence of Section 3.3.3, in any such case in respect of the period from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, either (x) if the new Applicable Margin is greater than the Applicable Margin theretofore in effect, such Borrower shall pay as a supplemental payment of interest and/or Letter of Credit fees, an amount which equals the difference between the amount of interest and Letter of Credit fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such interest and Letter of Credit fees actually so paid, or (y) if the new Applicable Margin is less than the Applicable Margin theretofore in effect, an amount shall be deducted from the interest on Committed Revolving Loans, commitment fees and Letter of Credit fees (in the case of differences in respect of interest on Committed Revolving Loans and Letter of Credit fees) or from the interest on Term-A Loans (in the case of differences in respect of interest on Term-A Loans) thereafter payable by such Borrower in an amount which equals the difference between the amount of interest and Letter of Credit fees so paid and the amount of interest and Letter of Credit fees that would otherwise have been paid based on such new Leverage Ratio (or, if no payment by such Borrower to the Revolving Lenders or Term-A Lenders, as the case may be, will thereafter accrue hereunder, or if the amount that so accrues is less than such difference, the Revolving Lenders or the Term-A Lenders, as the case may be, will promptly pay to such Borrower an amount equal to such difference less the amount, if any, of such accrued and unpaid payments); provided, that if the Company shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause
(c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Margin for all Committed Revolving Loans, Term-A Loans and Letters of Credit from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Company delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin for the relevant type of Loan set forth in clause (d) above.

                      "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                      "Arranger" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation.

                      "Asset Contribution" is defined in the second recital.

                      "Assignee Lender" is defined in Section 11.11.1.

                      "Assignor Lender" is defined in Section 11.11.1.

                      "Assumed Indebtedness" means Indebtedness of a Person which (i) is in existence at the time such Person becomes a Subsidiary of the Company or (ii) is assumed in connection with an Investment in or acquisition of such Person, and has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company.

                      "Australian Borrower" means the Initial Australian Borrower and any other Non-U.S. Subsidiary that (i) has its principal business operations located in Australia and (ii) has satisfied all of the conditions set forth in Section 5.3.

                      "Australian Dollars" means the lawful currency of Australia.

                      "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 or clause
(c) of Section 5.3.

                      "Base Financial Statements" is defined in clause (a) of
Section 5.1.9.

                      "Base Rate Loan" means a Committed Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

                      "Borrowers" means the Company and the Foreign Borrowers.

                      "Borrowing" means, as the context may require, Loans of the same type, made to the same Borrower and in the same Currency (and, in the case of LIBO Rate Loans, having the same Interest Period) made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1 (in the case of Committed Loans) or Section 2.4 (in the case of Uncommitted Foreign Currency Revolving Loans).

                      "Borrowing Request" means, (i) in the case of Committed Loans, a Committed Loan Borrowing Request, and (ii) in the case of Uncommitted Foreign Currency Revolving Loans, an Uncommitted Foreign Currency Revolving Loan Borrowing Request.

                      "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City and, (i) with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, conversions of Base Rate Loans into, and LIBO Rate Auctions with respect to, LIBO Rate Loans, on which dealings in the applicable Currency are carried on in the London interbank market and (ii) with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, Foreign Currency Loans or Reimbursement Obligations in respect of Foreign Currency Letters of Credit, on which banks are generally open for business in the principal financial center of the jurisdiction of such Foreign Currency.

                      "Canadian Borrower" means the Initial Canadian Borrower and any other Non-U.S. Subsidiary that (i) has its principal business operations located in Canada and (ii) has satisfied all of the conditions set forth in Section 5.3.

                      "Canadian Dollars" means the lawful currency of Canada.

                      "Capital Expenditures" means for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) to the extent not included in clause (i) above, the aggregate amount of the principal component of all Capitalized Lease Liabilities incurred during such period by the Company and its Subsidiaries; provided that Capital Expenditures shall not include (i) any such expenditures or any such principal component funded with (x) any Casualty Proceeds, as permitted under clause (f) of Section 3.1.1, or (y) any Net Disposition Proceeds of any asset sale permitted under clause (c) of Section 7.2.9 or any asset sale of obsolete or worn out equipment permitted under subclause (a)(i) of Section 7.2.9 or (ii) any Investment made under Section 7.2.5 (other than pursuant to clause (d) thereof).

                      "Capital Stock" means, with respect to any Person, (i) any and all shares, interests, participations, rights or other equivalents of or interests in (however designated) corporate or capital stock, including, without limitation, shares of preferred or preference stock of such Person,
(ii) all partnership interests (whether
general or limited) in such Person, (iii) all membership interests or limited liability company interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

                      "Capitalized Lease Liabilities" means, without duplication, all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                      "Cash Equivalent Investment" means, at any time:

                             (a) any evidence of Indebtedness, maturing not more than one year after such time, issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

                             (b) commercial paper, maturing not more than nine months from the date of issue, which is (i) rated at least A-l by S&P or P-l by Moody's, or (ii) issued by any Lender (or its holding company);

                             (c) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

                             (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

                             (e) repurchase agreements which (i) are entered into with any entity referred to in clause (b) or (c) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baa1 or better by Moody's and maturing not more than one year after such time and (ii) are secured by a fully perfected security interest in securities of the type referred to in clause (a) above which have a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

                             (f) any money market or similar fund not less than 95% of the assets of which are comprised of any of the items specified in clauses (a) through (e) above and as to which withdrawals are permitted at least every 90 days; or

                             (g) in the case of any Subsidiary of the Company organized or having its principal place of business outside the United States, investments denominated in the Currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (a) through
                      (f) above.

                      "Casualty Event" means the damage, destruction or condemnation, as the case may be, of property of the Company or any of its Subsidiaries.

                      "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Company or any of its Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien on the property which is the subject of such Casualty Event which Lien (x) is permitted by Section 7.2.3 and (y) has priority over the Liens securing the Obligations.

                      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                      "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System List.

                      "Certificate of Merger" means the Certificate of Merger relating to the Merger of Thermadyne and Mergerco, as filed with the Secretary of State of Delaware on May 22, 1998.

                      "Change in Control" means (i) the failure of Holdco at any time to own, directly or indirectly, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under clauses
(b), (f) and (i) of Section 7.2.3), all
right, title and interest in 100% of the Capital Stock of the Company; (ii) the failure of the DLJMB Entities and their Affiliates to own at least 51% (on a fully diluted basis) of the economic and voting interest in the Voting Stock of Holdco; or (iii) the failure of the DLJMB Entities and their Affiliates at any time to have the right to designate or nominate at least 51% of the Board of Directors of Holdco.

                      "Closing Date" means the date of the initial Credit Extension, not to be later than June 30, 1998.

                      "Closing Date Certificate" means a certificate of an Authorized Officer of the Company substantially in the form of Exhibit D hereto, delivered pursuant to Section 5.1.4.

                      "Closing Date Dividend" is defined in the seventh recital.

                      "Code" means the Internal Revenue Code of 1986, as amended.

                      "Commitment" means, as the context may require, a Lender's Term-A Loan U.S. Dollar Commitment, Term-A Loan Australian Dollar Commitment, Term-A Loan Lira Commitment, Term-B Loan Commitment, Term-C Loan Commitment, Revolving Loan U.S. Dollar Commitment, Revolving Loan Australian Dollar Commitment, Revolving Loan Canadian Dollar Commitment, Revolving Loan Lira Commitment, other Revolving Loan Foreign Currency Commitment (if any), Letter of Credit Commitment in respect of any Currency or the Swing Line Lender's Swing Line Loan Commitment.

                      "Commitment Amount" means, as the context may require, the Term-A Loan U.S. Dollar Commitment Amount, the Term-A Loan Australian Dollar Commitment Amount, the Term-A Loan Lira Commitment Amount, the Term-B Loan Commitment Amount, the Term-C Loan Commitment Amount, the Revolving Loan U.S. Dollar Commitment Amount, the Revolving Loan Australian Dollar Commitment Amount, the Revolving Loan Canadian Dollar Commitment Amount, the Revolving Loan Lira Commitment Amount, any other Revolving Loan Foreign Currency Commitment Amount (if any), the Letter of Credit Commitment Amount, the U.S. Dollar Letter of Credit Commitment Amount, any Foreign Currency Letter of Credit Commitment Amount (if any) or the Swing Line Loan Commitment Amount.

                      "Commitment Letter" means the commitment letter, dated January 20, 1998, among the DLJMB Entities, the Arranger and the Syndication Agent including all annexes and exhibits thereto.

                      "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date or any Term Loan Commitment Termination Date.

                      "Commitment Termination Event" means (i) the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than Immaterial Subsidiaries), or (ii) the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans or other Obligations to be due and payable pursuant to
Section 8.3, or (y) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Company that the Commitments have been terminated.

                      "Committed Australian Dollar Revolving Loan" is defined in clause (b) of Section 2.1.2.

                      "Committed Borrowing" means a Borrowing of Committed
Loans.

                      "Committed Canadian Dollar Revolving Loan" is defined in clause (c) of Section 2.1.2.

                      "Committed Foreign Currency Revolving Loan" means a Committed Australian Dollar Revolving Loan, a Committed Canadian Dollar Revolving Loan, a Committed Lira Revolving Loan or any other Loan made pursuant to a Revolving Loan Foreign Currency Commitment.

                      "Committed Lira Revolving Loan" is defined in clause (d) of Section 2.1.2.

                      "Committed Loan" means a Term Loan, a Swing Line Loan or a Committed Revolving Loan.

                      "Committed Loan Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-1 hereto.

                      "Committed Revolving Loan" means a U.S. Dollar Revolving Loan or a Committed Foreign Currency Revolving Loan.

                      "Common Stock" is defined in the fourth recital.

                      "Common Stock Issuance" is defined in the fourth recital.

                      "Company" is defined in the preamble.

                      "Company Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of the Company pursuant to clause (b) of Section 5.1.7, substantially in the form of Exhibit G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                      "Company Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of the Company pursuant to
Section 5.1.8, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                      "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial officer of the Company, substantially in the form of Exhibit E-1 hereto.

                      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

                      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit C hereto.

                      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA, or for purposes of Section 412 of the Code, Section 414(m) or Section 414(o) of the Code.

                      "Credit Extension" means, as the context may require, (i) the making of a Loan (including without limitation the making of any Foreign Currency Loan) by a Lender, or (ii) the issuance of any Letter of Credit (including without limitation the issuance of any Foreign Currency Letter of Credit), or the extension of any Stated Expiry Date of any previously issued Letter of Credit (including without limitation the extension of any Stated Expiry Date of any previously issued Foreign Currency Letter of Credit), by an Issuer.

                      "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

                      "Currency" means, as the context may require, U.S. Dollars or any Foreign Currency.

                      "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Company and its Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Company which have arisen from transactions which are other than arm's-length and in the ordinary course of its business).

                      "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Company and its Subsidiaries at such date, excluding current maturities of Indebtedness.

                      "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Company and its Subsidiaries that
(i) is of the type referred to in clause (a), (b) (other than undrawn trade letters of credit and undrawn letters of credit in respect of workers' compensation, insurance, performance and surety bonds and similar obligations, in each case incurred in the ordinary course of business) or (c) of the definition of "Indebtedness" and (ii) any Contingent Liability in respect of any of the foregoing types of Indebtedness.

                      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

                      "Disbursement" is defined in Section 2.8.2.

                      "Disbursement Date" is defined in Section 2.8.2.

                      "Disbursement Due Date" is defined in Section 2.8.2.

                      "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Company with the written consent of the Required Lenders.

                      "Discount Debentures" is defined in the fourth recital.

                      "Discount Debentures Issuance" is defined in the fourth recital.

                      "DLJ" is defined in the preamble.

                      "DLJMB Entities" is defined in the first recital.

                      "DLJMB Fee Letter" means the confidential fee letter, dated as of January 20, 1998, among the DLJMB Entities, the Arranger and the Syndication Agent.

                      "Documentation Agent" means Societe Generale, in its capacity as documentation agent under this Agreement.

                      "EBITDA" means, for any applicable period, subject to clause (b) of Section 1.4, the sum (without duplication) for the Company and its Subsidiaries on a consolidated basis of

                             (a)  Net Income,

plus

                             (b) the amount deducted in determining Net Income representing (i) net periodic post-retirement benefits paid in cash and (ii) non-cash charges or expenses, including depreciation and amortization, plus

                             (c) the amount deducted in determining Net Income representing income taxes (whether paid or deferred),

plus

                             (d) the amount deducted in determining Net Income representing Interest Expense and fees, expenses and management bonuses (to the extent, in the case of management bonuses, paid at or prior to the Closing Date) and financing costs incurred in connection with the Transaction, plus

                             (e) the amount deducted in determining Net Income representing any net loss realized in connection with any sale, lease, conveyance or other disposition of any asset (other than in the ordinary course of business from the Company or any of its Subsidiaries to the Company or any of its Subsidiaries) or any extraordinary or non-recurring loss, minus

                             (f) Restricted Payments of the type referred to in clause (c)(i) of Section 7.2.6 made during such period,


minus

                             (g) the amount included in determining Net Income
                      representing any extraordinary gain.

                      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment or the effect of the environment on human health and safety.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                      "Event of Default" is defined in Section 8.1.

                      "Excess Cash Flow" means, for any applicable period, the excess (if any), of

                             (a)  EBITDA for such applicable period;

over

                             (b)  the sum, without duplication (for such
                      applicable period) of

                                    (i)  the cash portion of Interest Expense
                             (net of interest income) for such applicable period;

                      plus

                                    (ii)  scheduled payments, to the extent
                             actually made, of the principal amount of the Term Loans and scheduled payments and optional and mandatory prepayments of the principal of any other funded Debt (including Capitalized Lease Liabilities) and mandatory prepayments of the principal amount of Revolving Loans pursuant to clause (g) of Section 3.1.1 in connection with a reduction of any Revolving Loan Commitment Amount, in each case to the extent actually made and for such applicable period;

                      plus

                                    (iii)  all federal, state and foreign
                             income taxes actually paid or payable in cash by the Company and its Subsidiaries in such applicable period;

                      plus

                                    (iv)  Capital Expenditures actually made
                             during such applicable period pursuant to clause
                             (a) of Section 7.2.7 (excluding Capital
                             Expenditures constituting Capitalized Lease
                             Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause (c) of

                             Section 7.2.2 to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

                      plus

                                    (v)  the amount of the net increase (if
                             any) of Current Assets, other than cash and Cash Equivalent Investments, over Current Liabilities of the Company and its Subsidiaries for such applicable period;

                      plus

                                    (vi)  Investments permitted and actually
                             made pursuant to clauses (d), (m) and (o) of
                             Section 7.2.5 during such applicable period;

                      plus

                                    (vii)  gains on sales of assets (other than
                             sales permitted under clause (a) of Section 7.2.9);

                      plus

                                    (viii)  Restricted Payments of the types
                             described in clauses (c)(ii), (c)(iii), (c)(iv) and (c)(v) of Section 7.2.6 made during such period;

                      plus

                                    (ix)  amounts paid in cash in respect of
                             periodic post-retirement benefits (whether or not previously accrued).

                      "Exchange Equivalent" means, on any date of determination, (a) with respect to any Foreign Currency, the equivalent amount in U.S. Dollars of such Foreign Currency, and (b) with respect to U.S. Dollars, the equivalent amount in the applicable Foreign Currency of U.S. Dollars, in each case as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on such date of determination for the immediately preceding Business Day, or, if such rate is not available, such equivalent amount shall be determined by the Administrative Agent (in accordance with its standard practices) by using the quoted spot rate offered to the Administrative Agent in the New York foreign exchange market for such Foreign Currency at approximately 11:00 a.m., New York time, on such date of determination.

                      "Excluded Equity Proceeds" means any proceeds received by Holdco or the Company from the sale or issuance by such Person of its Capital Stock or any warrants or options in respect of any such Capital Stock or the exercise of any such warrants or options, in each case pursuant to any such sale, issuance or exercise constituting or resulting from (i) capital contributions to, or Capital Stock issuances by, Holdco or the Company (exclusive of any such contribution or issuance resulting from a Public Offering or a widely distributed private offering exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended), (ii) any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of such Person or any of its Subsidiaries, (iii) any loan made by Holdco, the Company or any of their respective Subsidiaries pursuant to clause (g) of Section 7.2.5, (iv) the sale of any Capital Stock of Holdco to any officer, director or employee described in clause (ii) above; provided such proceeds do not exceed $15,000,000 in the aggregate, (v) the Holdco Equity Contribution or (vi) the exercise of the Warrants or any options or warrants issued to any officer, employee or director described in clause (ii) above.

                      "Existing Letters of Credit" means those letters of credit which (i) are outstanding on the Closing Date, (ii) have been disclosed on Item 7.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule and (iii) have been issued by a Lender or one of its Affiliates.

                      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                             (a)  the weighted average of the rates on
                      overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                             (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                      "Fee Letter" means, as the context may require, the DLJMB Fee Letter or the Administrative Agent Fee Letter.

                      "Fiscal Quarter" means any quarter of a Fiscal Year.

                      "Fiscal Year" means any twelve month period ending on December 31 of any calendar year.

                      "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

                             (a)  EBITDA for all such Fiscal Quarters

                      to

                             (b)  the sum (without duplication) of

                                    (i)  Capital Expenditures actually made
                             during all such Fiscal Quarters pursuant to clause
                             (a) of Section 7.2.7 (excluding Capital
                             Expenditures constituting Capitalized Lease
                             Liabilities and by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(c) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

                      plus

                                    (ii)  the cash portion of Interest Expense
                             (net of interest income) for all such Fiscal
                             Quarters, provided that for the first three Fiscal Quarters ending after the Closing Date, Interest Expense shall be determined on an Annualized basis;

                      plus

                                    (iii)  all scheduled payments of principal
                             of the Term Loans and other funded Debt (including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters, provided that for the first three Fiscal Quarters ending after the Closing Date, such payments shall be determined on an Annualized basis;

                      plus

                                    (iv) cash taxes actually paid or payable
                             during all such Fiscal Quarters.

                      "Foreign Borrower" means, as the context may require, the Initial Australian Borrower, the Initial Canadian Borrower, the Initial Italian Borrower, or any other Non-U.S. Subsidiary of the Company that shall have satisfied all of the conditions set forth in Section 5.3.

                      "Foreign Currency" means any currency other than U.S. Dollars.

                      "Foreign Currency Equivalent" means the Exchange Equivalent in the applicable Foreign Currency of any amount of U.S. Dollars.

                      "Foreign Currency Issuer" means any Lender as may be designated by the Company (and consented to by the Agents and such Lender, such consent by the Agents not to be unreasonably withheld) in its capacity as issuer of Foreign Currency Letters of Credit.

                      "Foreign Currency Letter of Credit" means a Letter of Credit denominated in a Foreign Currency.

                      "Foreign Currency Letter of Credit Commitment" means a Letter of Credit Commitment in respect of Foreign Currency Letters of Credit.

                      "Foreign Currency Letter of Credit Commitment Amount" means, at any time in respect of any Foreign Borrower, the aggregate amount at such time of the Commitments of all applicable Issuers to issue Foreign Currency Letters of Credit to such Foreign Borrower denominated in a Foreign Currency; provided, that the Foreign Currency Letter of Credit Commitment Amount in respect of any Foreign Borrower shall not exceed the then applicable Revolving Loan Foreign Currency Commitment Amount for such Foreign Borrower, as such amount may be reduced pursuant to Section 2.2 or increased pursuant to
Section 2.5.

                      "Foreign Currency Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                             (a) the then aggregate outstanding amount which is undrawn and available under all issued and outstanding Foreign Currency Letters of Credit,

                      plus

                             (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Foreign Currency Letters of Credit.

                      "Foreign Currency Loan" means a Term-A Australian Dollar Loan, a Term-A Lira Loan or a Foreign Currency Revolving Loan.

                      "Foreign Currency Revolving Loan" means an Uncommitted Foreign Currency Revolving Loan or a Committed Foreign Currency Revolving Loan.

                      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                      "GAAP" is defined in Section 1.4.

                      "Hazardous Material" means

                             (a) any "hazardous substance", as defined by CERCLA;

                             (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                             (c)  any petroleum product; or

                             (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

                      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate or currency swap agreements, interest or exchange rate cap agreements and interest or exchange rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

                      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

                      "Holdco" is defined in the third recital.

                      "Holdco Equity Contribution" is defined in the fourth recital.

                      "Holdco Guaranty and Pledge Agreement" means the Guaranty and Pledge Agreement executed and delivered by an Authorized Officer of Holdco pursuant to clause (a) of Section 5.1.7, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                      "Immaterial Subsidiary" means each Subsidiary of the Company that (a) accounted for no more than 3% of the consolidated gross revenues of the Company and its Subsidiaries for the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1(a) or 7.1.1(b), financial statements have been, or are required to have been, delivered by the Company on or before the date as of which any such determination is made, as reflected in such financial statements; and (b) has assets which represent no more than 3% of the consolidated gross assets of the Company and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1(a) or 7.1.1(b), financial statements have been, or are required to have been, delivered by the Company on or before the date as of which any such determination is made, as reflected in such financial statements.

                      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification (i) which is of a "going concern" or similar nature,
(ii) which relates to the limited scope of examination of matters relevant to such financial statement (except, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition by such Obligor of such business or assets), or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Company to be in default of any of its obligations under Section 7.2.4.

                      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                      "Indebtedness" of any Person means, without duplication:

                             (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                             (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                             (c)  all Capitalized Lease Liabilities;

                             (d) net liabilities of such Person under all Hedging Obligations;

                             (e) whether or not so included as liabilities in accordance with GAAP, all Indebtedness of the types referred to in clauses (a) through (d) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets; and

                             (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

                      "Indemnified Liabilities" is defined in Section 11.4.

                      "Indemnified Parties" is defined in Section 11.4.

                      "Initial Australian Borrower" is defined in the preamble.

                      "Initial Canadian Borrower" is defined in the preamble.

                      "Initial Foreign Borrowers" means, collectively, the Initial Australian Borrower, the Initial Canadian Borrower and the Initial Italian Borrower.

                      "Initial Italian Borrower" is defined in the preamble.

                      "Intercompany Loan" is defined in the seventh recital.

                      "Intercompany Note" is defined in the seventh recital.

                      "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement, dated as of May 22, 1998, between the Administrative Agent and The Bank of New York, in substantially the form of Exhibit L hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                      "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

                             (a)  EBITDA (for all such Fiscal Quarters)

                      to

                             (b) the cash portion of Interest Expense (net of interest income) (for all such Fiscal Quarters; provided that for the first three Fiscal Quarters ending after the Closing Date, Interest Expense shall be determined on an Annualized basis).

                      "Interest Expense" means, for any period, the aggregate consolidated interest expense of the Company and its Subsidiaries for such period, as determined in accordance with GAAP, including (a) financing costs in respect of any Receivables Transaction and (b) the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses and the amortization of all deferred financing costs.

                      "Interest Period" means, (a) as to any LIBO Rate Loan that is a Committed Loan, the period commencing on the Borrowing date of such Loan or on the date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three, six or, if available in the Administrative Agent's reasonable determination, nine or twelve months thereafter as selected by the applicable Borrower in its Borrowing Request or its Conversion/Continuation Notice; provided however that:

                             (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                             (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                             (iii)  no Interest Period for any Loan shall
                      extend beyond the Stated Maturity Date for such Loan;

                             (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

                             (v)  there shall be no more than 20 Interest
                      Periods in respect of Committed Loans in effect at any one time;

provided, that with respect to each Borrowing of Term Loans consisting of LIBO Rate Loans made on the Closing Date, Interest Period means the period commencing on (and including) the Business Day on which such Borrowing is made and ending on (but excluding) the last Business Day of the calendar month following the month in which such Borrowing was made; and

                      (b) as to any Uncommitted Foreign Currency LIBO Revolving Loan, the period commencing on the Borrowing date of such Loan and ending on the date such integral number of weeks or months thereafter as selected by the applicable Foreign Borrower in its Uncommitted Foreign Currency Revolving Loan Borrowing Request; provided, however, that:

                             (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Interest Period of an integral number of months, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                             (ii) any Interest Period of an integral number of months that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                             (iii) no Interest Period shall extend beyond the Revolving Loan Commitment Termination Date.

                      "Investment" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel, relocation and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business), or (ii) any investment, contribution or similar transfer made by such Person for purposes of acquiring or maintaining any ownership or similar interest in another Person or a business of another Person (whether through the ownership or acquisition of Capital Stock, revenues or profits or otherwise, including by way of merger, consolidation or otherwise). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

                      "Investors' Agreement" means the Investors' Agreement, dated as of the Closing Date, among Mergerco and the Purchasers.

                      "Invitation for Uncommitted Foreign Currency Interest Quotes" means an invitation to Lenders having a Percentage of any Revolving Loan Commitment of greater than zero, substantially in the form of Exhibit B-4 hereto, sent to such Lenders by the Administrative Agent on behalf of the applicable Foreign Borrower pursuant to Section 2.4, inviting such Lenders to submit Uncommitted Foreign Currency Interest Quotes in accordance with Section 2.4.3.

                      "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-2 hereto.

                      "Issuer" means a U.S. Dollar Issuer or a Foreign Currency Issuer.

                      "Italian Borrower" means the Initial Italian Borrower and any other Non-U.S. Subsidiary that (i) has its principal business operations located in Italy and (ii) has satisfied all of the conditions set forth in
Section 5.3.

                      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit J hereto.

                      "Lenders" is defined in the preamble.

                      "Letter of Credit" is defined in Section 2.1.3.

                      "Letter of Credit Commitment" means, with respect to any Issuer in respect of any Currency, such Issuer's obligation to issue Letters of Credit denominated in such Currency pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment in respect of such Currency, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.8.1.

                      "Letter of Credit Commitment Amount" means, on any date, with respect to U.S. Dollar Letters of Credit and Foreign Currency Letters of Credit, a maximum amount of $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or increased pursuant to Section 2.5.

                      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                             (a) the U.S. Dollar Letter of Credit Outstandings on such date,

                      plus

                             (b) the U.S. Dollar Equivalent of the Foreign Currency Letter of Credit Outstandings on such date.

                      "Letter of Credit Reimbursement Obligation Rate" means
(i) in the case of Foreign Currency Letters of Credit denominated in Australian Dollars, Canadian Dollars or Lire, the LIBO Rate applicable to Foreign Currency Revolving Loans made as LIBO Rate Loans in a principal amount approximately equal to the stated amount of the Letter of Credit and having an Interest Period of one month, and (ii) in the case of Foreign Currency Letters of Credit denominated in any other Foreign Currency, the rate set forth in the applicable Revolving Loan Foreign Currency Commitment Addendum.

                      "Leverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio of

                             (a) total Debt (less cash and Cash Equivalent Investments) of the Company and its Subsidiaries on a consolidated basis outstanding at such time;

                      to

                             (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

                      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans in any Currency, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates of interest per annum at which deposits in such Currency in the approximate amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent (or, in the case of any LIBO Rate in respect of LIBO Rate

Loans in which the Administrative Agent will not participate, $1,000,000 or the Foreign Currency Equivalent thereof) and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided, that, for purposes of LIBO Rate Loans denominated in Australian Dollars, "LIBO Rate" shall mean the "bid rate" quoted on the page entitled "BBSY" of the Reuters Monitor System at or about 10:00 a.m. (Melbourne, Australia time) on the first day of the applicable Interest Period for bank accepted bills which have a tenor comparable to such Interest Period.

                      "LIBO Rate Auction" means a solicitation of Uncommitted Foreign Currency Interest Quotes setting forth Uncommitted Foreign Currency Interest Margins based on the LIBO Rate pursuant to Section 2.4.

                      "LIBO Rate Loan" means a Loan in any Currency bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate for such Currency.

                      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan denominated in U.S. Dollars to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100th of 1%) determined by the Administrative Agent as follows:
                                                           LIBO Rate
                          LIBO Rate          =  -------------------------------
                          (Reserve Adjusted)    1.00 - LIBOR Reserve Percentage

                      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans that are then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

                      "LIBOR Office" means, relative to any Lender (i) in the case of Committed Revolving Loans denominated in U.S. Dollars, Australian Dollars, Canadian Dollars or Lire or Term Loans, the office of such Lender designated as such on Schedule II hereto or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, (ii) in the case of LIBO Rate Loans that are Committed Foreign Currency Revolving Loans denominated in any other Foreign Currency, the office of such Lender designated as such in the applicable Revolving Loan Foreign Currency Commitment Addendum or (iii) in either case, such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Company and the Administrative Agent, which shall be making or maintaining LIBO Rate Loans of such Lender in such Currency hereunder.

                      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans denominated in U.S. Dollars, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

                      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

                      "Lira" or "Lire" means the lawful currency of Italy.

                      "Loan" means, as the context may require, a Revolving Loan, a Term-A Loan, a Term-B Loan, a Term-C Loan or a Swing Line Loan, in each case, of any type and, in the case of Term-A Loans and Revolving Loans, in any available Currency.

                      "Loan Document" means this Agreement, the Notes, the Letters of Credit, each Revolving Loan Foreign Currency Commitment Addendum, each Uncommitted Foreign Currency Revolving Borrowing Addendum, each Rate Protection Agreement relating to Hedging Obligations of the Company or any of its Subsidiaries (including without limitation a Foreign Borrower), each Borrowing Request, each Issuance Request, each Fee Letter, each Pledge Agreement, the Subsidiary Co-Obligation Agreement and Guaranty, each Mortgage (upon execution and delivery thereof), each Security Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein, and for purposes of Article X and Sections 11.3, 11.4 and 11.11, the term "Loan Document" shall also include the Intercreditor Agreement.

                      "Material Adverse Effect" means (a) a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, but excluding, for purposes of the initial Credit Extension only, (i) any change resulting from general economic conditions and (ii) with respect to the agreements set forth on Schedule 3.04(c) to the Merger Agreement, any changes arising out of the Transaction and the public announcement thereof.

                      "Material Documents" means the Merger Agreement, the Organic Documents of the Company and the Investors' Agreement, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

                      "Merger" is defined in the second recital.

                      "Merger Agreement" means the Agreement and Plan of Merger, dated as of January 20, 1998, and amended on April 22, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.10) between Thermadyne and Mergerco.

                      "Mergerco" is defined in the first recital.

                      "Moody's" means Moody's Investors Service, Inc.

                      "Mortgage" means, collectively, each Mortgage or Deed of Trust executed and delivered pursuant to the terms of this Agreement, including clause (b) of Section 7.1.8 or 7.1.12, in form and substance reasonably satisfactory to the Agents.

                      "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Company or any of its Subsidiaries of any Debt (other than Debt incurred as part of the Transaction and other Debt permitted by Section 7.2.2 as in effect on the date hereof), the excess of:

                             (a) the gross cash proceeds received, directly or indirectly, by the Company or any of its Subsidiaries from such incurrence, sale or issuance,

over

                             (b) the sum (without duplication) of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance and (ii) in the case of any Debt incurred, sold or issued by any Non-U.S. Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States.

                      "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Company or any of its Subsidiaries (other than transfers made as part of the Transaction and other sales permitted pursuant to clause (a), (b), (d) or (e) of Section 7.2.9, but including any sale or issuance of Capital Stock of any such Subsidiary to any Person other than the Company or any of its Subsidiaries), the excess of:

                             (a) the gross cash proceeds received, directly or indirectly, by the Company or any of its Subsidiaries from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Company or such Subsidiary in respect thereof, less

                             (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such sale, transfer or other disposition (including, in the event of a transfer, sale or other disposition of non-U.S. assets, any such taxes or other costs or expenses resulting from repatriating any such proceeds to the U.S.), (iii) payments made by the Company or any of its Subsidiaries to retire Indebtedness (other than the Loans) of the Company or any of its Subsidiaries where payment of such Indebtedness is required in connection with such sale, transfer or other disposition and (iv) reserves for purchase price adjustments reasonably expected to be payable by the Company and its Subsidiaries in cash in connection therewith;

provided, however, that if, after the payment of all taxes and purchase price adjustments with respect to such sale, transfer or other disposition, the amount of estimated taxes or purchase price adjustments, if any, pursuant to clause (b)(ii) or (b)(iv) above exceeded the tax or purchase price adjustment amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

                      "Net Equity Proceeds" means with respect to any sale or issuance by the Company or Holdco to any Person of any Capital Stock of the Company or Holdco, as the case may be, or any warrants or options with respect to any such Capital Stock or the exercise of any such warrants or options after the Closing Date (exclusive of any such proceeds constituting Excluded Equity Proceeds) the excess of:

                             (a) the gross cash proceeds received by Holdco, the Company and the Company's Subsidiaries from such sale, exercise or issuance,

over

                             (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

                      "Net Income" means, for any period, the net income of the Company and its Subsidiaries for such period on a consolidated basis.

                      "Non-Consenting Lender" means any Lender that, in response to any request by the Company or the Administrative Agent to a departure from, waiver of or amendment to any provision of any Loan Document that requires the agreement of all Lenders or all Lenders with respect to a particular Tranche, which departure, waiver or amendment receives the consent of the Required Lenders or the holders of a majority of the Commitments or (if the applicable Commitments in respect of such Tranche shall have expired or been terminated) outstanding Credit Extensions in respect of such Tranche, as the case may be, shall not have given its consent to such departure, waiver or amendment.

                      "Non-Funding Lender" means a Lender that shall have failed to fund any Loan hereunder that it was required to have funded in accordance with the terms hereof, which Loan was included in any Borrowing in respect of which a majority of the aggregate principal amount of all Loans included in such Borrowing were funded by the Lenders party thereto.

                      "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is not (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, (iii) an estate that is subject to U.S. federal income taxation regardless of the source of its income or (iv) a trust, if and only if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and
(B) one or more U.S. persons has the authority to control all substantial decisions of the trust.

                      "Non-U.S. Subsidiary" means a Subsidiary of the Company that is not a U.S. Subsidiary, including without limitation any Foreign Borrower.

                      "Note" means, as the context may require, a Revolving Note, a Term-A Note, a Term-B Note, a Term-C Note or a Swing Line Note.

                      "Notice of Uncommitted Foreign Currency Revolving Borrowing" is defined in clause (a) of Section 2.4.4.

                      "Obligations" means all obligations (monetary or otherwise) of the Borrowers and the other Obligors arising under or in connection with this Agreement, any Rate Protection Agreement, any Note, any Letter of Credit and any other Loan Document.

                      "Obligor" means any Borrower or any other Person (other than any Agent, the Arranger, any Issuer, the Swing Line Lender or any Lender) obligated under any Loan Document.

                      "Organic Document" means, relative to any Obligor, its certificate of incorporation and by-laws or other constituent documents and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

                      "Participant" is defined in Section 11.11.2.

                      "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity.

                      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                      "Percentage" means, relative to any Lender, (i) the applicable percentage relating to Term-A Australian Dollar Loans, Term-A Lira Loans, Term-A U.S. Dollar Loans, Term-B Loans, Term-C Loans, Committed Australian Dollar Revolving Loans, Committed Canadian Dollar Revolving Loans, Committed Lira Revolving Loans or U.S. Dollar Revolving Loans, as the case may be, as set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s) under the applicable column heading or (ii) the applicable percentage relating to Committed Foreign Currency Revolving Loans in any other Foreign Currency as set forth opposite its name in a Revolving Loan Foreign Currency Commitment Addendum or a Lender Assignment Agreement(s), as applicable, under the applicable column heading, in each case as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11 or, in the case of a Lender's Percentage relating to Committed Revolving Loans, pursuant to clause (g) of Section 2.1.2 or clause (d) or (e) of Section 2.5. A Lender shall not have any Commitment to make Committed Australian Dollar Revolving Loans, Committed Canadian Dollar Revolving Loans, Committed Lira Revolving Loans, U.S. Dollar Revolving Loans, Committed Foreign Currency Revolving Loans in any other Foreign Currency, Term-A Australian Dollar Loans, Term-A Lira Loans, Term-A U.S. Dollar Loans, Term-B Loans or Term-C Loans (as the case may be) if its percentage under the applicable column heading or in the applicable Revolving Loan Foreign Currency Commitment Addendum or Lender Assignment Agreement is zero.

                      "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of the Company pursuant to
Section 5.1.17,
substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                      "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

                      "Plan" means any Pension Plan or Welfare Plan.

                      "Pledge Agreement" means, as the context may require, the Company Pledge Agreement, the Holdco Guaranty and Pledge Agreement or the Subsidiary Pledge Agreement.

                      "Preferred Stock" means Holdco's Preferred Stock issued pursuant to the Preferred Stock Issuance and, following consummation of the Merger, the Preferred Stock of Holdco into which such Preferred Stock has been converted.

                      "Preferred Stock Issuance" is defined in the fourth recital.

                      "Pro Forma Balance Sheet" is defined in clause (b) of
Section 5.1.9.

                      "Proxy Statement" means Thermadyne's proxy statement/prospectus dated April 23, 1998 relating to the Merger.

                      "Public Offering" means, for any Person, any sale after the Closing Date of the Capital Stock of such Person to the public pursuant to a primary offering registered under the Securities Act of 1933, as amended.

                      "Purchasers" is defined in the second recital.

                      "Quarterly Payment Date" means the last day of each of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day, commencing with June 30, 1998.

                      "Rate Protection Agreement" means any interest rate swap, cap, collar or similar agreement entered into by the Company pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

                      "Receivables Subsidiary" means Thermadyne Receivables, Inc. or any other Subsidiary of the Company established after the Closing Date whose sole business consists of purchasing accounts receivable and related assets, or interests therein, from the Company and its Subsidiaries, selling and granting Liens on such accounts receivable and related assets, or interests therein, obtaining credit on the basis of sales of or Liens on such accounts receivable and related assets, or interests therein, and such other activities as are incidental to the foregoing.

                      "Receivables Transaction" means one or more trade receivables financing transactions pursuant to which the Company or any of its Subsidiaries sells accounts receivable and assets related thereto that are customarily transferred with such accounts receivable in receivables financing transactions, or interests therein, directly or indirectly through another Subsidiary of the Company, to a Receivables Subsidiary and such Receivables Subsidiary sells such accounts receivable and related assets, or interests therein, and/or grants Liens in such accounts receivable and related assets, or interests therein, to buyers thereof or providers of financing based thereon, so long as (i) the aggregate principal amount outstanding (without duplication) at any time of all such financings (excluding the transactions referred to in clause (B) below) does not exceed $50,000,000 and (ii) such financings are subject to customary terms and conditions for trade receivables financing transactions, including with respect to advance rates, indemnities and recourse (it being understood that (A) the transactions contemplated in the Receivables Participation Agreement (the "RPA") dated as of December 28, 1994 among Thermadyne Receivables, Inc. and Nationsbank of Virginia, N.A. (as the same has been or may be amended or modified from time to time, including by substitution of assignees and successors to the parties thereto, in accordance with the terms of the Loan Documents) and the First Tier RPSA and Second Tier RPSA (each as defined in the RPA) constitute, subject to the aggregate $50,000,000 limitation set forth above, Receivables Transactions, and (B) the transactions contemplated in the Purchase Agreement (the "Purchase Agreement") dated as of August 2, 1994 between BA Credit Corporation and Coyne Cylinder Company (as the same has been amended or modified from time to time, including by substitution of assignees and successors to the parties thereto, in accordance with the terms of the Loan Documents), to the extent that any sales of Contract Portfolio (as defined in the Purchase Agreement) and Contract Records (as so defined) were consummated prior to the Closing Date, constitute Receivables Transactions, so long as the aggregate principal amount of financing thereunder does not, at any time after the Closing Date, exceed $4,000,000).

                      "Refunded Swing Line Loans" is defined in clause (b) of
Section 2.3.2.

                      "Register" is defined in clause (b) of Section 2.9.

                      "Reimbursement Obligation" is defined in Section 2.8.3.

                      "Reinstatement Date" is defined in Section 4.1.

                      "Release" means a "release", as such term is defined in CERCLA.

                      "Replacement Lender" is defined in Section 4.11.

                      "Replacement Notice" is defined in Section 4.11.

                      "Required Lenders" means, at any time, (a) prior to the date of the making of the initial Credit Extension hereunder, Lenders having at least 51% of the sum of the Revolving Loan Commitments, Term-A Loan Commitments, Term-B Loan Commitments and Term-C Loan Commitments, and (b) on and after the date of the initial Credit Extension, Lenders holding at least 51% of the Total Exposure Amount.

                      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

                      "Restricted Payments" is defined in Section 7.2.6.

                      "Restricted Payments Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial officer of the Company, substantially in the form of Exhibit E-2 hereto.

                      "Revolving Australian Dollar Note" means a promissory note of an Australian Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Australian Borrower to such Lender resulting from outstanding Committed Australian Dollar Revolving Loans made to such Australian Borrower, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "Revolving Canadian Dollar Note" means a promissory note of a Canadian Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing Indebtedness of such Canadian Borrower to such Lender resulting from outstanding Committed Canadian Dollar Revolving Loans made to such Canadian Borrower, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "Revolving Foreign Currency Note" means, in respect of any Committed Foreign Currency Revolving Loan made by a Lender to a Foreign Borrower pursuant to a Revolving Loan Foreign Currency Commitment under Section 2.5, a promissory note which (x) shall be in a form mutually agreed upon pursuant to the Revolving Loan Foreign Currency Commitment Addendum relative to such Commitment (as such promissory note may be amended, endorsed or otherwise modified from time to time) and (y) shall evidence the Indebtedness of such Foreign Borrower to such Lender resulting from such Loan, and, with respect to any such promissory note, shall also mean any other promissory note accepted from time to time in substitution therefor or renewal thereof.

                      "Revolving Lira Note" means a promissory note of an Italian Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing Indebtedness of such Italian Borrower to such Lender resulting from outstanding Committed Lira Revolving Loans made to such Italian Borrower, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "Revolving Loan" means a Committed Revolving Loan or an Uncommitted Foreign Currency Revolving Loan and "Revolving Loans" means Committed Revolving Loans or Uncommitted Foreign Currency Revolving Loans, or any combination of the foregoing.

                      "Revolving Loan Australian Dollar Commitment" is defined in clause (b) of Section 2.1.2.

                      "Revolving Loan Australian Dollar Commitment Amount" means an amount (expressed in U.S. Dollars) which, as of the Closing Date, shall equal $5,000,000, as such amount may be (i) reduced pursuant to Section
2.2 or (ii) increased pursuant to a Revolving Loan Foreign Currency Commitment Addendum pursuant to Section 2.5 or pursuant to clause (g) of Section 2.1.2.

                      "Revolving Loan Canadian Dollar Commitment" is defined in clause (c) of Section 2.1.2.

                      "Revolving Loan Canadian Dollar Commitment Amount" means an amount (expressed in U.S. Dollars) which, as of the Closing Date, shall equal $2,000,000, as such amount may be (i) reduced pursuant to Section 2.2 or
(ii) increased pursuant to a Revolving Loan Foreign Currency Commitment Addendum pursuant to Section 2.5 or pursuant to clause (g) of Section 2.1.2.

                      "Revolving Loan Commitment" means a Revolving Loan U.S. Dollar Commitment or a Revolving Loan Foreign Currency Commitment.

                      "Revolving Loan Commitment Amount" means, as the context may require, (i) in the case of any Revolving Loan Foreign Currency Commitment, the Revolving Loan Foreign Currency Commitment Amount relative to such Commitment, (ii) in the case of the Revolving Loan U.S. Dollar Commitment, the Revolving Loan U.S. Dollar Commitment Amount or (iii) in the case of all Revolving Loan Foreign Currency Commitments and the Revolving Loan U.S. Dollar Commitment, in the aggregate, the then existing Total Revolving Loan Commitment Amount.

                      "Revolving Loan Commitment Termination Date" means the earliest of (i) June 30, 1998 if the Term Loans have not been made on or prior to such date, (ii) the sixth anniversary of the Closing Date, (iii) the date on which the Total Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2, and (iv) the date on which any Commitment Termination Event occurs.

                      "Revolving Loan Foreign Currency Commitment" means, as the context may require, a Revolving Loan Australian Dollar Commitment, a Revolving Loan Canadian Dollar Commitment, a Revolving Loan Lira Commitment or any other commitment of one or more Lenders to make Committed Foreign Currency Revolving Loans to a Foreign Borrower pursuant to Section 2.5 hereof.

                      "Revolving Loan Foreign Currency Commitment Addendum" means an addendum to this Agreement among one or more Lenders, the Company and a Foreign Borrower, substantially in the form of Exhibit B-6 hereto, setting forth, among other things, the commitment of such Lender or Lenders to make, and the obligation of such Foreign Borrower to repay, Committed Foreign Currency Revolving Loans, and, in certain cases, issue and/or participate in Foreign Currency Letters of Credit, in accordance with this Agreement.

                      "Revolving Loan Foreign Currency Commitment Amount" means, as the context may require, the Revolving Loan Australian Dollar Commitment Amount, the Revolving Loan Canadian Dollar Commitment Amount, the Revolving Loan Lira Commitment Amount or, with respect to any other Revolving Loan Foreign Currency Commitment, the amount (expressed in U.S. Dollars) set forth as the committed amount for such Commitment in the Revolving Loan Foreign Currency Commitment Addendum with respect to such Revolving Loan Foreign Currency Commitment.

                      "Revolving Loan Foreign Currency Limit" means
$50,000,000.

                      "Revolving Loan Lira Commitment" is defined in clause (d) of Section 2.1.2.

                      "Revolving Loan Lira Commitment Amount" means an amount (expressed in U.S. Dollars) which, as of the Closing Date, shall equal $3,000,000, as such amount may be (i) reduced pursuant to Section 2.2 or (ii) increased pursuant to a Revolving Loan Foreign Currency Commitment Addendum pursuant to Section 2.5 or pursuant to clause (g) of Section 2.1.2.

                      "Revolving Loan U.S. Dollar Commitment" is defined in clause (a) of Section 2.1.2.

                      "Revolving Loan U.S. Dollar Commitment Amount" means, at any time, the Total Revolving Loan Commitment Amount at such time less the Total Revolving Loan Foreign Currency Commitment Amount at such time.

                      "Revolving Note" means a Revolving Australian Dollar Note, a Revolving Canadian Dollar Note, a Revolving Lira Note, a Revolving U.S. Dollar Note or any Revolving Foreign Currency Note.

                      "Revolving U.S. Dollar Note" means a promissory note of the Company payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing Indebtedness of the Company to such Lender resulting from outstanding U.S. Dollar Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                      "Secured Parties" means, collectively, the Lenders, the Issuers, the Agents and all Affiliates of the Lenders which may be party to any Loan Document (including any Rate Protection Agreement).

                      "Security Agreement" means, as the context may require, the Company Security Agreement or the Subsidiary Security Agreement.

                      "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

                      "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

                      "Stated Expiry Date" is defined in Section 2.8.

                      "Stated Maturity Date" means (i) in the case of any Committed Revolving Loan, the sixth anniversary of the Closing Date, (ii) in the case of any Term-A Loan, the sixth anniversary of the Closing Date, (iii) in the case of any Term-B Loan, the seventh anniversary of the Closing Date,
(iv) in the case of any Term-C Loan, the eighth anniversary of the Closing Date and (v) in the case of any Uncommitted Foreign Currency Revolving Loan, the earlier of (x) the Stated Maturity Date for Committed Revolving Loans and (y) the maturity date that shall have been agreed between the applicable Foreign Borrower and the Lender or Lenders that shall have made, or offered or agreed to make, such Uncommitted Foreign Currency Revolving Loan, or, in each case, if such day is not a Business Day, the first Business Day following such day.

                      "Subject Lender" is defined in Section 4.11.

                      "Subordinated Debt Issuance" is defined in the fifth recital.

                      "Subordinated Note Indenture" is defined in Section
7.2.15.

                      "Subordinated Notes" is defined in the fifth recital.

                      "Subordination Provisions" is defined in Section 8.1.11.

                      "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. For purposes of this Agreement and the other Loan Documents, any Acquired Controlled Person shall be deemed to be a "Subsidiary" of the Company for purposes of Sections 6.1, 6.7, 6.9, 6.10, 6.11, 6.12, 7.1.2, 7.1.3, 7.1.4, 7.1.5, 7.1.6, 7.1.7(b), 7.2.1, 7.2.2, 7.2.3, 7.2.5,
7.2.6, 7.2.9, 7.2.11, 7.2.12 and 7.2.14 and, to the extent (and only to the extent) that it relates to any of the foregoing Sections, Article VIII.

                      "Subsidiary Co-Obligor" means, on the Closing Date, each U.S. Subsidiary of the Company (other than Thermadyne Receivables, Inc.) and thereafter, each U.S. Subsidiary of the Company that is required, pursuant to clause (a) of Section 7.1.7, to execute and deliver a supplement to the Subsidiary Co-Obligation Agreement and Guaranty.

                      "Subsidiary Co-Obligation Agreement and Guaranty" means the Subsidiary Co-Obligation Agreement and Guaranty executed and delivered by an Authorized Officer of each Subsidiary Co-Obligor pursuant to Section 5.1.6, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                      "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of each Subsidiary of the Company (other than Thermadyne Receivables, Inc.) pursuant to clause (c) of
Section 5.1.7, substantially in the form of Exhibit G-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                      "Subsidiary Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of each U.S. Subsidiary of the Company (other than the Receivables Subsidiaries) pursuant to
Section 5.1.8, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                      "Swing Line Lender" means ABN AMRO, in its capacity as Swing Line Lender hereunder.

                      "Swing Line Loan" is defined in clause (f) of Section
2.1.2.

                      "Swing Line Loan Commitment" is defined in clause (f) of
Section 2.1.2.

                      "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

                      "Swing Line Note" means a promissory note of the Company payable to the Swing Line Lender, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "Syndication Agent" is defined in the preamble.

                      "Taxes" is defined in Section 4.6.

                      "Term-A Australian Dollar Loan" is defined in clause (b) of Section 2.1.1.

                      "Term-A Australian Dollar Note" means a promissory note of the Initial Australian Borrower payable to the order of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Initial Australian Borrower to such Lender resulting from outstanding Term-A Australian Dollar Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "Term-A Lira Loan" is defined in clause (c) of Section 2.1.1.

                      "Term-A Lira Note" means a promissory note of the Initial Italian Borrower payable to the order of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Initial Italian Borrower to such Lender resulting from outstanding Term-A Lira Loans, and also means all other promissory notes accepted from time to time in substitution or renewal thereof.

                      "Term-A Loan" means a Term-A U.S. Dollar Loan, a Term-A Australian Dollar Loan or a Term-A Lira Loan.

                      "Term-A Loan Australian Dollar Commitment" is defined in clause (b) of Section 2.1.1.

                      "Term-A Loan Australian Dollar Commitment Amount" means an amount of Australian Dollars the U.S. Dollar Equivalent of which is equal to, as of one Business Day immediately preceding the Closing Date, $20,000,000.

                      "Term-A Loan Commitment" means, as the context may require, the Term-A Loan U.S. Dollar Commitment, the Term-A Loan Australian Dollar Commitment or the Term-A Loan Lira Commitment.

                      "Term-A Loan Commitment Termination Date" means the earliest of (i) June 30, 1998, if the Term-A Loans have not been made on or prior to such date, (ii) the Closing Date (immediately after the making of the Term-A Loans on such date), and (iii) the date on which any Commitment Termination Event occurs.

                      "Term-A Loan Lira Commitment" is defined in clause (c) of
Section 2.1.1.

                      "Term-A Loan Lira Commitment Amount" means an amount of Lire the U.S. Dollar Equivalent of which is equal to, as of one Business Day immediately preceding the Closing Date, $10,000,000.

                      "Term-A Loan U.S. Dollar Commitment" is defined in clause
(a) of Section 2.1.1.

                      "Term-A Loan U.S. Dollar Commitment Amount" means $70,000,000.

                      "Term-A Note" means a Term-A Australian Dollar Note, a Term-A Lira Note or a Term-A U.S. Dollar Note.

                      "Term-A U.S. Dollar Loan" is defined in clause (a) of
Section 2.1.1.

                      "Term-A U.S. Dollar Note" means a promissory note of the Company payable to the order of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such Lender resulting from outstanding Term-A U.S. Dollar Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "Term-B Loan" is defined in clause (d) of Section 2.1.1.

                      "Term-B Loan Commitment" is defined in clause (d) of
Section 2.1.1.

                      "Term-B Loan Commitment Amount" means $115,000,000.

                      "Term-B Loan Commitment Termination Date" means the earliest of (i) June 30, 1998, if the Term-B Loans have not been made on or prior to such date, (ii) the Closing Date (immediately after the making of the Term-B Loans on such date), and (iii) the date on which any Commitment Termination Event occurs.

                      "Term-B Note" means a promissory note of the Company payable to the order of any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such Lender resulting from outstanding Term-B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "Term-C Loan" is defined in clause (e) of Section 2.1.1.

                      "Term-C Loan Commitment" is defined in clause (e) of
Section 2.1.1.

                      "Term-C Loan Commitment Amount" means $115,000,000.

                      "Term-C Loan Commitment Termination Date" means the earliest of (i) June 30, 1998, if the Term-C Loans have not been made on or prior to such date, (ii) the Closing Date (immediately after the making of the Term-C Loans on such date), and (iii) the date on which any Commitment Termination Event occurs.

                      "Term-C Note" means a promissory note of the Company payable to the order of any Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such Lender resulting from outstanding Term-C Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                      "Term Loan Commitment Termination Date" means, as the context may require, the Term-A Loan Commitment Termination Date, the Term-B Loan Commitment Termination Date or the Term-C Loan Commitment Termination Date.

                      "Term Loans" means, collectively, the Term-A Loans, the Term-B Loans and the Term-C Loans.

                      "Thermadyne" is defined in the second recital.

                      "Thermadyne Business" is defined in Section 7.2.1.

                      "Total Exposure Amount" means, at any time,

                             (a) with respect to any provision of this
                      Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, the sum of (i) the aggregate principal amount of all Term Loans outstanding at such time (included, in the case of any Term-A Loan denominated in a Foreign Currency, at the U.S. Dollar Equivalent thereof) and (ii) (x) the Total Revolving Loan Commitment Amount, if there are any Revolving Loan Commitments then outstanding, or (y) if all Revolving Loan Commitments shall have expired or been terminated, the sum of (1) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding at such time (included, in the case of any Foreign Currency Revolving Loan, at the U.S. Dollar Equivalent thereof) and (2) the Letter of Credit Outstandings at such time; and

                             (b)  with respect to the declaration of the
                      acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, the sum of (i) the aggregate principal amount of all Loans outstanding at such time (included, in the case of any Foreign Currency Loan, at the U.S. Dollar Equivalent thereof) and (ii) the Letter of Credit Outstandings at such time.

                      "Total Revolving Loan Commitment Amount" means, with respect to all Revolving Loan Foreign Currency Commitments and the Revolving Loan U.S. Dollar Commitment, on any date, an amount (expressed in U.S. Dollars) equal to $100,000,000, as such amount may be increased from time to time pursuant to clause (g) of Section 2.1.2 or reduced from time to time pursuant to Section 2.2.

                      "Total Revolving Loan Foreign Currency Commitment Amount" means, at any time, the aggregate of all Revolving Loan Foreign Currency Commitment Amounts at such time.

                      "Tranche" means, as the context may require, the Loans constituting Term-A Australian Dollar Loans, Term-A Lira Loans, Term-A U.S. Dollar Loans, Term-B Loans, Term-C Loans, U.S. Dollar Revolving Loans, Committed Australian Dollar Revolving Loans, Committed Canadian Dollar Revolving Loans, Committed Lira Revolving Loans, other Committed Foreign Currency Revolving Loans in a particular Currency, Uncommitted Foreign Currency Revolving Loans of a particular Borrowing or Swing Line Loans.

                      "Transaction" is defined in the second recital.

                      "Transaction Documents" means each of the Material Documents and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Merger, the Holdco Equity Contribution, the Discount Debentures Issuance, the Asset Contribution, the Subordinated Debt Issuance and the transactions contemplated hereby or thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

                      "type" means (i) relative to any Committed Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan, and (ii) relative to any Uncommitted Foreign Currency Revolving Loan, whether such Uncommitted Foreign

Currency Revolving Loan is an Uncommitted Foreign Currency Absolute Rate Revolving Loan or an Uncommitted Foreign Currency LIBO Revolving Loan.

                      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                      "Uncommitted Foreign Currency Absolute Interest Rate" is defined in clause (b)(v) of Section 2.4.3.

                      "Uncommitted Foreign Currency Absolute Rate Revolving Loans" means a loan made or to be made by a Lender pursuant to an Absolute Rate Auction.

                      "Uncommitted Foreign Currency Interest Margin" is defined in clause (b)(iv) of Section 2.4.3.

                      "Uncommitted Foreign Currency Interest Quote" means an offer by a Lender to make an Uncommitted Foreign Currency Revolving Loan in accordance with Section 2.4.

                      "Uncommitted Foreign Currency Interest Rate" means, with respect to any Uncommitted Foreign Currency Revolving Loan, the interest rate per annum for such Uncommitted Foreign Currency Revolving Loan, as agreed to and accepted by the applicable Foreign Borrower and the Lender that shall have made or offered or agreed to make such Uncommitted Foreign Currency Revolving Loan, pursuant to Section 2.4.

                      "Uncommitted Foreign Currency LIBO Revolving Loans" means a loan made or to be made by a Lender pursuant to a LIBO Rate Auction.

                      "Uncommitted Foreign Currency Revolving Borrowing Addendum" shall mean an addendum to this Agreement executed by the Administrative Agent and a Non-U.S. Subsidiary, substantially in the form of Exhibit B-7 hereto, delivered pursuant to clause (c) of Section 5.3.

                      "Uncommitted Foreign Currency Revolving Loan" means an Uncommitted Foreign Currency Absolute Rate Revolving Loan or an Uncommitted Foreign Currency LIBO Revolving Loan.

                      "Uncommitted Foreign Currency Revolving Loan Borrowing" shall mean a Borrowing of Uncommitted Foreign Currency Revolving Loans made by each of the Lenders whose offer to make such Uncommitted Foreign Currency Revolving Loans as part of such Borrowing has been accepted by the applicable Foreign Borrower pursuant to Section 2.4.4.

                      "Uncommitted Foreign Currency Revolving Loan Borrowing Request" shall mean a loan request and certificate requesting Uncommitted Foreign Currency Revolving Loans, duly executed by an Authorized Officer of the applicable Foreign Borrower, substantially in the form of Exhibit B-3 hereto, delivered pursuant to Section 2.4.1.

                      "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

                      "U.S. Dollar" and "$" means the lawful currency of the United States.

                      "U.S. Dollar Equivalent" means, with respect to any Foreign Currency on any date of determination, the equivalent amount in U.S. Dollars of such Foreign Currency, determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on such date of determination for the immediately preceding Business Day, or, if such rate is not available, such equivalent amount shall be determined by the Administrative Agent (in accordance with its standard practices) by using the quoted spot rate offered to the Administrative Agent in the New York foreign exchange market for such Foreign Currency at approximately 11:00 a.m. (New York time) on such date of determination; provided that, solely for purposes of determining (x) the equivalent amount in U.S. Dollars of Australian Dollars that will be borrowed by the Initial Australian Borrower on the Closing Date as Term-A Australian Dollar Loans, and (y) the equivalent amount in U.S. Dollars of Lira that will be borrowed by the Initial Italian Borrower on the Closing Date as Term-A Lira Loans, the "U.S. Dollar Equivalent" shall mean the equivalent amount in U.S. Dollars of such Foreign Currencies determined by reference to the foreign exchange selling rates agreed to by the Company and the relevant Lenders.

                      "U.S. Dollar Issuer" means (i) ABN AMRO, in its capacity as issuer of U.S. Dollar Letters of Credit, and (ii) any other Lender as may be designated by the Company (and consented to by the Agents and such Lender, such consent by the Agents not to be unreasonably withheld) in its capacity as issuer of U.S. Dollar Letters of Credit.

                      "U.S. Dollar Letter of Credit" means a Letter of Credit denominated in U.S. Dollars.

                      "U.S. Dollar Letter of Credit Commitment" means a Letter of Credit Commitment in respect of U.S. Dollar Letters of Credit.

                      "U.S. Dollar Letter of Credit Commitment Amount" means, at any time, the Letter of Credit Commitment Amount at such time less the aggregate Foreign Currency Letter of Credit Commitment Amounts in respect of all Foreign Currency Letter of Credit Commitments outstanding at such time.

                      "U.S. Dollar Letter of Credit Outstandings" means, on any date, an amount equal to the sum of:

                             (a) the then aggregate amount which is undrawn and available under all issued and outstanding U.S. Dollar Letters of Credit,

plus

                             (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such U.S. Dollar Letters of Credit.

                      "U.S. Dollar Revolving Loan" is defined in clause (a) of
Section 2.1.2.

                      "U.S. Subsidiary" means any Subsidiary of the Company that is incorporated or organized in or under the laws of the United States or any state thereof.

                      "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                      "Waiver" means an agreement in favor of the Agents for the benefit of the Lenders in form and substance reasonably satisfactory to the Agents.

                      "Warrant" is defined in the fourth recital.

                      "Warrant Issuance" is defined in the fourth recital.

                      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA, and to which the Company has any liability.

                      "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

                      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

                      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                      SECTION 1.4.  Accounting and Financial Determinations.
(a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP"), as in effect in the United States on December 31, 1997 and, unless otherwise expressly provided herein, shall be computed or determined on a consolidated basis and without duplication.

                      (b) For purposes of computing the Fixed Charge Coverage Ratio, Interest Coverage Ratio and Leverage Ratio (and any financial calculations required to be made or included within such ratios) as of the end of any Fiscal Quarter, all components of such ratios (other than Capital Expenditures) for the period of four Fiscal Quarters ending at the end of such Fiscal Quarter shall include, without duplication, such components of such ratios attributable to any business or assets that have been acquired or disposed of by the Company or any of its Subsidiaries (including through mergers or consolidations) after the first day of such period of four Fiscal Quarters and prior to the end of such period, as determined in good faith by the Company on a pro forma basis for such period of four Fiscal Quarters as if such acquisition had occurred on such first day of such period (including, whether or not such inclusion would be permitted under GAAP or Regulation S-X of the Securities and Exchange Commission, cost savings that would have been realized had such acquisition occurred on such day).

                      (c) Unless the context otherwise requires, for purposes of determining the outstanding principal amount of Loans or Letter of Credit Outstandings denominated in a Foreign Currency (including without limitation pursuant to Section 3.1.2), the term "pro rata" as used in this Agreement shall be based upon the U.S. Dollar Equivalent of the particular Foreign Currency at the time of determination.

                                   ARTICLE II

                COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                          NOTES AND LETTERS OF CREDIT

                      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Sections 2.1.4, 2.1.5 and Article
V),

                             (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to each of its Commitments, and the Swing Line Lender agrees to make Swing Line Loans (to be denominated in U.S. Dollars only) pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1; and

                             (b)  each Issuer that has a Letter of Credit
                      Commitment in respect of any Currency severally agrees that it will issue Letters of Credit denominated in such Currency pursuant to Section 2.1.3, and each other Lender that has a Revolving Loan Commitment in respect of such Currency severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.8.1.

Any term or provision of this Agreement or any other Loan Document (including this Article II or Article III hereof) to the contrary notwithstanding, (i) all Foreign Currency Loans shall be made in the applicable Foreign Currency and shall be repaid or prepaid in the same Foreign Currency in which such Loans were made and (ii) all Foreign Currency Letters of Credit shall be issued, and all Reimbursement Obligations in respect of Foreign Currency Letters of Credit shall be paid, in the applicable Foreign Currency.

                      SECTION 2.1.1. Term Loan Commitments. Subject to compliance by the Company with the terms of Sections 2.1.4, 5.1 and 5.2.1, and compliance by the applicable Borrower with the terms of Section 5.2.2, on (but solely on) the Closing Date (which shall be a Business Day), each Lender that has a Percentage in excess of zero of the Term-A Loan U.S. Dollar Commitment, the Term-A Loan Australian Dollar Commitment, the Term-A Loan Lira Commitment, the Term-B Loan Commitment or the Term-C Loan Commitment, as applicable, will make Term Loans to the applicable Borrower as provided in this Section 2.1.1.

                             (a) Each Lender having a Percentage of the Term-A Loan U.S. Dollar Commitment in excess of zero will make loans denominated in U.S. Dollars (relative to such Lender, its "Term-A U.S. Dollar Loans") to the Company equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term-A U.S. Dollar Loans requested by the Company to be made on the Closing Date (with the commitment of each such Lender described in this clause (a) herein referred to as its "Term-A Loan U.S. Dollar Commitment").

                             (b) Each Lender having a Percentage of the Term-A Loan Australian Dollar Commitment in excess of zero will make loans denominated in Australian Dollars (relative to such Lender, its "Term-A Australian Dollar Loans") to the Initial Australian Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term-A Australian Dollar Loans requested by the Initial Australian Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (b) herein referred to as its "Term-A Loan Australian Dollar Commitment").

                             (c) Each Lender having a Percentage of the Term-A Loan Lira Commitment in excess of zero will make loans denominated in Lire (relative to such Lender, its "Term-A Lira Loans") to the Initial Italian Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term-A Lira Loans requested by the Initial Italian Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (c) herein referred to as its "Term-A Loan Lira Commitment").

                             (d) Each Lender having a Percentage of the Term-B Loan Commitment in excess of zero will make loans denominated in U.S. Dollars (relative to such Lender, its "Term-B Loans") to the Company equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term-B Loans requested by the Company to be made on the Closing Date (with the commitment of each such Lender described in this clause (d) herein referred to as its "Term-B Loan Commitment").

                             (e) Each Lender having a Percentage of the Term-C Loan Commitment in excess of zero will make loans denominated in U.S. Dollars (relative to such Lender, its "Term-C Loans") to the Company equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term-C Loans requested by the Company to be made on the Closing Date (with the commitment of each such Lender described in this clause (e) herein referred to as its "Term-C Loan Commitment").

No amounts paid or prepaid with respect to Term-A Loans, Term-B Loans or Term-C Loans may be reborrowed.

                      SECTION 2.1.2. Revolving Loan Commitments and Swing Line Loan Commitment. Subject to compliance by the Company with the terms of
Section 2.1.4, Section 5.1 and Section 5.2.1, and compliance by the applicable Borrower with the terms of Section 5.2.2 (and, in the case of any Foreign Borrower other than the Initial Foreign Borrowers, compliance by the applicable Foreign Borrower with the terms of Section 5.3), from time to time on any Business Day occurring concurrently with (or after) the making of the Term Loans but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Percentage in excess of zero of the Revolving Loan U.S. Dollar Commitment, the Revolving Loan Australian Dollar Commitment, the Revolving Loan Canadian Dollar Commitment, the Revolving Loan Lira Commitment, any other Revolving Loan Foreign Currency Commitment or the Swing Line Loan Commitment will make Revolving Loans or Swing Line Loans, as applicable, to the applicable Borrower as provided in this Section 2.1.2.

                             (a)  Each Lender having a Percentage of the
                      Revolving Loan U.S. Dollar Commitment in excess of zero will make loans denominated in U.S.

                      Dollars (relative to such Lender, its "U.S. Dollar Revolving Loans") to the Company equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of U.S. Dollar Revolving Loans requested by the Company to be made on such day. The Commitment of each Lender described in this clause (a) is herein referred to as its "Revolving Loan U.S. Dollar Commitment." On the terms and subject to the conditions hereof, the Company may from time to time borrow, prepay and reborrow U.S. Dollar Revolving Loans.

                             (b)  Each Lender having a Percentage of any
                      Revolving Loan Australian Dollar Commitment in excess of zero will make loans denominated in Australian Dollars (relative to such Lender, its "Committed Australian Dollar Revolving Loans") to the applicable Australian Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Committed Australian Dollar Revolving Loans requested by such Australian Borrower to be made on such day. The Commitment of each Lender described in this clause (b) is herein referred to as its "Revolving Loan Australian Dollar Commitment". On the terms and subject to the conditions hereof, the applicable Australian Borrower may from time to time borrow, prepay and reborrow Committed Australian Dollar Revolving Loans.

                             (c)  Each Lender having a Percentage of any
                      Revolving Loan Canadian Dollar Commitment in excess of zero will make loans denominated in Canadian Dollars (relative to such Lender, its "Committed Canadian Dollar Revolving Loans") to the applicable Canadian Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Committed Canadian Dollar Revolving Loans requested by such Canadian Borrower to be made on such day. The Commitment of each Lender described in this clause (c) is herein referred to as its "Revolving Loan Canadian Dollar Commitment". On the terms and subject to the conditions hereof, the applicable Canadian Borrower may from time to time borrow, prepay and reborrow Committed Canadian Dollar Revolving Loans.

                             (d) Each Lender that has a Percentage of any Revolving Loan Lira Commitment in excess of zero will make loans denominated in Lira (relative to such Lender, its "Committed Lira Revolving Loans") to the applicable Italian Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Committed Lira Revolving Loans requested by such Italian Borrower to be made on such day. The Commitment of each

                      Lender described in this clause (d) is herein referred to as its "Revolving Loan Lira Commitment". On the terms and subject to the conditions hereof, the applicable Italian Borrower may from time to time borrow, prepay and reborrow Committed Lira Revolving Loans.

                             (e) In the event any other Revolving Loan Foreign Currency Commitment is created pursuant to Section 2.5, each Lender having a Percentage of such Revolving Loan Foreign Currency Commitment in excess of zero will make Committed Foreign Currency Revolving Loans denominated in the applicable Foreign Currency to the applicable Foreign Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Committed Foreign Currency Revolving Loans requested by such Foreign Borrower under such Revolving Loan Foreign Currency Commitment to be made on such day. On the terms and subject to the conditions hereof and of the applicable Revolving Loan Foreign Currency Commitment Addendum, the applicable Foreign Borrower may from time to time borrow, prepay and reborrow Committed Foreign Currency Revolving Loans under such Revolving Loan Foreign Currency Commitment.

                             (f)  The Swing Line Lender will make a loan
                      denominated in U.S. Dollars (a "Swing Line Loan") to the Company equal to the principal amount of the Swing Line Loan requested by the Company to be made on such day.
                      The Commitment of the Swing Line Lender described in this clause (f) is herein referred to as its "Swing Line Loan Commitment." On the terms and subject to the conditions hereof, the Company may from time to time borrow, prepay and reborrow Swing Line Loans.

                             (g) At any time that no Default has occurred and is continuing, the Company may, by notice to the Agents, request that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other financial institutions not then a party to this Agreement that are satisfactory to the Administrative Agent and the Issuers provide up to an aggregate amount of $25,000,000 in additional Revolving Loan Commitments to make Committed Revolving Loans denominated in any Currency or Currencies. Upon receipt of such notice, the Syndication Agent shall use all commercially reasonable efforts to arrange for the Lenders or other financial institutions to provide such additional Revolving Loan Commitments; provided that the Syndication Agent will first offer each of the Lenders that then has a Percentage of any Revolving Loan Commitments a pro rata portion (based upon the Total Revolving Loan

                      Commitment Amount at such time) of any such additional Revolving Loan Commitment. Alternatively, any Lender may commit to provide the full amount of the requested additional Revolving Loan Commitment and then offer portions of such additional Revolving Loan Commitment to the other Lenders or other financial institutions, subject to the proviso in the immediately preceding sentence. Nothing contained in this clause (g) or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Revolving Loan Commitments. If and to the extent that any Lenders and/or other financial institutions agree, in their sole discretion, to provide any such additional Revolving Loan Commitments, (i) the Total Revolving Loan Commitment Amount and the Revolving Loan U.S. Dollar Commitment Amount or the Revolving Loan Foreign Currency Commitment Amount, as the case may be, shall be increased by the amount of the additional Revolving Loan U.S. Dollar Commitments or Revolving Loan Foreign Currency Commitments, as the case may be, agreed to be so provided, (ii) the Percentages of the respective Lenders in respect of the Revolving Loan U.S. Dollar Commitment and/or Revolving Loan Foreign Currency Commitments, as the case may be, shall be proportionally adjusted, as applicable, (iii) at such time and in such manner as the Company and the Syndication Agent shall agree (it being understood that the Company and the Agents will use all commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Committed Revolving Loans and participations in outstanding Letters of Credit so as to cause the amount of such Committed Revolving Loans and participations in Letters of Credit held by each Lender to conform to the respective percentages of the applicable Revolving Loan Commitments of the Lenders and
                      (iv) the Company shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Agents may reasonably request.

                      SECTION 2.1.3. Letter of Credit Commitment. (a) Subject to compliance by the Company with the terms of Sections 2.1.5, 5.1 and 5.2.1 and compliance by the applicable Borrower with Section 5.2.2 (and, in the case of any Foreign Borrower other than the Initial Foreign Borrowers, compliance by the applicable Foreign Borrower with the terms of Section 5.3), from time to time on any Business Day occurring concurrently with (or after) the Closing Date but prior to the Revolving Loan Commitment Termination Date, an Issuer in respect of a Currency will (i) issue one or more standby or commercial letters of credit denominated in the applicable





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
Currency (each referred to as a "Letter of Credit") for the account of the Company or any of its Subsidiaries in the Stated Amount requested by the applicable Borrower on such day, or (ii) extend the Stated Expiry Date of an existing standby or commercial Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Business Day immediately preceding the sixth anniversary of the Closing Date and (y) the first anniversary of the date of such extension; provided that, notwithstanding the terms of this clause
(y), a Letter of Credit may, if required by the beneficiary thereof, contain "evergreen" provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the applicable Issuer or the account party of such Letter of Credit more than a specified period prior to the then existing Stated Expiry Date.

                      (b) Each Existing Letter of Credit shall for purposes of this Agreement be deemed to be a "Letter of Credit" issued hereunder on the Closing Date.

                      SECTION 2.1.4. Lenders Not Permitted or Required to Make the Loans. No Lender shall be permitted or required to make, and the applicable Borrower shall not request any Lender to make, any of the following Loans to the extent prohibited by this Section 2.1.4:

                             (a) No Term-A Australian Dollar Loan, Term-A Lira Loan, Term-A U.S. Dollar Loan, Term-B Loan or Term-C Loan (as the case may be) shall be made by any Lender, or requested to be made by any applicable Borrower if, after giving effect thereto, the aggregate original principal amount (calculated at the U.S. Dollar Equivalent thereof on the Closing Date in the case of any Term-A Australian Dollar Loan or Term-A Lira Loan) of all Term-A Australian Dollar Loans, Term-A Lira Loans, Term-A U.S. Dollar Loans, Term-B Loans or Term-C Loans (as the case may be) of such Lender would exceed such Lender's Percentage of the Term-A Loan Australian Dollar Commitment Amount (in the case of Term-A Australian Dollar Loans), the Term-A Loan Lira Commitment Amount (in the case of Term-A Lira Loans), the Term-A Loan U.S. Dollar Commitment Amount (in the case of Term-A U.S. Dollar Loans), the Term-B Loan Commitment Amount (in the case of Term-B Loans) or the Term-C Loan Commitment Amount (in the case of Term-C Loans).

                             (b) No U.S. Dollar Revolving Loan shall be made by any Lender, or requested to be made by the Company if, after giving effect thereto, the aggregate outstanding principal amount of (i) all U.S. Dollar Revolving Loans





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
                      of such Lender, plus (ii) such Lender's Percentage in respect of the Revolving Loan U.S. Dollar Commitment of the aggregate amount of all U.S. Dollar Letter of Credit Outstandings plus (iii) such Lender's Percentage in respect of the Revolving Loan U.S. Dollar Commitment of the outstanding principal amount of all Swing Line Loans, would exceed such Lender's Percentage of the Revolving Loan U.S. Dollar Commitment Amount.

                             (c) No Committed Foreign Currency Revolving Loan under any Revolving Loan Foreign Currency Commitment shall be made by any Lender, or requested to be made by any Foreign Borrower if, after giving effect thereto, the U.S. Dollar Equivalent of the aggregate outstanding principal amount of (i) all such Committed Foreign Currency Revolving Loans of such Lender under such Commitment plus (ii) such Lender's Percentage in respect of such Revolving Loan Foreign Currency Commitment of the aggregate amount of all Foreign Currency Letter of Credit Outstandings in respect of the applicable Commitment, would exceed such Lender's Percentage in respect of the Revolving Loan Foreign Currency Commitment Amount applicable to such Commitment.

                             (d) No Swing Line Loan shall be made by the Swing Line Lender, or requested to be made by the Company if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans would exceed the lesser of (i) the then existing Swing Line Loan Commitment Amount and (ii) an amount equal to the then existing Revolving Loan U.S. Dollar Commitment Amount less the sum of (x) the aggregate outstanding principal amount of all U.S. Dollar Revolving Loans and (y) the U.S. Dollar Letter of Credit Outstandings.

                      SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer in respect of any Currency shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount or (ii) the Letter of Credit Outstandings in respect of the applicable Tranche would exceed (x) the then existing Revolving Loan Commitment Amount in respect of such Tranche less (y) the sum of (A) the aggregate amount of all U.S. Dollar Revolving Loans or Committed Foreign Currency Revolving Loans in the applicable Currency, as the case may be, and (B) in the case of U.S. Dollar Letters of Credit only, the aggregate amount of all Swing Line Loans.





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
                      SECTION 2.2. Optional Reduction of the Revolving Loan Commitment Amount. The Company may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce any Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and any partial reduction of any Revolving Loan Commitment Amount shall be in an aggregate amount of $500,000 or any larger integral multiple of $100,000. Any such reduction of any Revolving Loan Commitment Amount which reduces such Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount with respect to the same Currency (or, in the case of the Revolving Loan U.S. Dollar Commitment only, the Swing Line Loan Commitment Amount) shall result in an automatic and corresponding reduction of such Letter of Credit Commitment Amount (or the Swing Line Loan Commitment Amount, as the case may be) to an aggregate amount not in excess of the applicable Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the applicable Issuer (or the Swing Line Lender, if applicable); provided, that any such reduction in any such Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall be reinstated to the extent that, whether pursuant to clause (g) of Section 2.1.2, Section 2.5 or otherwise, the corresponding Revolving Loan Commitment Amount is thereafter increased.

                      SECTION 2.3. Borrowing Procedures and Funding Maintenance. Committed Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

                      SECTION 2.3.1. Term Loans and Committed Revolving Loans. By delivering the appropriate Committed Loan Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, a Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Committed Loans), that a Committed Borrowing be made in an aggregate amount of $1,000,000 (or, in the case of Committed Foreign Currency Revolving Loans, the multiple of 100,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $1,000,000) or any larger integral multiple of $500,000 (or, in the case of Committed Foreign Currency Revolving Loans, the multiple of 50,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $500,000), or in the unused amount of the applicable Commitment. No Committed Loan Borrowing Request shall be required, and the minimum aggregate amounts specified





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
under this Section 2.3.1 shall not apply, in the case of U.S. Dollar Revolving Loans made under clause (b) of Section 2.3.2 to refund Refunded Swing Line Loans or Committed Revolving Loans deemed made under Section 2.8.2 in respect of unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Committed Borrowing shall be comprised of the type of Committed Loans, shall be made in the Currency, and shall be made on the Business Day, specified in such Committed Loan Borrowing Request. As to U.S. Dollar Loans, on or before 11:00 a.m., New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in the applicable Currency in an amount equal to such Lender's Percentage of the requested Committed Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. As to Committed Loans in any Foreign Currency, on or before 11:00 a.m. (local time in the country in which the applicable Foreign Borrower is located), on the Business Day specified in such Committed Loan Borrowing Request, each relevant Lender shall deposit same day funds in the applicable Currency in an amount equal to such Lender's Percentage of the requested Committed Borrowing at such account as shall be designated by the Administrative Agent. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Committed Loan Borrowing Request. No Lender's obligation to make any Committed Loan shall be affected by any other Lender's failure to make any Committed Loan.

                      SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Committed Loan Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 3:00 p.m., New York City time, on the Business Day the proposed Swing Line Loan is to be made, the Company may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $500,000 or any larger integral multiple of $100,000. All Swing Line Loans shall be made in U.S. Dollars as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. Upon receipt of notice from the Administrative Agent confirming the amount of the requested Borrowing, the proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 3:30 p.m., New York City time, on the Business Day telephonic notice is received by it as provided in this clause
(a), to the Company by wire transfer to the account the Company shall have specified in its notice therefor.





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
                      (b) If any Default shall occur and be continuing, each Lender with a Revolving Loan U.S. Dollar Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, unless such Swing Line Loan shall have been earlier repaid in full, make a U.S. Dollar Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage in respect of the Revolving Loan U.S. Dollar Commitments of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided, that the Swing Line Lender shall not request, and no Lender with a Revolving Loan U.S. Dollar Commitment shall make, any Refunded Swing Line Loan if, after giving effect to the making of such Refunded Swing Line Loan, the sum of all Swing Line Loans and U.S. Dollar Revolving Loans made by such Lender, plus such Lender's Percentage in respect of the Revolving Loan U.S. Dollar Commitments of the aggregate amount of all U.S. Dollar Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan U.S. Dollar Commitment Amount. On or before 11:00 a.m. (New York City time) on the first Business Day following receipt by each Lender of a request to make U.S. Dollar Revolving Loans as provided in the preceding sentence, each such Lender with a Revolving Loan U.S. Dollar Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced U.S. Dollar Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a U.S. Dollar Revolving Loan in an amount equal to the Swing Line Lender's Percentage in respect of the Revolving Loan U.S. Dollar Commitment of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any U.S. Dollar Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding as a U.S. Dollar Revolving Loan of such Lender and shall no longer be a Swing Line Loan. All interest payable with respect to any U.S. Dollar Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such U.S. Dollar Revolving Loans were made. Each Lender's obligation (in the case of Lenders with a Revolving Loan U.S. Dollar Commitment) to make the U.S. Dollar Revolving Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which





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such Lender may have against the Swing Line Lender, the Company or any other
Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Obligor; (iv) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by any Borrower or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                      SECTION 2.4. Uncommitted Foreign Currency Revolving Loans. Subject to compliance by the Company with the terms of Section 2.1.4,
Section 5.1 and Section 5.2.1, and compliance by the applicable Foreign Borrower with the terms of Section 5.2.2 (and, in the case of any Foreign Borrower other than the Initial Foreign Borrowers, compliance by the applicable Foreign Borrower with the terms of Section 5.3), each Lender severally agrees that any Foreign Borrower may request that Uncommitted Foreign Currency Revolving Loan Borrowings be made to it pursuant to this Section 2.4 from time to time on any Business Day prior to the Revolving Loan Commitment Termination Date. No Foreign Borrower may deliver to the Administrative Agent any Uncommitted Foreign Currency Revolving Loan Borrowing Request in respect of Uncommitted Foreign Currency Revolving Loans in any Foreign Currency if there shall exist any unused Revolving Loan Foreign Currency Commitment in respect of such Foreign Currency unless such Revolving Loan Foreign Currency Commitment is fully utilized prior to or simultaneously with the Uncommitted Foreign Currency Revolving Loan Borrowing contemplated by such Foreign Currency Revolving Loan Borrowing Request.

                      SECTION 2.4.1. Uncommitted Foreign Currency Revolving Loan Borrowing Request. (a) A Foreign Borrower may request that a Borrowing of Uncommitted Foreign Currency Revolving Loans be made to it by delivering to the Administrative Agent an Uncommitted Foreign Currency Revolving Loan Borrowing Request , which shall be substantially in the form of Exhibit B-3 hereto, and specify:

                             (i) the Foreign Currency in which each such Loan is requested to be made (provided, that a Canadian Borrower may only request and receive Uncommitted Foreign Currency Revolving Loans denominated in Canadian Dollars, an Australian Borrower may only request and receive Uncommitted Foreign Currency Revolving Loans denominated in Australian Dollars, an Italian Borrower may only request and receive Uncommitted Foreign Currency Revolving Loans denominated in Lire and any other Foreign Borrower may





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
                      only request and receive Uncommitted Foreign Currency Revolving Loans denominated in the Foreign Currency of the country in which such Foreign Borrower's principal business operations are located);

                             (ii) the principal amount of the Uncommitted Foreign Currency Revolving Loan Borrowing requested to be made to such Foreign Borrower (which shall be in an aggregate principal amount the U.S. Dollar Equivalent of which is not less than $500,000) and that, after giving effect to such Uncommitted Foreign Currency Revolving Loan Borrowing, the conditions set forth in Section 5.2.1 applicable thereto shall have been satisfied;

                             (iii) the proposed date of each such proposed Uncommitted Foreign Currency Revolving Loan Borrowing, which shall be a Business Day;

                             (iv)  in the case of a proposed Borrowing of
                      Uncommitted Foreign Currency Revolving Loans that are to be LIBO Rate Loans, the proposed Interest Period for each such proposed Borrowing, subject to the provisions of the definition of Interest Period;

                             (v) the proposed Stated Maturity Date for the Uncommitted Foreign Currency Revolving Loans to be made pursuant to each such Uncommitted Foreign Currency Revolving Loan Borrowing; and

                             (vi) whether the Uncommitted Foreign Currency Interest Quotes requested are to set forth an Uncommitted Foreign Currency Interest Margin or an Uncommitted Foreign Currency Absolute Interest Rate.

                      (b) Each Uncommitted Foreign Currency Revolving Loan Borrowing Request shall be transmitted to the Administrative Agent by telex or facsimile so as to be received by the Administrative Agent not later than 10:30 a.m. (New York City time) on the fifth Business Day before the date of the Borrowing proposed therein, or such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified the Lenders having a Percentage of any Revolving Loan Commitment of greater than zero not later than the date of the Uncommitted Foreign Currency Revolving Loan Borrowing Request for the first LIBO Rate Auction or Absolute Rate Auction for which such change is to be effective.

                      (c) No Foreign Borrower shall deliver to the Administrative Agent any Uncommitted Foreign Currency Revolving Loan Borrowing Request within five





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Business Days after the delivery by such Foreign Borrower of any other
Uncommitted Foreign Currency Revolving Loan Borrowing Request.

                      SECTION 2.4.2. Invitation for Uncommitted Foreign Currency Interest Quotes. Promptly upon receipt of an Uncommitted Foreign Currency Revolving Loan Borrowing Request delivered pursuant to Section 2.4.1, but in no event later than the Business Day following such receipt, the Administrative Agent shall send to each of the Lenders having a Percentage of any Revolving Loan Commitment of greater than zero (by telecopy) an Invitation for Uncommitted Foreign Currency Interest Quotes (which shall include a copy of each Uncommitted Foreign Currency Revolving Loan Borrowing Request delivered pursuant to Section 2.4.1), which shall constitute an invitation on behalf of the relevant Foreign Borrower to each such Lender to submit Uncommitted Foreign Currency Interest Quotes offering to make all or a portion of the Uncommitted Foreign Currency Revolving Loan Borrowing requested by such Foreign Borrower pursuant to Section 2.4.1. Such Lenders may, but shall have no obligation to, make such offers and such Foreign Borrower may, but shall have no obligation to, accept any such offers in the manner set forth herein.

                      SECTION 2.4.3. Submission and Contents of Uncommitted Foreign Currency Interest Quotes. (a) Each Lender having a Percentage of any Revolving Loan Commitment of greater than zero may submit an Uncommitted Foreign Currency Interest Quote containing an offer or offers to make Uncommitted Foreign Currency Revolving Loans in response to any Invitation for Uncommitted Foreign Currency Interest Quotes. Each Uncommitted Foreign Currency Interest Quote must comply with the requirements of this Section 2.4.3 and must be submitted to the Administrative Agent (by telecopy) not later than 2:00 p.m. (New York City time) on the fourth Business Day before the proposed date of the Borrowing, or such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders having a Percentage of any Revolving Loan Commitment of greater than zero not later than the date of the Uncommitted Foreign Currency Revolving Loan Borrowing Request for the first LIBO Rate Auction or Absolute Rate Auction for which such change is to be effective; provided, however, that Uncommitted Foreign Currency Interest Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the relevant Foreign Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Lenders, in the case of a LIBO Rate Auction or (y) 15 minutes before the deadline for the other Lenders, in the case of an Absolute Rate Auction.





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
                      (b) Each Uncommitted Foreign Currency Interest Quote shall be substantially in the form of Exhibit B-5 hereto, shall comply with the provisions of this Section 2.4.3, and shall in any case specify the following:

                              (i)  the proposed date of Borrowing,

                             (ii) each Foreign Borrower to which the Lender would be willing to make its Uncommitted Foreign Currency Revolving Loans,

                             (iii)  the principal amount (stated in the
                      applicable Foreign Currency) of the Uncommitted Foreign Currency Revolving Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the Revolving Loan Commitments of the quoting Lender, (y) shall be in an amount the U.S. Dollar Equivalent of which is at least $1,000,000 and (z) may not exceed the principal amount of Uncommitted Foreign Currency Revolving Loans for which offers were requested,

                             (iv) in the case of a LIBO Rate Auction, the margin above the applicable LIBO Rate (the "Uncommitted Foreign Currency Interest Margin") offered for each such Uncommitted Foreign Currency Revolving Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such LIBO Rate,

                             (v) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000 of 1%) (the "Uncommitted Foreign Currency Absolute Interest Rate") offered for each such Uncommitted Foreign Currency Revolving Loan, and

                             (vi)  the identity of the quoting Lender;

provided, however, that any Uncommitted Foreign Currency Interest Quote submitted by a Lender pursuant to this Section 2.4.3 shall be irrevocable (subject to Articles V and VIII hereof), unless otherwise consented to in writing by the Administrative Agent acting upon the instructions of the applicable Foreign Borrower.

                      (c) Any Uncommitted Foreign Currency Interest Quote that: (i) is not substantially in the form of Exhibit B-5 hereto, as determined by the Administrative Agent in its sole discretion, or does not specify all of the information required in clause (b) above; (ii) contains qualifying, conditional or similar language; or (iii)





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
arrives after the time set forth in clause (a) above, may be disregarded by the applicable Foreign Borrower and the Administrative Agent.

                      (d) The Administrative Agent (by telephone, promptly confirmed in writing) shall promptly notify the relevant Foreign Borrower of the terms of all Uncommitted Foreign Currency Interest Quotes submitted by the Lenders in accordance with this Section 2.4.3, as well as the identity of any such Lender.

                      SECTION 2.4.4. Uncommitted Foreign Currency Revolving Loan Acceptance. (a) The relevant Foreign Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers notified to it pursuant to clause (d) of Section 2.4.3 not later than 4:00 p.m. (New York City time) on the fourth Business Day before the proposed date of Borrowing, or such other time or date as the relevant Foreign Borrower and the Administrative Agent shall have mutually agreed and shall have given notice thereof to each Lender having a Percentage of any Revolving Loan Commitment of greater than zero not later than the date of the Uncommitted Foreign Currency Revolving Loan Borrowing Request for the first LIBO Rate Auction or Absolute Rate Auction for which such change is to be effective. In the case of acceptance, such notice (a "Notice of Uncommitted Foreign Currency Revolving Borrowing") shall specify the aggregate principal amount of offers for each requested maturity date and, in the case of LIBO Rate Loans, Interest Period that are accepted.

                      (b) The relevant Foreign Borrower may accept any Uncommitted Foreign Currency Interest Quote in whole or in part; provided, however, that:

                             (i)  the aggregate principal amount of each
                      Uncommitted Foreign Currency Revolving Loan Borrowing may not exceed the applicable amount set forth in the related Uncommitted Foreign Currency Revolving Loan Borrowing Request;

                             (ii) the aggregate principal amount (calculated at the U.S. Dollar Equivalent thereof) of each Uncommitted Foreign Currency Revolving Loan Borrowing must not be less than $1,000,000;

                             (iii) acceptance of offers may only be made on the basis of ascending Uncommitted Foreign Currency Interest Margins or Uncommitted Foreign Currency Absolute Interest Rates, as the case may be;

                             (iv) the relevant Foreign Borrower may not accept any offer that fails to comply with the requirements of this Agreement; and

                             (v) the conditions set forth in Section 5.2.1
                      applicable to such Uncommitted Foreign Currency Revolving Loan Borrowing shall have been satisfied.

                      (c) Not later than 12:00 noon (local time in the country in which the applicable Foreign Borrower is located ) on the date specified for each Uncommitted Foreign Currency Revolving Loan Borrowing hereunder, each Lender participating therein shall, by wire transfer in same day funds, deposit to an account of the applicable Foreign Borrower specified by such Foreign Borrower the amount of the Uncommitted Foreign Currency Revolving Loans to be made by it on such date in the applicable Foreign Currency.

                      (d) As soon as practicable after the Uncommitted Foreign Currency Revolving Loan Borrowing is made, the Administrative Agent shall notify each Lender having a Percentage of any Revolving Loan Commitment of greater than zero of (i) the amount of the Uncommitted Foreign Currency Revolving Loan Borrowing, (ii) the U.S. Dollar Equivalent of the outstanding principal amount of all Foreign Currency Revolving Loans (in the aggregate and for each Foreign Borrower) immediately after giving effect to such Borrowing and (iii) the date on which such Uncommitted Foreign Currency Revolving Loan Borrowing was made.

                      SECTION 2.5.  Committed Foreign Currency Revolving Loans.
(a) At any time that no Event of Default has occurred and is continuing, one or more Foreign Borrowers from time to time may enter into one or more Revolving Loan Foreign Currency Commitment Addenda, each with one or more Lenders that have, immediately prior to the effectiveness of such Revolving Loan Foreign Currency Commitment Addenda, Percentages in respect of the Revolving Loan U.S. Dollar Commitment of greater than zero, whereby such Lenders commit to make, from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, Committed Foreign Currency Revolving Loans denominated in the Foreign Currency of the country in which such Foreign Borrower's principal business operations are located, provided, however, that, after giving effect to any Revolving Loan Foreign Currency Commitment created pursuant to this Section 2.5, the Total Revolving Loan Foreign Currency Commitment Amount shall not exceed the Revolving Loan Foreign Currency Limit. Any Revolving Loan Foreign Currency Commitment Addendum entered into pursuant to this Section 2.5





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
shall become effective upon (and subject to) the Company's delivery of a duly executed copy thereof to the Administrative Agent pursuant to Section 11.2 hereof.

                      (b) Any Revolving Loan Foreign Currency Commitment Addendum entered into pursuant to this Section 2.5 may, but need not, include a Foreign Currency Letter of Credit Commitment by an Issuer party thereto to issue, and a commitment by the Lenders party thereto to participate in, from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, Foreign Currency Letters of Credit denominated in the Foreign Currency of the country in which such Foreign Borrower's principal business operations are located for the account of the Foreign Borrower or Foreign Borrowers party thereto and their respective Subsidiaries; provided, however, that in respect of any Foreign Currency Letter of Credit Commitment so created under this Section 2.5, the Foreign Currency Letter of Credit Commitment Amount shall not exceed the Revolving Loan Foreign Currency Commitment Amount set forth in the applicable Revolving Loan Foreign Currency Commitment Addendum;

                      (c) Each Revolving Loan Foreign Currency Commitment Addendum shall set forth:

                             (i)  the Foreign Borrowers eligible to make
                      Borrowings of Committed Foreign Currency Revolving Loans (and, if Foreign Currency Letters of Credit are therein contemplated, request the issuance of Foreign Currency Letters of Credit) thereunder;

                             (ii) the Foreign Currency in which Committed Foreign Currency Revolving Loans are to be made (and, if applicable, Foreign Currency Letters of Credit are to be issued) thereunder;

                             (iii)  the Revolving Loan Foreign Currency
                      Commitment Amount under such Revolving Loan Foreign Currency Commitment Addendum, which shall be stated in U.S. Dollars;

                             (iv) the Percentage of each Lender party to such Revolving Loan Foreign Currency Commitment Addendum in respect of such Revolving Loan Foreign Currency Commitment Amount; and

                             (v)  if such Revolving Loan Foreign Currency
                      Commitment Addendum includes Foreign Currency Letter of Credit Commitments,

                             (A) the Issuer in respect of the Foreign Currency Letters of Credit to be issued thereunder;

                             (B)  the Foreign Currency Letter of Credit
                             Commitment Amount under such Revolving Loan
                             Foreign Currency Commitment Addendum, which shall be stated in U.S. Dollars and shall not exceed the Revolving Loan Foreign Currency Commitment Amount set forth in such Revolving Loan Foreign Currency Commitment Addendum; and

                             (C) the Letter of Credit Reimbursement Obligation Rate in respect of Foreign Currency Letters of Credit issued thereunder.

                      (d) Upon the effectiveness of any Revolving Loan Foreign Currency Commitment Addendum pursuant to clause (a) of Section 2.5 or any reduction in any Revolving Loan Foreign Currency Commitment pursuant to Section 2.2, the Percentages of each Lender with a Percentage in respect of the applicable Revolving Loan Foreign Currency Commitments or the Revolving Loan U.S. Dollar Commitments in excess of zero shall be automatically adjusted so that, after giving effect to such adjustment, the aggregate amount of the respective Percentages of each Lender in respect of Revolving Loan Commitments multiplied by the respective Revolving Loan Commitment Amounts shall, before and after giving effect to such Revolving Loan Foreign Currency Commitment Addendum or reduction and such adjustment, be equal. Schedule III hereto sets forth an illustration of the operation of this Section 2.5(d).

                      (e) If and when any adjustment is made to any Percentage of any Lender pursuant to clause (d) at any time when any Committed Revolving Loans or Letters of Credit are outstanding, at such time and in such manner as the Company and the Syndication Agent shall agree (it being understood that the Company and the Agents will use all commercially reasonable efforts to avoid prepayment or assignment of any Committed Revolving Loan that is a LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lender shall assign and assume outstanding Committed Revolving Loans and participations in outstanding Letters of Credit held by each Lender to conform to the respective Percentages of the respective Revolving Loan Commitments of the Lenders.

                      SECTION 2.6. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York City time, on a Business Day, a Borrower may from time to time





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
irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $1,000,000 (or, in the case of Foreign Currency Loans, the multiple of 100,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $1,000,000) or any larger integral multiple of $500,000 (or, in the case of Foreign Currency Loans, the multiple of 50,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $500,000) of any Borrowing of Committed Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, continued as LIBO Rate Loans or, in the case of U.S. Dollar Revolving Loans only, converted into Base Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Committed Loan that is a LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall (A) in the case of a LIBO Rate Loan that is a Foreign Currency Loan, automatically be continued as a LIBO Rate Loan with an Interest Period of one month and (B) in the case of a LIBO Rate Loan that is a U.S. Dollar Loan, automatically convert to a Base Rate Loan, in each case on such last day); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Committed Loans of the relevant Lenders, (y) no portion of the outstanding principal amount of any Loans denominated in U.S. Dollars may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing and (z) Loans shall be continued as, or be converted into, Loans of the same Currency.

                      SECTION 2.7. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the applicable Borrower; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the applicable Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided, further, however, that, except for purposes of determining whether any such increased costs are payable by the applicable Borrower, such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of clause (b) of Section 4.6 with respect to such LIBO Rate Loan. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing deposits in the relevant Currency in its LIBOR Office's interbank Eurodollar market.

                      SECTION 2.8. Issuance Procedures. By delivering to the applicable Issuer and the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, any Borrower as to which any Issuer has a Letter of Credit Commitment may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter or longer notice as may be acceptable to the applicable Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to the applicable Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that such Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of such Borrower denominated in the applicable Currency (whether issued for the account of or on behalf of such Borrower or any of its Subsidiaries) in such form as may be requested by such Borrower and approved by such Issuer, for the purposes described in Section 7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder by such Issuer at the request of such Borrower (whether the account party on such Letter of Credit is such Borrower or a Subsidiary of such Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the applicable Issuer and each Lender that has a Percentage of more than zero in respect of the relevant Revolving Loan Commitments thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the sixth anniversary of the Closing Date or (ii) one year from the date of its issuance; provided, that, notwithstanding the terms of clause (ii) above, a Letter of Credit may, if required by the beneficiary thereof, contain "evergreen" provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the applicable Issuer or the account party more than a specified period prior to the then existing Stated Expiry Date. The applicable Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. In the event that the Issuer is other than the Administrative Agent, such Issuer will send by





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
facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily maximum amount available to be drawn under the Letters of Credit issued by such Issuer for the previous week. The Administrative Agent shall deliver to each Lender upon each calendar month end, and upon each Letter of Credit fee payment, a report setting forth the daily maximum amount available to be drawn for all Issuers during such period.

                      SECTION 2.8.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) that has a Percentage of more than zero in respect of the relevant Revolving Loan Commitments shall be deemed to have irrevocably purchased from such Issuer, to the extent of its Percentage in respect of the applicable Revolving Loan Commitments and such Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of the applicable Revolving Loan Commitments be responsible for reimbursing promptly (and in any event within one Business Day) the applicable Issuer for Reimbursement Obligations which have not been reimbursed by the applicable Borrower in accordance with Section 2.8.3. In addition, such Lender shall, to the extent of its Percentage in respect of the applicable Revolving Loan Commitments, be entitled to receive from the Administrative Agent a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed an Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive from the Administrative Agent its ratable portion of any amounts subsequently received (from the applicable Borrower or otherwise) in respect of such Disbursement.

                      SECTION 2.8.2. Disbursements; Conversion to Committed Revolving Loans. Each Issuer will notify the applicable Borrower and the Administrative Agent promptly of the presentment for payment of any drawing under any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:30 p.m., New York time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the applicable Borrower will reimburse the

Administrative Agent, for the account of such Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to U.S. Dollar Revolving Loans made as Base Rate Loans (in the case of U.S. Dollar Letters of Credit) or at the Letter of Credit Reimbursement Obligation Rate in respect of such Letter of Credit (in the case of any other Letter of Credit) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Committed Revolving Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue U.S. Dollar Revolving Loans made as Base Rate Loans pursuant to Section 3.2.2 (in the case of U.S. Dollar Letters of Credit) or at a rate per annum equal to the Letter of Credit Reimbursement Obligation Rate in respect of such Letter of Credit plus 2% (in the case of any other Letter of Credit) for the period from the Disbursement Due Date through the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the applicable Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse such Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Committed Revolving Loans in the applicable Currency which, in the case of U.S. Dollars, shall constitute Base Rate Loans and, in the case of any Foreign Currency, shall bear interest at the Letter of Credit Reimbursement Obligation Rate set forth in the applicable Revolving Loan Foreign Currency Commitment Addendum, and following the giving of notice thereof by the Administrative Agent to the applicable Lenders, each Lender with a Percentage of greater than zero in respect of the applicable Revolving Loan Commitments (other than such Issuer) will deliver to such Issuer on the Disbursement Due Date immediately available funds in the applicable Currency in an amount equal to such Lender's applicable Percentage of such Borrowing. Each conversion of Disbursement amounts into Committed Revolving Loans shall constitute a representation and warranty by the applicable Borrower that on the date of the making of such Committed Revolving Loans all of the statements set forth in
Section 5.2.1 are true and correct.

                      SECTION 2.8.3. Reimbursement. The obligation (a "Reimbursement Obligation") of a Borrower under Section 2.8.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon) not converted into a Committed Revolving Loan pursuant to Section 2.8.2, and, upon the failure of any Borrower to reimburse an Issuer and the giving of notice thereof by the Administrative Agent to the applicable Lenders, each Lender's (to the extent it has a Percentage of greater than zero in respect of the applicable Revolving Loan Commitment Amount) obligation under Section 2.8.1 to reimburse such Issuer or fund its Percentage of any Disbursement converted into a Committed Revolving Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower or such Lender, as the case may be, may have or have had against such Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of such Borrower or such Lender, as the case may be, to commence any proceeding against the applicable Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

                      SECTION 2.8.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than Immaterial Subsidiaries) or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

                             (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued at the request of any Borrower and outstanding shall, without demand upon or notice to such Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                             (b) upon notification by the Administrative Agent to the applicable Borrower of its obligations under this Section, such Borrower shall be immediately obligated to reimburse the applicable Issuer for the amount deemed to have been so paid or disbursed by the applicable Issuer.

Any amounts so payable by any Borrower pursuant to this Section shall be deposited in cash in the applicable Currency with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued at the request of such Borrower by the applicable Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the applicable Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

                      SECTION 2.8.5.  Nature of Reimbursement Obligations.
Each Borrower and, to the extent set forth in Section 2.8.1, each Lender with an applicable Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                             (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                             (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                             (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                             (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                             (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender with an applicable Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith (and not constituting gross negligence or willful misconduct) shall

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be binding upon the applicable Borrower, each Obligor and each such Lender, and shall not put such Issuer under any resulting liability to such Borrower, any Obligor or any such Lender, as the case may be.

                      SECTION 2.9. Register; Notes. (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note or Notes evidencing the Loans made by such Lender to a Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on such Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of any Borrower or any other Obligor.

                             (b) (i)  Each Borrower hereby designates the
                      Administrative Agent to serve as its agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender to each Borrower and each repayment in respect of the principal amount of the Loans of each Lender to each Borrower and annexed to which the Administrative Agent shall retain a copy of each Revolving Loan Foreign Currency Commitment Addendum delivered to the Administrative Agent pursuant to Section 2.5 and each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11.1.
                      Failure to make any recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and, as provided in clause (ii), the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. Any Commitment of any Lender and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of any Commitment of any Lender or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of any Commitment of any Lender or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                             (ii) Each Borrower agrees that, upon the request by any Lender to the Administrative Agent, such Borrower will execute and deliver to such Lender, as applicable, a Revolving U.S. Dollar Note, a Revolving Australian
                      Dollar Note, a Revolving Canadian Dollar Note, a Revolving Lira Note, a Term-A U.S. Dollar Note, a Term-A Australian Dollar Note, a Term-A Lira Note, a Term-B Note, a Term-C Note, any other applicable Revolving Foreign Currency Note and a Swing Line Note evidencing the Loans made by such Lender to such Borrower. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes of such Borrower (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower that shall have issued such Note absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued by the applicable Borrower to the designated assignee and the old Note shall be returned by the Administrative Agent to the applicable Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

                      SECTION 3.1.  Repayments and Prepayments; Application.

                      SECTION 3.1.1. Repayments and Prepayments. Each Borrower shall repay in full the unpaid principal amount of each Loan made to it upon the Stated Maturity Date therefor. Prior thereto, payments and repayments of Loans shall or may be made as set forth below.

                             (a) From time to time on any Business Day, the
                      Company or a Foreign Borrower, as the case may be, may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                                  (i)  Loans (other than Swing Line Loans);
                             provided, however, that

                                        (1) any such prepayment of the Loans of
                                  any Tranche shall be made pro rata among Loans of such Tranche of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Loans;

                                        (2)  each Borrower shall comply with
                                  Section 4.4 in the event that any LIBO Rate
                                  Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                                        (3)  all such voluntary prepayments
                                  shall require at least one Business Day's notice in the case of Base Rate Loans, three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                                        (4)  all such voluntary partial
                                  prepayments shall be in an aggregate amount of $1,000,000 (or, in the case of Foreign Currency Loans, the multiple of 100,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $1,000,000) or any larger integral multiple of $500,000 (or, in the case of Foreign Currency Loans, the multiple of 50,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $500,000) or in the aggregate principal amount of all Loans of the applicable Tranche and type then outstanding; or

                                  (ii)  Swing Line Loans, provided that

                                        (1)  all such voluntary prepayments
                                  shall require prior telephonic notice to the Swing Line Lender on or before 3:00 p.m., New York City time, on the day of such prepayment (such notice to be confirmed in writing by the Company within 24 hours thereafter); and

                                        (2)  all such voluntary partial
                                  prepayments shall be in an aggregate amount of $500,000 or any larger integral multiple of $100,000 or in the aggregate principal amount of all Swing Line Loans then outstanding.

                             (b) No later than the Business Day following the
                      date upon which the Company shall have delivered the certificate required to be delivered pursuant to clause
                      (h) of Section 7.1.1, the Company or any applicable Foreign Borrower, as the case may be, shall

                                  (i)  if the U.S. Dollar Equivalent of the
                             aggregate outstanding principal amount of all Committed Foreign Currency Revolving Loans and the Foreign Currency Letter of Credit Outstandings in any Foreign Currency is equal to or greater than 105% of the applicable Revolving Loan Foreign Currency Commitment Amount with respect to such Foreign Currency, make a prepayment of its Committed Foreign Currency Revolving Loans in such Foreign Currency (and, if necessary, deposit with the Administrative Agent cash collateral for the Foreign Currency Letter of Credit Outstandings in the applicable Foreign Currency) in an amount equal to such excess over the applicable Revolving Loan Foreign Currency Commitment Amount, and

                                  (ii)  if the U.S. Dollar Equivalent of the
                             sum of the aggregate outstanding principal amount of all Foreign Currency Revolving Loans and all Foreign Currency Letter of Credit Outstandings is equal to or greater than 105% of the Revolving Loan Foreign Currency Limit, make a prepayment of its Foreign Currency Loans (and, if necessary, deposit with the Administrative Agent cash collateral for the Foreign Currency Letter of Credit Outstandings in the applicable Foreign Currency) in an amount equal to such excess over the Revolving Loan Foreign Currency Limit.

                             (c) No later than five Business Days following the
                      delivery by the Company of its annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 1999 Fiscal Year), the Company shall deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year last ended and, no later than five Business Days following the delivery of such calculation, make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to (i) 50% of the Excess Cash Flow (if any) for such Fiscal Year (or period) less (ii) the aggregate amount of all voluntary prepayments of the principal of the Term Loans actually made in such Fiscal Year pursuant to clause (a) of Section 3.1.1, to be applied as set forth in Section 3.1.2; provided, however, that no such prepayment shall be required to be made to the extent that the amount of Debt as reduced by giving effect to such prepayment would result (on a pro forma basis) in a Leverage Ratio of 3.50:1 or less as of the end of the immediately preceding Fiscal Quarter.

                             (d) No later than one Business Day (in the case of
                      Net Debt Proceeds) or 30 calendar days (in the case of Net Disposition Proceeds) following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by the Company or any of its Subsidiaries, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, to the extent the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, with respect to any single transaction or series of related transactions, exceeds $5,000,000, make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment on account of such Net Disposition Proceeds shall be required under this clause if the Company informs the

                      Agents no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property consistent with the Thermadyne Business (including by way of merger or investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Loans as set forth in Section 3.1.2.

                             (e) Concurrently with the consummation of any
                      transaction giving rise to any Net Equity Proceeds, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, and, to the extent that the amount of such Net Equity Proceeds with respect to any single transaction or series of related transactions exceeds $3,000,000, the Company shall make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that no such prepayment shall be required to be made to the extent that the amount of Debt as reduced by giving effect to such prepayment would result (on a pro forma basis) in a Leverage Ratio of less than 4.00:1 as of the end of the immediately preceding Fiscal Quarter.

                             (f) Concurrently with the receipt by the Company
                      or any of its Subsidiaries of any Casualty Proceeds in excess of $3,000,000 (individually or in the aggregate over the course of a Fiscal Year), the Company shall make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Company informs the Agents no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the assets or property subject to such Casualty Event or the acquisition of other assets or property consistent with the Thermadyne Business (including by way of merger or Investment) and in fact uses such Casualty Proceeds to rebuild or replace the assets or property subject to such Casualty Event or to acquire such other property or assets within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365 day period being applied to the Loans pursuant to Section

                      3.1.2; provided, further, however, that at any time when any Event of Default shall have occurred and be continuing or Casualty Proceeds not applied as provided above shall exceed $3,000,000, such Casualty Proceeds will be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Company to pay for such rebuilding, replacement or acquisition.

                             (g) On each date when any reduction in any
                      Revolving Loan Commitment Amount shall become effective in respect of any Revolving Loan Commitment, including pursuant to Section 2.2.2, the Company or any applicable Foreign Borrower, as the case may be, shall make a mandatory prepayment of Revolving Loans (in the relevant Currency) and (if necessary) Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings (in the relevant Currency) in an aggregate amount equal to the excess, if any, of (A) the sum of the aggregate outstanding principal amount of all Committed Revolving Loans and Letter of Credit Outstandings (in the relevant Currency) and (in the case of a reduction in the Revolving Loan U.S. Dollar Commitment Amount) Swing Line Loans outstanding under such Revolving Loan Commitment, over (B) the applicable Revolving Loan Commitment Amount in respect of such Revolving Loan Commitment, in each case as so reduced.

                             (h) On each date when any reduction in the Total
                      Revolving Loan Commitment Amount shall become effective, including pursuant to Section 2.2, the Company or any applicable Foreign Borrower, as the case may be, shall make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (included, in the case of Foreign Currency Revolving Loans, at the U.S. Dollar Equivalent thereof) and Swing Line Loans and (ii) the Letter of Credit Outstandings, over the Total Revolving Loan Commitment Amount as so reduced.

                             (i) On the Stated Maturity Date and on each
                      Quarterly Payment Date occurring during any period set forth below, the Company or any applicable Foreign Borrower, as the case may be, shall make a scheduled repayment of the outstanding principal amount, if any, of its Term-A Loans (such repayments to be applied as set forth in Section 3.1.2), so that the aggregate amount of such repayments shall equal the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement); provided that, in the case of any repayments of Foreign Currency Term Loans made pursuant to this clause, such repayments shall be made in the applicable Foreign Currency in an amount equal to the Foreign Currency Equivalent thereof determined by reference to the exchange rate applied in respect of such Foreign Currency Term Loans on the date such Loans were made:

                                                           SCHEDULED
                                                           PRINCIPAL
                                   PERIOD                  REPAYMENT
                       ===================================================
                        7/16/98 - 7/15/99                 $        -0-
                       ---------------------------------------------------
                        7/16/99 - 7/15/00                 $  1,250,000
                       ---------------------------------------------------
                        7/16/00 - 7/15/01                 $  2,500,000
                       ---------------------------------------------------
                        7/16/01 - 7/15/02                 $  5,000,000
                       ---------------------------------------------------
                        7/16/02 - 7/15/03                 $  6,250,000
                       ---------------------------------------------------
                        7/16/03 - Sixth
                        Anniversary of the Closing
                        Date                              $10,000,000

                             (j) On the Stated Maturity Date and on each
                      Quarterly Payment Date occurring during any period set forth below, the Company shall make a scheduled repayment of the outstanding principal amount, if any, of Term-B Loans in an aggregate amount equal to the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

                     ==========================================================
                                                                 SCHEDULED
                                                                 PRINCIPAL
                                    PERIOD                       REPAYMENT
                     ==========================================================
                              7/16/98 - 7/15/04                $     287,500
                     ----------------------------------------------------------
                       7/16/04 - Seventh Anniversary of
                               the Closing Date                  $27,025,000

                             (k) On the Stated Maturity Date and on each
                      Quarterly Payment Date occurring during any period set forth below, the Company shall make a scheduled repayment of the outstanding principal amount, if any, of Term-C Loans in an aggregate amount equal to the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

                    ========================================================
                                                                SCHEDULED
                                                                PRINCIPAL
                                    PERIOD                      REPAYMENT
                    ========================================================
                               7/1/98 - 7/15/05                $     287,500
                    --------------------------------------------------------
                       7/16/05 - Eighth Anniversary of
                               the Closing Date                  $26,737,500
                    ========================================================

                             (l) Following the prepayment in full of the Term
                      Loans, on the date the Term Loans would otherwise have been required to be prepaid on account of any Net Disposition Proceeds, Net Debt Proceeds, Excess Cash Flow, Net Equity Proceeds or Casualty Proceeds, the Company or any applicable Foreign Borrower, as the case may be, shall first, prepay such Tranche or Tranches of Revolving Loans and Swing Line Loans, to the extent then outstanding, as the Company shall elect, and, second, deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the amount by which the Term Loans would otherwise have been required to be prepaid if Term Loans had been outstanding.

                             (m) Immediately upon any acceleration of the
                      Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, the Company or any applicable Foreign Borrower, as the case may be, shall repay all outstanding Loans and other Obligations, unless, pursuant to Section 8.3, only a portion of all Loans and other Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid).

                      Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
Section 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a), (b) or (m) of this Section 3.1.1 shall cause a reduction in any Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be. Any Letter of Credit outstanding that is cash collateralized pursuant to clause (b), (g), (h) or (l) of this Section
3.1.1 shall not thereafter, so long as, and to the extent that, such Letter of Credit remains so cash collateralized, be considered to be outstanding for purposes of (but only for purposes of) such clause (b), (g), (h) or (l) of this Section 3.1.1.

                      SECTION 3.1.2. Application. (a) Subject to clause (b) below, each prepayment or repayment of principal of the Loans of any Tranche shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans; provided, that prepayments or repayments of LIBO Rate Loans not made on the last day of the Interest Period with respect thereto, shall be prepaid or repaid subject to the provisions of Section 4.4 (together with a payment of all accrued interest). Any mandatory prepayments of LIBO Rate Loans made pursuant to clauses (d) and (e) of Section 3.1.1, if not made on the last day of the Interest Period with respect thereto, shall, at the Borrower's option, so long as no Default has occurred and is continuing, be prepaid subject to the provisions of Section 4.4, or the amount required to be applied to the prepayment of LIBO Rate Loans (after application to any Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for such Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date of receipt of the proceeds in respect of which such prepayment is required to be made and on the last day of each such Interest Period (together with a payment of all interest that is due on the last day of each such Interest Period pursuant to clause (d) of Section 3.2.3).

                      (b) Each prepayment of Term Loans made pursuant to clauses (a), (c), (d), (e), (f), (i), (j) and (k) of Section 3.1.1 shall be applied, (i) on a pro rata basis, to the outstanding principal amount of (A) in the case of clauses (a), (c), (d), (e) and (f), all remaining Term-A Loans, Term-B Loans and Term-C Loans and (B) in the case of clauses (i), (j) and (k), all remaining Term-A Loans, Term-B Loans or Term-C Loans, as the case may be, and (ii) in respect of each Tranche of Term Loans, in direct order of maturity of the remaining scheduled quarterly amortization payments in respect thereof, until all such Term-A Loans, Term-B Loans and Term-C Loans have been paid in full; provided that the Company may make, or cause other Borrowers to make, any such prepayments to any Lender of Term Loans of such Tranches as the Company shall elect so long as the aggregate amount of all such prepayments made to each Lender is equal to its pro rata portion of the aggregate prepayments to all applicable Lenders; and provided, further, that if the Company at any time elects in writing, in its sole discretion, to permit any Lender that has Term-B Loans or Term-C Loans to decline to have such Loans prepaid pursuant to clause
(a), (c), (d), (e) or (f) of Section 3.1.1, then any Lender having Term-B Loans or Term-C Loans outstanding may, by delivering a notice to the Agents at least one Business Day prior to the date that such prepayment is to be made, decline to have such Loans prepaid with the amounts set forth above, in which case 50% of the amounts that would have been applied to a prepayment of such Lender's Term-B Loans or Term-C Loans, as the case may be, shall instead be applied to a prepayment of the Term-A Loans (until paid in full), with the balance being retained by the Company and its Subsidiaries.

                      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with this Section 3.2.

                      SECTION 3.2.1. Rates. (a) Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day.

                      (b) Each Committed LIBO Rate Loan in any Currency shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (or, in the case of U.S. Dollar Loans, LIBO Rate (Reserve Adjusted)) for such Currency and Interest Period plus the Applicable Margin for such Loan on such day.

                      (c) Each Uncommitted Foreign Currency Revolving Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made to but excluding the date such Loan is repaid at a rate per annum equal to the Uncommitted Foreign Currency Interest Rate for such Loan.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

                      SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.8.2) of any Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (i) in the case of any overdue principal of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts in respect of Loans or other obligations (or the related Commitments) under a particular Tranche, (x) in the case of Loans other than Foreign Currency Loans, the rate that would otherwise be applicable to Base Rate Loans under such Tranche pursuant to Section 3.2.1 plus 2%, (y) in the case of Committed Foreign Currency Loans, the rate that would otherwise be applicable to such Loans under clause (b) of Section 3.2.1 plus 2%, and (z) in the case of Uncommitted Foreign Currency Revolving Loans, the rate that would otherwise be applicable to such Loans pursuant to clause (c) of Section 3.2.1 plus 2%, and (ii) in the case of other overdue monetary Obligations, the rate that would otherwise be applicable to U.S. Dollar Revolving Loans that were Base Rate Loans plus 2%.

                      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                             (a)  on the Stated Maturity Date therefor;

                             (b)  in the case of a LIBO Rate Loan or
                      Uncommitted Foreign Currency Absolute Rate Revolving Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

                             (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Credit Extension hereunder;

                             (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period); and

                             (e)  on that portion of any Loans the Stated
                      Maturity Date of which is accelerated pursuant to Section
                      8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

                      SECTION 3.3. Fees. The Borrowers agree to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

                      SECTION 3.3.1. Commitment Fee. Each Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment to such Borrower for each day during the period (including any portion thereof when any of the Lenders' applicable Revolving Loan Commitments are suspended by reason of the Company's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available to the applicable Borrower, of the Revolving Loan Commitment Amount with respect to such Revolving Loan Commitment (net of Letter of Credit Outstandings in respect of Letters of Credit outstanding under the related Letter of Credit Commitment) for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fees shall be payable by the applicable Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans and Uncommitted Foreign Currency Revolving Loans shall not constitute usage of the applicable Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrowers to the applicable Lenders. Any term or provision hereof to the contrary notwithstanding, commitment fees payable for any period prior to the Closing Date shall be payable in accordance with the Fee Letter. Payments by the Company to the Swing Line Lender in respect of accrued interest on Swing Line Loans shall be net of the commitment fee payable in respect of the Swing Line Lender's Revolving Loan Commitment.

                      SECTION 3.3.2. Administrative Agent Fee. The Company agrees to pay an annual administration fee to the Administrative Agent, for its own account, in the amount set forth in the Administrative Agent Fee Letter, payable in advance on the Closing Date and annually thereafter.

                      SECTION 3.3.3. Letter of Credit Fee. Each Borrower agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each other Lender that has a Percentage of greater than zero in respect of the applicable Revolving Loan Commitment Amount, a Letter of Credit fee for each day on which there shall be any Letters of Credit outstanding under any Letter of Credit Commitment to such Borrower, at a rate per annum equal to (i) with respect to each standby Letter of Credit, the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, minus 1/8 of 1% per annum, multiplied by the Stated Amount of each such Letter of Credit; and (ii) with respect to each documentary Letter of Credit, 1.25% multiplied by the Stated Amount of each such Letter of Credit, such fees being payable in the Currency in which such Letter of Credit is denominated quarterly in arrears on each Quarterly Payment Date. Each Borrower further agrees to pay to the applicable Issuer quarterly in arrears on each Quarterly Payment Date, an issuance fee equal to 1/8 of 1% per annum, multiplied by the Stated Amount of the applicable Letter of Credit.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

                      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, in the absence of manifest error, upon notice thereof to the Company and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law, in each case after (i) in the case of any such introduction or change with respect to Committed Loans, the date upon which such Lender shall have become a Lender hereunder, and (ii) in the case of any such introduction or change with respect to Uncommitted Foreign Currency Revolving Loans, the date on which such Lender submitted an Uncommitted Foreign Currency Interest Quote in respect of such Uncommitted Foreign Currency Revolving Loan pursuant to Section 2.4 makes it unlawful, or any central bank or other governmental authority asserts, after such date, that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as or to LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, which such Lender shall do promptly upon obtaining actual knowledge of such change in circumstances (provided that the rights and benefits of such Lender under this clause relating to any period prior to such failure to give prompt notice shall not be limited or otherwise adversely affected as a result of such failure) (with the date of such notice being the "Reinstatement
Date"), and (i) all LIBO Rate Loans
previously made by such Lender shall (A) in the case of U.S. Dollar Loans, automatically convert into Base Rate Loans and (B) in the case of Foreign Currency Loans, accrue interest at each applicable Lender's cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the Company, plus the Applicable Margin in respect of such Foreign Currency Loans, in each case at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion, and (ii) all Loans thereafter to be made by such Lender and outstanding prior to the Reinstatement Date shall (A) in the case of U.S. Dollar Loans, be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected, and (B) in the case of Foreign Currency Loans, accrue interest at each applicable Lender's cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the Company, plus the Applicable Margin in respect of such Foreign Currency Loans.

                      SECTION 4.2.  Deposits Unavailable.  If the
Administrative Agent shall have determined that

                             (a) deposits in the relevant Currency and amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

                             (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans in a particular Currency, then, upon notice from the Administrative Agent to the Company and the Lenders,
(i) the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended and (ii) in the case of Foreign Currency Loans, such Loans shall accrue interest at each applicable Lender's cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the Company, plus the Applicable Margin in respect of such Loans, at the end of the then current Interest Period applicable thereto, in each case until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist, which the Administrative Agent shall do promptly upon obtaining actual knowledge of such change in circumstances (provided that the rights and benefits of the Administrative Agent under this clause relating to any period prior to such failure to give prompt notice shall not be limited or otherwise adversely affected as a result of such failure), and subsequent Foreign Currency Loans in respect of such Currency shall be made at an interest rate equal to each applicable Lender's cost of funds, as





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reasonably determined and as notified by such Lender to the Administrative
Agent and the Company, plus the Applicable Margin in respect of such Loans.

                      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The applicable Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (excluding any amounts, whether or not constituting Taxes, referred to in Section 4.6) arising as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority that occurs after (i) in the case of any such increased costs or reduced return in respect of Committed Loans, the date upon which such Lender became a Lender hereunder, and (ii) in the case of any such increased costs or reduced return in respect of Uncommitted Foreign Currency Revolving Loans, the date on which such Lender submitted an Uncommitted Foreign Currency Interest Quote with respect to such Uncommitted Foreign Currency Revolving Loans pursuant to
Section 2.4. Such Lender shall promptly notify the Administrative Agent and the Company in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the applicable Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

                      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding any loss of margin after the date of any such conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of

                             (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                             (b) any Loans not being borrowed as LIBO Rate Loans in accordance with the Borrowing Request therefor; or





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                             (c)  any Loans not being continued as, or
                      converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

                      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, in each case occurring after (i) in the case of any such change, introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in in respect of Committed Loans, the applicable Lender becomes a Lender hereunder, and (ii) in the case of any such change, introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in in respect of Uncommitted Foreign Currency Revolving Loans, the date on which such Lender submitted an Uncommitted Foreign Currency Interest Quote in respect of such Uncommitted Foreign Currency Revolving Loan pursuant to Section 2.4, affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Company, which such Lender shall give promptly upon its obtaining actual knowledge of such circumstance (provided that the rights and benefits of such Lender under this clause relating to any period prior to such failure to give prompt notice shall not be limited or otherwise adversely affected as a result of such failure), the applicable Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided, that such Lender may not impose materially greater costs on the Borrowers than on other similarly situated borrowers by virtue of any such averaging or attribution method.





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                      SECTION 4.6.  Taxes.  (a) All payments by the Borrowers
of principal of, and interest on, the Loans and all other amounts payable hereunder or under any other Loan Document (including Reimbursement Obligations, fees and expenses) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, from or through which payments originate or are made or deemed made by or to the Borrowers, but excluding (i) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on either of the Agents as a result of a present or former connection between the applicable lending office (or office through which it performs any of its actions as Agent) of such Agent, and any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on any Lender as a result of a present or former connection between the applicable lending office of such Lender, in each case and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement or any Note) or
(ii) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges to the extent that they are in effect and would apply (x) as of the date any Person becomes a Lender or Assignee Lender to the extent such taxes, fees, duties, withholdings or charges relate to payments other than payments in respect of Uncommitted Foreign Currency Revolving Loans, (y) as of the date on which such Lender submitted an Uncommitted Foreign Currency Interest Quote with respect to such Uncommitted Foreign Currency Revolving Loans pursuant to Section 2.4, to the extent such taxes, fees, duties, withholdings or other charges relate to payments in respect of Uncommitted Foreign Currency Revolving Loans, or (z) in either case, as of the date that any Lender changes its applicable lending office, to the extent such taxes become applicable as a result of such change (other than a change in an applicable lending office made pursuant to Section 4.10 below) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will (i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation available to such Borrower reasonably satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of the applicable Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each such Lender will equal the full amount such applicable Lender would have received had no such withholding or deduction been required, provided, however, that the Company shall not be required to pay any such





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additional amounts in respect of amounts payable to any Non-U.S. Lender or any
Agent that is not organized under the laws of the United States or a state thereof to the extent that the related tax is imposed (or an exemption therefrom is not available) as a result of such Lender or Agent failing to comply with the requirements of clause (b) of Section 4.6.

                      Moreover, if any Taxes are directly asserted against either of the Agents or any Lender with respect to any payment received by such Agents or such Lender hereunder, such Agents or such Lender may pay such Taxes and the applicable Borrower will promptly pay to such Person such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person; provided, however, that the applicable Borrower shall not be obligated to make payment to the Lenders or the Agents (as the case may be) pursuant to this sentence in respect of penalties or interest attributable to any Taxes, if written demand therefor has not been made by such Lenders or the Agents within 60 days from the date on which such Lenders or the Agents knew of the imposition of Taxes by the relevant taxing authority or for any additional imposition which may arise from the failure of the Lenders or the Agents to apply payments in accordance with the applicable tax law after any Borrower has made the payments required hereunder; provided, further, however, that the Borrowers shall not be required to pay any such additional amounts in respect of any amounts payable to any Non-U.S. Lender or any Agent that is not organized under the laws of the United States or a state thereof to the extent the related Tax is imposed as a result of such Lender or Agent failing to comply with the requirements of clause (b) of Section 4.6. After a Lender or an Agent (as the case may be) learns of the imposition of Taxes, such Lender or Agent will act in good faith to notify the Borrowers of their obligations hereunder as soon as reasonably possible.

                      If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

                      (b) Each Non-U.S. Lender shall, (i) on or prior to the date of the execution and delivery of this Agreement, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Company and the Administrative Agent, two or more (as the Company or the Agents may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 (or successor forms) or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to





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payments of "portfolio interest", United States Internal Revenue Service Forms
W-8 and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" (within the meaning of Section 881(c)(3)(A) of the Code), is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) with respect to the Company and is not a controlled foreign corporation with respect to which the Company is a related person (within the meaning of Section 864(d)(4) of the Code) or such other forms or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of Taxes imposed by the United States; and (ii) deliver to the Company and the Administrative Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Company. Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to provide to the applicable Borrower and the Administrative Agent such other applicable forms or certificates that would reduce or eliminate any Tax otherwise applicable.

                      (c) If the Company determines in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to a Lender or either of the Agents, the relevant Lender or Agent, as the case may be, shall reasonably cooperate with the Borrowers in challenging such Tax at the Borrowers' expense if requested by the Company; provided, however, that nothing in this Section 4.6 shall require any Lender to submit to the Company or any other Person any tax returns or any part thereof, or to prepare or file any tax returns other than as such Lender in its sole discretion shall determine.

                      (d) If a Lender or an Agent shall receive a refund (including any offset or credits) from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) of any Taxes paid by any Borrower pursuant to clause (a) above, such Lender or the Agent (as the case may be) shall promptly pay such Borrower the amount so received, with interest from the taxing authority with respect to such refund, net of any tax liability incurred by such Lender or Agent that is attributable to the receipt of such refund and such interest.

                      (e) Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to cooperate with the Borrowers to minimize any amounts payable by the Borrowers under this Section 4.6; provided, however, that nothing in this Section 4.6 shall require any Lender to take any action which, in the sole discretion of such Lender, is inconsistent with its internal policy and legal and regulatory restrictions.





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                      SECTION 4.7.  Payments, Computations, etc.  Unless
otherwise expressly provided, all payments by or on behalf of the Borrowers pursuant to this Agreement or any other Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Lenders, Agents or Arranger, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Company and the applicable Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, Agent or Arranger, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, Agent or Arranger, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (i) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

                      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligations (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its





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rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

                      SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clauses (b) through (d) of
Section 8.1.9 with respect to any Obligor (other than Immaterial Subsidiaries) or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then due to it from such Borrower, and (as security for such Obligations) each Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower (general or special, matured or unmatured and in whatever currencies denominated) then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8. Each Lender agrees promptly to notify the applicable Borrower, the Company and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

                      SECTION 4.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5 or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under Section 4.3, 4.4, 4.5 or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.





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                      SECTION 4.11.  Replacement of Lenders.  Each Lender
hereby severally agrees as set forth in this Section. If any Lender (a "Subject Lender") (i) makes demand upon any Borrower for (or if any Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, (ii) gives notice pursuant to Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or any change in the basis upon which interest is to accrue in respect of such Subject Lender's LIBO Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, (iii) becomes a Non-Consenting Lender or (vi) becomes a Non-Funding Lender, the Company may, within 180 days of receipt by such Borrower of such demand or notice (or the occurrence of such other event causing any Borrower to be required to pay such compensation) or within 180 days of such Lender becoming a Non-Consenting Lender or a Non-Funding Lender, as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Company and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 11.11.1, all of its Commitments, Loans and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage in respect of any Revolving Loan Commitment under which there are outstanding Reimbursement Obligations of such Reimbursement Obligation, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the designated financial institution or Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.





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                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

                      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and the Issuers to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

                      SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it, and (ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it, upon which certificate each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

                      SECTION 5.1.2. Transaction Documents. The Agents shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed versions of the Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of the Company. The Merger Agreement shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Merger set forth in the Merger Agreement unless otherwise agreed to by the Required Lenders.

                      SECTION 5.1.3. Consummation of Merger. The Agents shall have received evidence satisfactory to each of them that all actions necessary to consummate the Merger (including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been taken in accordance with Section 251 of the Delaware General Corporation Law.

                      SECTION 5.1.4. Closing Date Certificate. Each of the Agents shall have received, with copies for each Lender, the Closing Date Certificate, substantially in the form of Exhibit D hereto, dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer that is the chief executive, financial or accounting (or equivalent) officer of the Company, in which certificate the Company shall agree and acknowledge that the statements made therein shall be deemed to be true and correct





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representations and warranties of the Company made as of such date under this
Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

                      SECTION 5.1.5. Delivery of Notes. The Agents shall have received, for the account of each Lender that shall have requested a Note not less than two Business Days prior to the Closing Date, a Note of each applicable Borrower in respect of each applicable Tranche duly executed and delivered by such Borrower.

                      SECTION 5.1.6. Subsidiary Co-Obligation Agreement and Guaranty. The Agents shall have received the Subsidiary Co-Obligation Agreement and Guaranty, dated the date hereof, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary of the Company (other than Thermadyne Receivables, Inc.) in existence on the date of the initial Credit Extension (after giving effect to the Merger).

                      SECTION 5.1.7. Pledge Agreements. The Agents shall have received executed counterparts of

                             (a) the Holdco Guaranty and Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of Holdco, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of the Company which shall be pledged pursuant to the Holdco Guaranty and Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

                             (b) the Company Pledge Agreement, dated as of the date hereof, duly executed by the Company, together with
                      (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock of each Subsidiary of the Company which shall be pledged pursuant to the Company Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and (ii) the Intercompany Note (if any) duly indorsed to the order of the Administrative Agent; and

                             (c) the Subsidiary Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of each Subsidiary of the Company (other than Thermadyne Receivables, Inc.) (after giving effect to the Transaction) which in turn has any Subsidiary or Subsidiaries, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of each such indirect Subsidiary of the Company which shall be pledged pursuant to such Subsidiary Pledge Agreement,





                                      107
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                      which certificates shall in each case be accompanied by
                      undated stock powers duly executed in blank;

provided, however, that neither the Company nor any of its Subsidiaries shall be required to pledge in excess of 65% of the outstanding voting stock of any Non-U.S. Subsidiary. If any securities pledged pursuant to a Pledge Agreement are uncertificated securities or are held through a securities intermediary, the Administrative Agent shall have received confirmation and evidence satisfactory to it that appropriate book entries have been made in the relevant books or records of a securities intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been (or will be, in accordance with Section 7.1.13) taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent in such securities pursuant to the terms of the applicable Pledge Agreement.

                      SECTION 5.1.8. Security Agreement. The Agents shall have received executed counterparts of the Company Security Agreement and the Subsidiary Security Agreement, dated as of the date hereof, duly executed by the Company and its U.S. Subsidiaries (other than the Receivables Subsidiary), together with

                             (a) executed Uniform Commercial Code financing statements (Form UCC-1) naming the Company or the relevant U.S. Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreements (provided that perfection of security interests in (i) motor vehicles shall not be required and (ii) certain intellectual property owned as of the Closing Date by the Company or its U.S. Subsidiaries shall be completed in accordance with Section 7.1.11); and

                             (b) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the date of the initial Credit Extension, listing all effective financing statements which name the Company or the relevant U.S. Subsidiary (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to clause (a) above, together with copies of such financing statements.





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                      SECTION 5.1.9.  Financial Information, etc.  The Agents
shall have received, with counterparts for each Lender,

                             (a) the audited consolidated balance sheets of Thermadyne and its Subsidiaries as at December 31, 1995, December 31, 1996 and December 31, 1997 and the audited consolidated statements of operations, cash flows and shareholders' equity for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 and an unaudited consolidated balance sheet of Thermadyne and its Subsidiaries as at March 31, 1998 and unaudited consolidated statements of income, cash flows and stockholders' equity for the three months then ended (collectively, the "Base Financial Statements"); and

                             (b) a pro forma consolidated balance sheet of the Company and its Subsidiaries, as of March 31, 1998 (the "Pro Forma Balance Sheet"), certified by an Authorized Officer that is the chief financial or accounting officer of the Company, giving effect to the consummation of the Transaction and reflecting the proposed legal and capital structure of the Company, which legal and capital structure shall be, in all material respects, as described in the Proxy Statement or otherwise reasonably satisfactory to the Syndication Agent.

                      SECTION 5.1.10. Solvency, etc. The Agents shall have received an opinion letter from Valuation Research Corporation, addressed to the Agents and each Lender and dated as of the date of the initial Credit Extensions, as to the solvency of the Company and its Subsidiaries on a consolidated basis immediately after giving effect to the Transaction and the initial Credit Extensions, such opinion letter to be in form, substance and scope satisfactory to the Agents.

                      SECTION 5.1.11. Holdco Equity Contribution, Asset Contribution, Discount Debentures Issuance, Closing Date Dividend/Intercompany Loan and Subordinated Debt Issuance. The Agents shall have received evidence satisfactory to each of them that (i) Mergerco shall have received not less than $140,000,000 from the Purchasers pursuant to the Holdco Equity Contribution, and not less than $95,000,000 in gross cash proceeds from the Discount Debentures Issuance, (ii) Thermadyne shall have made the Asset Contribution to the Company, (iii) the Closing Date Dividend and/or Intercompany Loan shall have been made and (iv) the Company shall have received not less than $207,000,000 in gross cash proceeds from the Subordinated Debt Issuance.

                      SECTION 5.1.12. Litigation. There shall exist no pending or threatened material litigation, proceedings or investigations which
(x) could reasonably be expected to have a





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Material Adverse Effect or (y) could reasonably be expected to materially, adversely affect the consummation of the Transaction.

                      SECTION 5.1.13. Material Adverse Change. Except as disclosed in Schedule 3.10 to the Merger Agreement, no facts, events or circumstances constituting or having a Material Adverse Effect shall have occurred since December 31, 1997.

                      SECTION 5.1.14. Reliance Letters. The Agents shall, unless otherwise agreed, have received reliance letters, dated the date of the initial Credit Extension and addressed to each Lender and each Agent, in respect of each of the legal opinions (other than "disclosure" and other similar opinions) delivered in connection with the Transaction.

                      SECTION 5.1.15. Opinions of Counsel. The Agents shall have received opinions, dated the date of the initial Credit Extension and addressed to the Agents and all Lenders from

                             (a)  Davis Polk & Wardwell, special New York
                      counsel to each of the Obligors, in substantially the form of Exhibit K-1 hereto;

                             (b) Goodell, Stratton, Edmonds & Palmer L.L.P.,
                      Ogden, Newell & Welch, Winer and Bennett, Jones, Day, Reavis & Pogue and Weil, Gotshal & Manges LLP, special local counsel to the Company, in substantially the form of Exhibit K-2 hereto;

                             (c) Stephanie N. Josephson, General Counsel of the Company, in substantially the form of Exhibit K-3 hereto; and

                             (d)  Deacon Graham & Jones, Osler, Hoskin &
                      Harcourt, Bonelli E Associati and Ward Hadaway, special foreign counsel to the Company, in substantially the form of Exhibit K-4 hereto.

                      SECTION 5.1.16. Insurance. The Agents shall have received satisfactory evidence of the existence of insurance in compliance with
Section 7.1.4 (including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Lenders, pursuant to documentation reasonably satisfactory to the Agents and the Company.





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                      SECTION 5.1.17.  Perfection Certificate.  The
Administrative Agent shall have received the Perfection Certificate, dated as of the date of the initial Credit Extension, duly executed and delivered by an Authorized Officer of the Company.

                      SECTION 5.1.18. Closing Fees, Expenses, etc. The Agents and the Arranger shall have received, each for its own respective account, or, in the case of the Administrative Agent, for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.3 and 11.3, if then invoiced.

                      SECTION 5.1.19. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Company or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments that the Agents or their counsel shall have reasonably requested.

                      SECTION 5.2. All Credit Extensions. The obligation of each Lender and, if applicable, each Issuer, to make any Credit Extension (including its initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

                      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

                             (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                             (b) (i)  in the case of U.S. Dollar Revolving
                      Loans, Swing Line Loans or U.S. Dollar Letters of Credit
                      (x) the sum of (A) the aggregate outstanding principal amount of all U.S. Dollar Revolving Loans and Swing Line Loans and (B) the U.S. Dollar Letter of Credit Outstandings will not exceed the Revolving Loan U.S. Dollar Commitment Amount less the excess, if any, of the U.S. Dollar Equivalent of all Foreign Currency Loans outstanding and the Foreign Currency Letter of Credit Outstandings over the Total Revolving Loan Foreign Currency Commitment Amount, (y) the aggregate outstanding principal amount of all Swing Line Loans will not exceed the Swing Line Loan Commitment Amount, and (z) the U.S. Dollar Letter of





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
                      Credit Outstandings will not exceed the U.S. Dollar Letter of Credit Commitment Amount;

                             (ii)  in the case of any Committed Foreign
                      Currency Revolving Loans made or Foreign Currency Letters of Credit issued under any Revolving Loan Foreign Currency Commitment, (x) the U.S. Dollar Equivalent of the sum of (A) the aggregate outstanding principal amount of all Committed Foreign Currency Revolving Loans made under such Revolving Loan Foreign Currency Commitment and
                      (B) the Foreign Currency Letter of Credit Outstandings in respect of such Commitment shall not exceed the Revolving Loan Foreign Currency Commitment Amount in respect of such Revolving Loan Foreign Currency Commitment, (y) the U.S. Dollar Equivalent of the sum of (A) the aggregate outstanding principal amount of all Foreign Currency Revolving Loans and (B) the aggregate Foreign Currency Letter of Credit Outstandings shall not exceed the Revolving Loan Foreign Currency Limit and (z) the sum of
                      (A) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (B) the Letter of Credit Outstandings (all Revolving Loans and Letter of Credit Outstandings denominated in Foreign Currencies included in such calculation at the U.S. Dollar Equivalent thereof) shall not exceed the Total Revolving Loan Commitment Amount;

                             (iii) in the case of Uncommitted Foreign Currency Revolving Loans, (x) the U.S. Dollar Equivalent of the sum of (A) the aggregate principal amount of all Foreign Currency Revolving Loans and (B) the Foreign Currency Letter of Credit Outstandings shall not exceed the Revolving Loan Foreign Currency Limit and (y) the sum of
                      (A) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (B) the Letter of Credit Outstandings (all Revolving Loans and Letter of Credit Outstandings denominated in Foreign Currencies included in such calculation at the U.S. Dollar Equivalent thereof) shall not exceed the Total Revolving Loan Commitment Amount; and

                             (c) no Default shall have then occurred and be continuing.

                      SECTION 5.2.2. Credit Extension Request. Except with respect to the deemed issuance of the Existing Letters of Credit on the Closing Date, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by any Borrower of the proceeds of any Credit Extension shall constitute a representation and warranty by the Company that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.





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                      SECTION 5.3.  First Borrowing by Each Foreign Subsidiary.
The obligation of any Lender to make a Loan on the occasion of the first Borrowing by any Foreign Borrower (other than the Initial Foreign Borrowers) is subject to the satisfaction of the following further conditions:

                             (a) receipt by the Administrative Agent for the account of each Lender with an applicable Revolving Loan Foreign Currency Commitment that shall have requested a Note not less than two Business Days prior to the date of such Borrowing of a duly executed Note of such Foreign Borrower, dated on or before the date of such Borrowing, complying with the provisions of Section 2.9;

                             (b) receipt by the Administrative Agent of an opinion of counsel for such Foreign Borrower acceptable to the Administrative Agent, substantially in the form of Exhibit K-4 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and

                             (c) receipt by the Administrative Agent of a duly executed Revolving Loan Foreign Currency Commitment Addendum or Uncommitted Foreign Currency Revolving Borrowing Addendum, together with all documents which it may reasonably request relating to the existence of such Foreign Borrower, its corporate authority for and the validity of its entry into this Agreement and the other Loan Documents to which it is a party, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                      In order to induce the Lenders, the Issuers and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Company represents and warrants unto the Agents, each Issuer and each Lender as set forth in this Article VI.

                      SECTION 6.1. Organization, etc. The Company and each of its Subsidiaries (a) is validly organized and existing and in good standing to the extent required under the laws of the jurisdiction of its incorporation, except to the extent that the failure to be in good





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standing would not reasonably be expected to have a Material Adverse Effect,
(b) is duly qualified to do business and is in good standing to the extent required under the laws of each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and
(c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations in connection with the Transaction and its Obligations under this Agreement and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it except, in the case of this clause (b)(ii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Company's and, where applicable, each such other Obligor's participation in the consummation of the Transaction, are within the Company's and each such Obligor's powers, have been duly authorized by all necessary action, and do not

                             (a)  contravene the Company's or any such
                      Obligor's Organic Documents;

                             (b) contravene any contractual restriction (other than any contractual restriction that shall have been waived on or prior to the Closing Date), law or governmental regulation or court decree or order binding on or affecting the Company or any such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

                             (c)  result in, or require the creation or
                      imposition of, any Lien on any of the Company's or any other Obligor's properties, except pursuant to the terms of a Loan Document.

                      SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by the Company or any other Obligor of this Agreement or any other Loan Document to which it is a party, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. All authorizations, approvals and other actions by, and all notices to and filings with, any governmental authority or regulatory body that are required





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pursuant to the Merger Agreement in connection with the Transaction have been duly obtained or made and are in full force and effect, except those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any other Obligor nor any of the Company's Subsidiaries, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                      SECTION 6.4. Validity, etc. This Agreement constitutes, and each other Loan Document executed by any Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of each Borrower party thereto, enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case with respect to this Section 6.4 subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                      SECTION 6.5. Financial Information. The Company has delivered to the Agents and each Lender copies of (i) the Base Financial Statements and (ii) the Pro Forma Balance Sheet. Each of the financial statements described above has been prepared in accordance with GAAP consistently applied (in the case of clause (i)) and, in the case of clause
(ii), on a basis substantially consistent with the basis used to prepare the financial statements referred to in clause (i), and (in the case of clause (i)) present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the periods then ended and (in the case of clause (ii)) include appropriate pro forma adjustments to give pro forma effect to the Transaction.

                      SECTION 6.6. No Material Adverse Effect. Since December 31, 1997, no facts, events or conditions have occurred which constitute a Material Adverse Effect.

                      SECTION 6.7.  Litigation, Labor Controversies, etc.
There is no pending or, to the knowledge of the Company, threatened litigation, action, proceeding or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to result in a Material Adverse Effect except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No development





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has occurred in any litigation, action, labor controversy, arbitration or governmental investigation or other proceeding disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule which could reasonably be expected to have a Material Adverse Effect.

                      SECTION 6.8. Subsidiaries. The Company has only those Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are permitted to have been acquired in accordance with Section 7.2.5 or 7.2.8. Each Foreign Borrower is a wholly-owned Subsidiary of the Company.

                      SECTION 6.9. Ownership of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries owns good title to, or leasehold interests in, all of its properties and assets (other than insignificant properties and assets), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to Section 7.2.3.

                      SECTION 6.10. Taxes. Each of Holdco, the Company and each of their respective Subsidiaries has filed all federal and other material tax returns required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                      SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA, which, in either case, is reasonably expected to lead to a liability to such Pension Plan in excess of $10,000,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule or otherwise approved by the Agents (such approval not to be unreasonably withheld or delayed), since the date of the last financial statement the Company has not increased any contingent liability with respect to any post-retirement benefit under a





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Welfare Plan, other than liability for continuation coverage described in Part
6 of Subtitle B of Title I of ERISA, except as would not have Material Adverse Effect.

                      SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                             (a) all facilities and property owned or leased by the Company or any of its Subsidiaries are in compliance with all Environmental Laws;

                             (b)  there are no pending or threatened

                                  (i)  written claims, complaints, notices or
                             requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                                  (ii)  written complaints, notices or
                             inquiries to the Company or any of its
                             Subsidiaries regarding potential liability under any Environmental Law;

                             (c) to the knowledge of the Company, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries;

                             (d) the Company and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                             (e) no property now or, to the best knowledge of the Company, previously owned or leased by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company or any of its Subsidiaries, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                             (f) to the best knowledge of the Company, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries;





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                             (g)  to the knowledge of the Company, the Company
                      and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or to the knowledge of the Company or any of its Subsidiaries, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list, or (ii) which is the subject of federal, state or local enforcement actions or other investigations;

                             (h) to the knowledge of the Company, there are no polychlorinated biphenyls or friable asbestos present in a manner or condition requiring remedial action to comply with any Environmental Law at any property now or previously owned or leased by the Company or any Subsidiary of the Company; and

                             (i)  to the knowledge of the Company, no
                      conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability to the Company or any of its Subsidiaries under any Environmental Law.

                      SECTION 6.13. Regulations G, U and X. Neither the Company nor Holdco is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used in violation of F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

                      SECTION 6.14. Accuracy of Information. All material factual information concerning the financial condition, operations or prospects of Holdco, the Company and their respective Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Agents, the Arranger, any Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of the Company or any of its Subsidiaries to the Agents, the Arranger, any Issuer or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and such information is not, or shall not be, taken as a whole, as the case may be, incomplete by omitting to state any fact necessary to make such information not materially misleading.

                      Any term or provision of this Section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or





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opinions, no representation or warranty is made herein with respect thereto;
provided, however, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, the Company has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

                      SECTION 6.15. Solvency. The Transaction (including the incurrence of the initial Credit Extensions hereunder, the incurrence by the Borrowers of the Indebtedness represented by the Subordinated Notes, the execution and delivery by the Subsidiary Co-Obligors of the Subsidiary Co-Obligation Agreement and Guaranty and the application of the proceeds of the Credit Extensions) will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction, the Company is Solvent.


                                  ARTICLE VII

                                   COVENANTS

                      SECTION 7.1. Affirmative Covenants. The Company agrees with the Agents, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Company will perform the obligations set forth in this Section 7.1.

                      SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Company will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information:

                             (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company (or, if the Company is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statement of operations for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end





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                      of such Fiscal Quarter and the related consolidated
                      statement of cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (it being understood that the foregoing requirement may be satisfied by delivery of the Company's report to the Securities and Exchange Commission on Form 10-Q, if any), certified by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial officer of the Company;

                             (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of the Company (or, if the Company is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year for the Company and its Subsidiaries, including therein a consolidated balance sheet for the Company and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of operations and cash flows for such Fiscal Year (it being understood that the foregoing requirement may be satisfied by delivery of the Company's report to the Securities and Exchange Commission on Form 10-K, if any), in each case certified (without any Impermissible Qualification) by a "Big Six" firm of independent public accountants, together with a certificate from such accountants as to whether, in making the examination necessary for the signing of such annual report by such accountants, they have become aware of any Default in respect of any term, covenant, condition or other provision of this Agreement (including any Default in respect of the financial covenants contained in Section 7.2.4) that relates to accounting matters that has occurred and is continuing or, if in the opinion of such accounting firm, any such Default has occurred and is continuing, a statement as to the nature thereof;

                             (c) together with the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, in substantially the form of Exhibit E-1, executed by an Authorized Officer that is the president, chief executive officer, assistant treasurer, treasurer, controller or chief financial officer of the Company, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;

                             (d) promptly and in any event within seven
                      Business Days after obtaining knowledge of the occurrence of any Default, if such Default is then continuing, a statement of an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial officer of the Company





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                      setting forth details of such Default and the action
                      which the Company has taken or proposes to take with respect thereto;

                             (e) promptly and in any event within five Business
                      Days after (x) the occurrence of any development with respect to any litigation, action or proceeding described in Section 6.7 which could reasonably be expected to have a Material Adverse Effect or (y) the commencement of any litigation, action or proceeding of the type described in
                      Section 6.7, notice thereof and of the action which the Company has taken or proposes to take with respect thereto;

                             (f) promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                             (g)  as soon as practicable after the chief
                      financial officer or the chief executive officer of the Company or a member of the Company's Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of (i) or
                      (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability to) the Company or a member of the Company's Controlled Group in excess of $10,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $10,000,000, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Company furnish a bond to the PBGC or such Pension Plan in an amount in excess of $10,000,000 or (v) any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit as a result of a change in the level or scope of benefits thereunder, notice thereof and copies of all documentation relating thereto;

                             (h) within 20 days after the end of each calendar month, a certificate, in substantially the form of Exhibit E-3, executed by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial officer of the Company showing the U.S. Dollar Equivalent of the aggregate outstanding principal amount of all Foreign Currency Revolving Loans, as of the end of such month, for (i) all Foreign Borrowers, taken as a whole, and (ii) each Foreign Borrower, individually;





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                             (i)  promptly after the execution and delivery
                      thereof, copies of all material documents and instruments relating to any Receivables Transactions (including without limitation copies of any material amendments, supplements or other modifications thereto); and

                             (j)  such other information respecting the
                      condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                      SECTION 7.1.2. Compliance with Laws, etc. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                             (a) except as permitted under Section 7.2.8, the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; and

                             (b)  the payment, before the same become
                      delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                      SECTION 7.1.3. Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Company determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

                      SECTION 7.1.4. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Agents may reasonably request and will, upon request of the Agents, furnish to the Agents and each Lender a certificate of an Authorized





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Officer of the Company setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section.

                      SECTION 7.1.5. Books and Records. The Company will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents, each Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, but, unless an Event of Default shall have occurred and be continuing, not more frequently than once in each Fiscal Year, to visit its offices, to discuss its financial matters with its officers and, after notice to the Company and provision of an opportunity for the Company to participate in such discussion, its independent public accountant (and the Company hereby authorizes such independent public accountant to discuss the Company's financial matters with each Issuer and each Lender or its representatives whether or not any representative of the Company is present, so long as the Company has been afforded a reasonable opportunity to be present) and to examine, and photocopy extracts from, any of its books or other corporate records. The cost and expense of each such visit shall be borne by the applicable Agent or Lender.

                      SECTION 7.1.6. Environmental Covenant. The Company will and will cause each of its Subsidiaries to,

                             (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause would not reasonably be expected to have a Material Adverse Effect;

                             (b) promptly notify the Agents and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which relate to environmental matters which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and





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                             (c)  provide such information and certifications
                      which the Agents may reasonably request from time to time to evidence compliance with this Section 7.1.6.

                      SECTION 7.1.7. Future Subsidiaries. Upon any Person (other than the Receivables Subsidiaries) becoming, after the Closing Date, a Subsidiary of the Company, or (in the case of clause (b) below only) upon the Company or any U.S. Subsidiary (other than the Receivables Subsidiaries) acquiring additional Capital Stock of any existing Subsidiary, the Company shall notify the Agents of such acquisition, and

                             (a) the Company shall promptly cause any such Subsidiary that is a U.S. Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a supplement to the Subsidiary Co-Obligation Agreement and Guaranty and a supplement to the Subsidiary Security Agreement (and, if such Subsidiary owns any real property, to the extent required by clause (b) of Section 7.1.8, a Mortgage), together with Uniform Commercial Code financing statements (Form UCC-1) executed and delivered by such U.S. Subsidiary naming such U.S. Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles); and

                             (b) the Company shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Company or any U.S. Subsidiary of the Company, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, the Administrative Agent shall have obtained "control" (as defined in the Uniform Commercial Code applicable to such securities) over such securities, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in such securities in favor of the Administrative Agent pursuant to the terms of such Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and





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deliver a Mortgage, a supplement to the Subsidiary Co-Obligation Agreement and
Guaranty, a supplement to the Security Agreement or a supplement to a Pledge Agreement, nor will the Company or any Subsidiary of the Company be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote.

                      SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property. (a)
Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Company shall, and shall cause each of its U.S. Subsidiaries to, use its (and their) commercially reasonable efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Company or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Company or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $6,000,000.

                      (b) In the event that the Company or any of its U.S. Subsidiaries shall acquire any real property having a value as determined in good faith by the Administrative Agent in excess of $3,000,000 in the aggregate, the Company or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Administrative Agent with
(i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected, first priority Lien, subject to the Liens permitted by Section 7.2.3, against the properties purported to be covered thereby, (ii) mortgagee's title insurance policies in favor of the Agents and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is indefeasible and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted by Section 7.2.3 or as approved by the Agents, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Agents shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon, and
(iii) such other approvals, opinions, or documents as the Agents may reasonably request.





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                      (c)  In accordance with the terms and provisions of the
Loan Documents, the Company and each U.S. Subsidiary (other than the Receivables Subsidiary) shall provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected, first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property acquired after the Closing Date (excluding motor vehicles and (except to the extent required under clause (b) of Section 7.1.8) leases of and fee interests in real property) and not otherwise subject to Sections 7.1.11 and 7.1.12.

                      SECTION 7.1.9.  Use of Proceeds, etc.  The Borrowers
shall

                             (a)  apply the proceeds of the Loans

                                  (i) in the case of the Term Loans and the
                             Revolving Loans made on the Closing Date, to pay, in part, through the Closing Date Dividend and/or the Intercompany Loan to Holdco, the cash portion of the obligations of Holdco in connection with the Transaction, to refinance certain existing Indebtedness of Holdco and its Subsidiaries and to pay the transaction fees and expenses associated with the Transaction; provided, that not more than $20,000,000 of the proceeds from Revolving Loans may be used to finance the consummation of the Transaction (including reasonably related transaction fees and expenses); and

                                  (ii)  in the case of any other Revolving
                             Loans and the Swing Line Loans, for working capital and general corporate purposes of the Company and its Subsidiaries; and

                             (b) use Letters of Credit only for purposes of
                      supporting working capital and general corporate purposes of the Company and its Subsidiaries.

                      SECTION 7.1.10. Hedging Obligations. Within six months following the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that the Company and its Subsidiaries have entered into interest rate swap, cap, collar or similar arrangements (including without limitation such Indebtedness accruing interest at a fixed rate by its terms) designed to protect the Company and its Subsidiaries against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Term Loans and the Subordinated Notes for a period of at least three years from the Closing Date with terms reasonably satisfactory to the Company and the Agents.





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                      SECTION 7.1.11.  Undertaking.  The Company will deliver
to the Agents no later than 60 days after the Closing Date instruments or documents, in appropriate form for filing with the United States Patent and Trademark Office, sufficient to create and perfect a security interest in all intellectual property owned as of the Closing Date by the Company and its U.S. Subsidiaries as identified in Item 7.1.11 ("Intellectual Property") of the Disclosure Schedule.

                      SECTION 7.1.12. Mortgages. Within 60 days after the Closing Date, the Company shall deliver to the Agents counterparts of each Mortgage relating to each property listed on Item 7.1.12 ("Mortgaged Properties") of the Disclosure Schedule, each dated as of the date of such delivery, duly executed by the Company or the applicable U.S. Subsidiary, together with

                             (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected, first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby;

                             (b) mortgagee's title insurance policies in favor of the Agents and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is indefeasible and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted by Section 7.2.3 or as approved by the Agents, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                             (c) such other approvals, opinions or documents as the Agents may reasonably request.

                      SECTION 7.1.13. Perfection of Certain Pledges. Within 15 days after the Closing Date, the Company shall deliver evidence satisfactory to the Agents as to the perfection of the security interest granted in favor of the Administrative Agent under the Subsidiary Pledge Agreement in uncertificated securities of Thermadyne de Mexico S.A. de C.V. and Thermadyne do Brasil S.C. LTDA.





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                      SECTION 7.2.  Negative Covenants.  The Company agrees
with the Agents, each Issuer and each Lender that, until all Commitments have terminated, and all Obligations have been paid and performed in full, the Company will perform the obligations set forth in this Section 7.2.

                      SECTION 7.2.1. Business Activities. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity, except business activities of the type in which the Company and its Subsidiaries are engaged on the date hereof (after giving effect to the Transaction) and any businesses reasonably related or incidental thereto (the "Thermadyne Business").

                      SECTION 7.2.2. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                             (a) Indebtedness outstanding on the Closing Date and identified in Item 7.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule, and refinancings and replacements thereof in a principal amount not exceeding the principal amount of the Indebtedness so refinanced or replaced and with an average life to maturity of not less than the then average life to maturity of the Indebtedness so refinanced or replaced;

                             (b)  Indebtedness in respect of the Credit
                      Extensions and other Obligations;

                             (c)  to the extent (but only to the extent)
                      otherwise permitted by Section 7.2.7, Indebtedness incurred by the Company or any of its Subsidiaries that is represented by Capitalized Lease Liabilities, mortgage financings or purchase money obligations; provided, that the maximum aggregate amount of all Indebtedness permitted under this clause (c) shall not at any time exceed $25,000,000;

                             (d) Hedging Obligations of the Company or any of its Subsidiaries in respect of the Credit Extensions or otherwise entered into by the Company or any Subsidiary to hedge against interest rate, currency exchange rate or commodity price risk, in each case arising in the ordinary course of business of the Company and its Subsidiaries and not for speculative purposes;

                             (e) intercompany Indebtedness (i) (x) of any U.S. Subsidiary of the Company owing to the Company or any Subsidiary or (y) of the Company owing to any of its U.S. Subsidiaries, and (ii) of any Non-U.S. Subsidiary of the Company owing to the Company or any U.S. Subsidiary of the Company; provided that in respect of (A) any





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                      such Indebtedness described in this clause (ii), the U.S.
                      Dollar Equivalent of such Indebtedness (other than any such intercompany Indebtedness incurred to finance any acquisition permitted hereunder) shall not exceed, when taken together with the aggregate amount at such time of all outstanding Investments made pursuant to clause (l) of Section 7.2.5 (other than any such Investments made as part of, or to finance, any acquisition permitted hereunder), $20,000,000 at any time outstanding and (B) any such Indebtedness described in this clause (e) which is owing to the Company or any of its U.S. Subsidiaries,
                      (1) to the extent requested by the Administrative Agent, such Indebtedness shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which (except in the case of any such notes held by a Receivables Subsidiary in connection with a Receivables Transaction) shall be duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement and (2) in the case of any such Indebtedness owed by a Person other than the Company or a Subsidiary Co-Obligor, such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar or, if denominated in a Foreign Currency, the applicable Currency) in cash unless the Agents otherwise consent;

                             (f) Indebtedness evidenced by the Subordinated Notes and subordinated guarantees thereof in an aggregate outstanding principal amount not to exceed $207,000,000 at any time outstanding;

                             (g) Indebtedness consisting of notes issued by the Company or any U.S. Subsidiary and used for making Investments permitted under clause (n) of Section 7.2.5;

                             (h) Assumed Indebtedness of the Company and its Subsidiaries incurred in connection with an Investment permitted under Section 7.2.5, in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

                             (i) Indebtedness of any Non-U.S. Subsidiary owing to any other Non-U.S. Subsidiary;

                             (j) Indebtedness of Non-U.S. Subsidiaries in an aggregate outstanding principal amount the U.S. Dollar Equivalent of which does not exceed (except if such excess is caused solely by changes in exchange rates and is eliminated within five Business Days of its occurrence) $20,000,000 at any time outstanding;





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                             (k)  Indebtedness in respect of Receivables
                      Transactions; provided that, except in the case of any Receivables Subsidiary, such Indebtedness consists solely of Liens on accounts receivable and related assets subject to such Receivables Transactions and similar obligations in respect of such Receivables Transactions; and

                             (l) other unsecured Indebtedness of the Company and its U.S. Subsidiaries in an aggregate amount at any time outstanding not to exceed $20,000,000 plus the difference between the maximum amount of additional Revolving Loan Commitments that have been or could be provided under clause (g) of Section 2.1.2 and the then outstanding amount of additional Revolving Loans made pursuant to clause (g) of Section 2.1.2;

provided, however, that no Indebtedness otherwise permitted by clause (c), (e) (as such clause (e) relates to loans made by the Company or any Subsidiary Co-Obligor to Subsidiaries which are not party to the Subsidiary Co-Obligation Agreement and Guaranty), (h), (i), (j) or (l) may be incurred if, immediately before or after giving effect to the incurrence thereof, any Default shall have occurred and be continuing, and provided, further, however, that all such Indebtedness of the type described in clause (e)(i)(y) above that is owed to Subsidiaries which are not party to the Subsidiary Co-Obligation Agreement and Guaranty, shall be subordinated, in writing, to the Obligations upon terms satisfactory to the Agents.

                      SECTION 7.2.3. Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                             (a) Liens existing on the Closing Date identified in Item 7.2.3(a) ("Ongoing Liens") of the Disclosure Schedule, including Liens securing extensions or renewals of the Indebtedness which such identified Liens secure; provided that no such extension or renewal shall increase the obligations secured by such Lien, extend such Lien to additional assets (other than, in the case of existing Liens securing Indebtedness of Non-U.S. Subsidiaries secured by Receivables and related assets of such Non-U.S. Subsidiaries, Liens on other Receivables and related assets of such Non-U.S. Subsidiaries securing refinancings and replacements of such Indebtedness) or otherwise result in a Default hereunder;

                             (b) Liens securing payment of the Obligations or any Hedging Obligations owed to any Person that, at the time such Hedging Obligation was contracted for, was a Lender or any Affiliate of any Lender, which Liens are granted pursuant to any Loan Document;





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                             (c)  Liens granted to secure payment of
                      Indebtedness of the type permitted and described in clause (c) of Section 7.2.2; provided that such Lien is limited in recourse solely to the asset being purchased or leased through the incurrence of such Indebtedness;

                             (d)  Liens on the assets of the Receivables
                      Subsidiary granted to secure obligations in respect of Receivables Transactions;

                             (e)  Liens on the assets of any Non-U.S.
                      Subsidiary granted to secure payment of Indebtedness of such Non-U.S. Subsidiary permitted under clause (i) or
                      (j) of Section 7.2.2;

                             (f)  Liens for taxes, assessments or other
                      governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                             (g) Liens of carriers, warehousemen, mechanics, repairmen, materialmen, contractors, laborers and landlords or other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                             (h) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, statutory or regulatory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                             (i) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                             (j) Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Company or any such Subsidiary in the ordinary course of its business of the property subject thereto;

                             (k) licenses, leases or subleases granted by the Company or any of its Subsidiaries to any other Person in the ordinary course of business;

                             (l)  Liens in the nature of trustees' Liens
                      granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

                             (m) Liens of sellers of goods to the Company and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

                             (n) Liens securing Assumed Indebtedness of the Company and its Subsidiaries permitted pursuant to clause
                      (h) of Section 7.2.2; provided, however, that (i) any such Liens attach only to the property of the Subsidiary acquired, or the property acquired, in connection with such Assumed Indebtedness and shall not attach to any assets of the Company or any of its Subsidiaries theretofore existing or which arise after the date thereof and (ii) the Assumed Indebtedness and other secured Indebtedness of the Company and its Subsidiaries secured by any such Lien shall not exceed 100% of the fair market value of the assets being acquired in connection with such Assumed Indebtedness;

                             (o) Liens on accounts receivable and related assets granted pursuant to Receivables Transactions and securing obligations arising under such Receivables Transactions; and

                             (p) Liens not otherwise permitted hereunder which secure obligations not exceeding $5,000,000 at any time outstanding.

                      SECTION 7.2.4.  Financial Covenants.

                             (a) EBITDA. The Company will not permit EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth opposite such period:

                          Period                                              EBITDA
                          ------                                              ------

                          Closing Date to 12/31/99                           $ 90,000,000
                          1/1/00 to 12/31/00                                 $ 95,000,000
                          1/1/01 to 12/31/01                                 $100,000,000
                          1/1/02 to 12/31/02                                 $105,000,000
                          1/1/03 to 12/31/03                                 $110,000,000
                          1/1/04 to 12/31/04                                 $120,000,000
                          1/1/05 to 12/31/05                                 $125,000,000
                          1/1/06 to 12/31/06                                 $130,000,000
                          1/1/07 and thereafter                              $135,000,000

                      provided, that, to the extent the amount of EBITDA for the immediately preceding four consecutive Fiscal Quarter period exceeds the amount of EBITDA required to be maintained for such four consecutive Fiscal Quarter period pursuant to this clause (a), an amount equal to 50% of such excess amount may be carried forward to (but only to) the then current Fiscal Quarter (any such amount to be certified to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such four consecutive Fiscal Quarter period).

                             (b) Leverage Ratio. The Company will not permit the Leverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date and occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                        Period                                     Leverage Ratio
                        ------                                     --------------

                        Closing Date to 12/31/98                       6.00:1.00
                        1/1/99 to 12/31/99                             5.50:1.00
                        1/1/00 to 12/31/00                             5.00:1.00
                        1/1/01 to 12/31/01                             4.50:1.00
                        1/1/02 to 12/31/02                             4.00:1.00
                        1/1/03 to 12/31/03                             3.50:1.00
                        1/1/04 and thereafter                          3.00:1.00





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
                             (c) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                                        Interest Coverage
                        Period                                                 Ratio
                        ------                                          ------------------


                        Closing Date to 12/31/98                               1.75:1.00
                        1/1/99 to 12/31/99                                     1.85:1.00
                        1/1/00 to 12/31/00                                     2.00:1.00
                        1/1/01 to 12/31/01                                     2.25:1.00
                        1/1/02 to 12/31/02                                     2.50:1.00
                        1/1/03 to 12/31/03                                     3.00:1.00
                        1/1/04 to 12/31/04                                     3.50:1.00
                        1/1/05 to 12/31/05                                     4.00:1.00
                        1/1/06 to 12/31/06                                     4.50:1.00
                        1/1/07 and thereafter                                  5.00:1.00

                             (d) Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date to be less than 1.10:1.00.

                      SECTION 7.2.5. Investments. The Company will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                             (a) Investments existing on the Closing Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule and extensions or renewals thereof, provided that no such extension or renewal shall be permitted if it would (x) increase the amount of such Investment at the time of such extension or renewal or
                      (y) result in a Default hereunder;

                             (b)  Cash Equivalent Investments;

                             (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

                             (d) without duplication, Investments permitted as
                      Capital Expenditures pursuant to Section 7.2.7 (including any such Investments which would otherwise constitute Capital Expenditures but for the operation of clause (i) of the proviso to the definition of "Capital Expenditures");

                             (e) Investments made by the Company or any of its Subsidiaries from capital contributions by Holdco to the Company, sales of Capital Stock by the Company to Holdco or repayments of the Intercompany Loan by Holdco to the Company, in each case only to the extent proceeds from such capital contribution, sale or repayment (x) are not required to be applied as Net Equity Proceeds pursuant to clause (e) of Section 3.1.1, (y) arise from the issuance by Holdco of its Capital Stock, and (z) are received after the Closing Date for the purpose of making an Investment identified in a notice delivered to the Agents on or prior to the date such capital contribution, sale or repayment is made, which Investments shall result in the Company or such Subsidiary acquiring a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest already maintained by it;

                             (f) Investments to the extent the consideration received pursuant to clause (c)(i) of Section 7.2.9 is not all cash;

                             (g) Investments in the form of loans to officers, directors and employees of the Company and its Subsidiaries for the sole purpose of purchasing Holdco common stock (or purchases of such loans made by others) in an aggregate amount at any time outstanding not to exceed $7,500,000;

                             (h)  the Intercompany Loan;

                             (i) Letters of Credit issued in support of, and guarantees by the Company or any Subsidiary of, Indebtedness permitted under clauses (b), (c), (d) and
                      (l) of Section 7.2.2;

                             (j) Investments made or held by any Non-U.S. Subsidiary in any other Non-U.S. Subsidiary;

                             (k)  Investments of the Company or any U.S.
                      Subsidiary in the Company or any U.S.  Subsidiary;

                             (l) equity Investments of the Company or any U.S. Subsidiary in Non-U.S. Subsidiaries in an aggregate amount at any time outstanding not to exceed (exclusive of any such Investments made as part of, or to finance, any acquisition permitted hereunder) $20,000,000 less the aggregate principal amount outstanding at such time of Indebtedness permitted under clause (e)(ii) of Section
                      7.2.2 (other than any such intercompany Indebtedness incurred to finance any acquisition permitted hereunder);

                             (m) Investments made by the Company or any of its Subsidiaries in an aggregate amount not to exceed $40,000,000 in any single transaction (or a series of related transactions) or $150,000,000 in the aggregate over the term of this Agreement; provided that such Investments (x) result in the Company or the relevant Subsidiary acquiring (subject to Section 7.2.1) a majority controlling interest in the Person (or its assets and businesses) in which such Investment was made, or increasing any such controlling interest maintained by it in such Person or (y) result in the Person in which such Investment was made becoming an Acquired Controlled Person with respect to the Company and its Subsidiaries; provided further, that, to the extent any Assumed Indebtedness permitted pursuant to clause (h) of Section
                      7.2.2 would be incurred in connection with any such Investment to be made pursuant to this clause (m), the permitted amounts set forth in this clause shall be reduced, Dollar for Dollar, by the outstanding principal amount of any such Assumed Indebtedness to be assumed;

                             (n) Investments made by the Company or any of its U.S. Subsidiaries in cash or by means of a note and consisting of the capitalization of, or subscription for units in, a wholly-owned Australian unit trust; provided that the proceeds of such Investments are lent to a Non-U.S. Subsidiary of the Company and used by such Non-U.S. Subsidiary, directly or indirectly, to repay outstanding Indebtedness or other obligations owed to the Company or any of its U.S. Subsidiaries;

                             (o)  Investments in Persons engaged in the
                      Thermadyne Business that are not permitted under clauses
                      (a) through (n) above in an aggregate principal amount at any one time outstanding not to exceed $10,000,000;

                             (p)  Investments arising in connection with
                      Receivables Transactions;

                             (q) extensions of trade credit in the ordinary course of business;

                             (r) Investments in Hedging Obligations permitted hereunder;

                             (s) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with customers and suppliers arising in the ordinary course of business;

provided, however, that

                             (t) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                             (u)  no Investment otherwise permitted by clause
                      (c) (except to the extent permitted under Section 7.2.2),
                      (e), (g), (i) (to the extent that the applicable Letter of Credit relates to Indebtedness permitted under clause
                      (c) or (l) of Section 7.2.2), (l), (m), (n) or (o) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

                      SECTION 7.2.6. Restricted Payments, etc. On and at all times after the date hereof:

                             (a) the Company will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Company (other than (i) dividends or distributions payable in its common stock or warrants to purchase its common stock and (ii) splits or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Company or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Company;

                             (b) the Company will not, and will not permit any of its Subsidiaries to (i) directly or indirectly, make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Note, on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Note, or which would violate the subordination provisions of such Subordinated Note, or (ii) redeem, purchase or defease any Subordinated Note or Discount Debenture (the foregoing prohibited acts referred to in clauses (a) and
                      (b) above are herein collectively referred to as "Restricted Payments");

provided, however, that

                             (c) notwithstanding the provisions of clause (a) above, the Company shall be permitted to make Restricted Payments to Holdco to the extent necessary to enable Holdco to

                                  (i)  pay its overhead expenses (including
                             fees in respect of fees for advisory services) in an amount not to exceed $3,000,000 (which amount shall include not more than $500,000 in respect of advisory services) in the aggregate in any Fiscal Year,

                                  (ii)  make payments in respect of taxes,

                                  (iii)  so long as (A) no Default shall have
                             occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default (including in respect of the financial covenants set forth in Section 7.2.4) result from the making of such Restricted Payment,
                             (B) after giving effect to the making of such Restricted Payment, the Company shall be in pro forma compliance with the covenant set forth in clause (b) of Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of
                             Section 7.1.1, and (C) an Authorized Officer of the Company shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of the Borrower's pro forma compliance with the covenant set forth in clause (b) of Section 7.2.4 in reasonable detail) certifying as to the accuracy of clauses
                             (c)(iii)(A) and (c)(iii)(B) above,

                                        (x)  repurchase, redeem or otherwise
                                  acquire or retire for value any Capital Stock of Holdco (including Preferred Stock), or any warrant, option or other right to acquire any such Capital Stock of Holdco, held by any member of management or an employee of the Company or any of its Subsidiaries pursuant to any employment agreement, management equity subscription agreement, restricted stock plan, stock option agreement or other similar arrangement so long as the total amount of such repurchases, redemptions, acquisitions, retirements and payments shall not exceed (I) $5,000,000 in any calendar year (with unused amounts in any calendar year being carried forward to succeeding calendar years subject to a maximum (without giving effect to the following clause (II)) of $10,000,000 in any calendar year) plus (II) the aggregate cash proceeds received by the Company during such calendar year from any reissuance of Capital Stock of Holdco, and warrants, options and other rights to acquire Capital Stock of Holdco, by Holdco or the Company to members of management and employees of the Company and its Subsidiaries (to the extent such proceeds are not otherwise required to be applied pursuant to clause (e) of Section 3.1.1); or

                                        (y)  pay for the repurchase, retirement
                                  or other acquisition or retirement for value of Capital Stock of Holdco or options, warrants or other rights to acquire Capital Stock of Holdco outstanding on the date of this Agreement and which are not held by the Purchasers or any member of management of Holdco or any of its Subsidiaries (including any Capital Stock, options, warrants or rights issued in respect of such Capital Stock, options, warrants or rights as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any Capital Stock, options, warrants or rights issued pursuant to any management equity plan or stock option plan or similar agreement) in an aggregate amount not to exceed (I) $10,000,000 and (II) an incremental $20,000,000 so long as (A) after giving effect to the making of such Restricted Payment, the Leverage Ratio shall be less than 4.0:1.0 on a pro forma basis for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or (b) of
                                  Section 7.1.1, (B) an Authorized Officer of the Company shall have delivered a Restricted Payments Compliance Certificate to the Administrative Agent (including a calculation of the Leverage Ratio in reasonable detail) certifying to the accuracy of clause (A) above and certifying that no Default shall have occurred and be continuing on the date such Restricted Payment is made, nor would a Default result from the making of such Restricted Payment, and (C) the amount of such

                                  Restricted Payment shall not exceed 25% of the Excess Cash Flow for the period from June 30, 1998 through the most recently ended Fiscal Quarter,

                                  (iv) pay for the redemption of common stock
                             purchase rights (the "Rights") under the Rights Agreement dated as of May 1, 1997 between Holdco and BankBoston, N.A., as Rights Agent, at a redemption price of $.01 per Right, and in an aggregate amount not to exceed $120,000, and

                                  (v) so long as no Default shall have occurred
                             and be continuing at the time thereof, pay principal of, and interest on, or redeem or repurchase, any of Holdco's 10 3/4% Senior Subordinated Notes due November 2003 or 10 1/4% Senior Notes due May 2002, and

                             (d) notwithstanding the provisions of clauses (a) and (b) above, the Company and its Subsidiaries shall be permitted to pay dividends to Holdco subsequent to the fifth anniversary of the Closing Date to enable Holdco to pay cash interest on the Discount Debentures in accordance with the terms of such Indebtedness in an aggregate amount not to exceed 25% of Excess Cash Flow for the period from June 30, 1998 through the most recently ended Fiscal Quarter (net of amounts in respect of clause (c)(iii)(y)(II) above) so long as (A) after giving effect to the making of such Restricted Payment,
                      (i) the Leverage Ratio shall be less than 4.0:1.0 on a pro forma basis and (ii) the Company shall be in pro forma compliance with the Fixed Charge Coverage Ratio covenant set forth in clause (d) of Section 7.2.4, in each case for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section 7.1.1 and (B) an Authorized Officer of the Company shall have delivered a certificate to the Administrative Agent (including a calculation of the Leverage Ratio and Fixed Charge Coverage Ratio in reasonable detail) certifying to the accuracy of clause
                      (A) above and certifying that no Default shall have occurred and be continuing on the date such Restricted Payment is made, nor would a Default result from the making of such Restricted Payment; and

                             (e) notwithstanding the provisions of clauses (a) and (b) above, (i) the Company and its Subsidiaries shall be permitted to make the Restricted Payments included in the Transaction, (ii) the Company shall be permitted to make payments in respect of statutory appraisal rights (and any settlement thereof) exercised by holders of outstanding Capital Stock of Thermadyne in connection with the Merger, and

                      (iii) the Company may pay a non-cash dividend to Holdco consisting solely of a transfer of all or a portion of the Intercompany Loan.

                      SECTION 7.2.7. Capital Expenditures, etc. With respect to Capital Expenditures, the parties covenant and agree as follows:

                             (a) The Company will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures (i) which do not aggregate in excess of $25,000,000 in such Fiscal Year plus (ii) an additional aggregate amount equal to $20,000,000 over the term of this Agreement; provided, however, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount (up to an aggregate of 50% of the amount of Capital Expenditures permitted for such Fiscal Year, without giving effect to this proviso) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Company to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Company and its Subsidiaries using the amount of Capital Expenditures permitted by this Section in such succeeding Fiscal Year, without giving effect to such carry-forward).

                             (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in clause
                      (a) above shall be exclusive of the amount of Capital Expenditures actually made with cash capital contributions (including the proceeds of issuances of equity securities) made, directly or indirectly, by any Person other than the Company and its Subsidiaries, after the Closing Date to the Company or any of its Subsidiaries and specifically identified in a certificate delivered by an Authorized Officer of the Company to the Agents on or about the time such capital contribution is made; provided, that, to the extent any such cash capital contributions constitute Net Equity Proceeds arising from the issuance by Holdco of its Capital Stock, only that portion of such Net Equity Proceeds which are not required to be applied as a prepayment pursuant to clause
                      (e) of Section 3.1.1 may be used for Capital Expenditures pursuant to this clause (b).

                      SECTION 7.2.8. Consolidation, Merger, etc. The Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                             (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company (so long as the Company is the surviving corporation of such combination or merger) or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Company or any other Subsidiary; provided, that notwithstanding the above, a Subsidiary may only liquidate or dissolve into, or merge with and into, another Subsidiary of the Company if, after giving effect to such combination or merger, the Company continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Company or pledged to the Administrative Agent;

                             (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Company or any of its Subsidiaries (other than the Receivables Subsidiaries) may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to Section 7.2.7 or clause (e), (f), (m) or (r) of Section 7.2.5;

                             (c)  the Company and its Subsidiaries may
                      consummate the Transaction; and

                             (d) the Company may merge into a newly-formed corporation incorporated under the laws of the United States or any State for the purpose of reincorporating in such State so long as (i) the shareholders of the surviving corporation immediately after such merger are the same as the shareholders of the Company immediately prior to such merger, (ii) immediately before and after such merger, no Default shall have occurred and be continuing and (iii) the corporation surviving such merger shall assume, pursuant to documentation reasonably satisfactory to the Agents, all of the obligations of the Company under the Loan Documents.

                      SECTION 7.2.9. Asset Dispositions, etc. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, license, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless





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                             (a)  such sale, transfer, license, lease,
                      contribution or conveyance of such assets is (i) in the ordinary course of its business (and does not constitute a sale, transfer, license, lease, contribution or other conveyance of all or a substantial part of the Company's and its Subsidiaries' assets, taken as a whole) or is of obsolete or worn out property, (ii) permitted by Section 7.2.8, (iii) between the Company and one of its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company (but only to the extent such sale, transfer, license, lease, contribution or conveyance would be permitted by Section 7.2.11) or (iv) a sale or transfer of accounts receivable and related assets, or any interest therein, by the Company or any of its Subsidiaries to a Receivables Subsidiary, or by a Receivables Subsidiary to any other Person, in connection with a Receivables Transaction;

                             (b) such sale, transfer, lease, contribution or
                      conveyance constitutes (i) an Investment permitted under
                      Section 7.2.5, (ii) a Lien permitted under Section 7.2.3 or (iii) a Restricted Payment permitted under Section 7.2.6;

                             (c) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and the consideration consists of no less than 75% in cash,
                      (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (c) since the Closing Date, does not exceed (individually or in the aggregate) $20,000,000 in any Fiscal Year and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance is reinvested in the business of the Company and its Subsidiaries, or, to the extent required thereunder, is applied to prepay the Loans pursuant to the terms of Section 3.1.1 and
                      Section 3.1.2;

                             (d) transfers resulting from any casualty or condemnation of property or assets; or

                             (e) the sale or discount of overdue accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof.

                      SECTION 7.2.10. Modification of Certain Agreements. Without the prior written consent of the Required Lenders, the Company will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Preferred Stock, the Discount Debentures or the Subordinated Notes or any Material Document or any schedules, exhibits or agreements related thereto (the "Restricted





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Agreements"), in each case which would materially adversely affect the rights or remedies of the Lenders or the Company's or any other Obligor's ability to perform hereunder or under any Loan Document, or materially increase the obligations of the Company or any Subsidiary thereunder to the detriment of the Lenders, or which would increase the cash consideration payable in respect of the Merger or, in the case of the Merger Agreement, which would increase the Company's or any of its Subsidiaries' obligations or liabilities, contingent or otherwise (other than adjustments to the cash consideration payable in respect of the Merger made pursuant to the terms of the Merger Agreement).

                      SECTION 7.2.11. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than any Obligor or any other Subsidiary of the Company) unless such arrangement or contract is fair and equitable to the Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person which is not one of its Affiliates; provided, however that the Company and its Subsidiaries shall be permitted to (i) enter into and perform their obligations, or take any other actions contemplated or permitted under the Transaction Documents, (ii) make any Restricted Payment permitted under Section 7.2.6 and (iii) enter into and perform their obligations under arrangements with DLJ and its Affiliates for underwriting, investment banking and advisory services (including payments of the fee in respect of advisory services pursuant to clause (c)(i) of Section 7.2.6) on usual and customary terms, (iv) make payment of reasonable and customary fees and reimbursement of expenses payable to directors of Holdco, and (v) enter into employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and pay reasonable fees in connection therewith.

                      SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than the Loan Documents) prohibiting

                             (a) (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than, (A) in the case of any assets acquired with the proceeds of any Indebtedness permitted under clause (c) of Section 7.2.2 or subject to Capitalized Lease Liabilities permitted under such clause (c), customary limitations and prohibitions contained in such Indebtedness), (B) in the case of any Indebtedness permitted under clauses (g),
                      (h), (i), (j) and (l) of Section 7.2.2, customary limitations in respect of the Subsidiary of the Company that has incurred such Indebtedness and its assets; provided, that such limitations shall be





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                      limited solely to such Subsidiary (and any of its
                      Subsidiaries) and its (and their) assets and (C) in the case of any accounts receivable and related assets that are the subject of a Receivables Transaction, prohibitions on the creation of Liens on such accounts receivable and related assets), or (ii) the ability of the Company or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                             (b) any Subsidiary from making any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Company (other than (A) customary limitations and prohibitions in any Indebtedness permitted under clauses (b), (g), (h), (i),
                      (j) and (l) of Section 7.2.2 that are applicable to the Subsidiary of the Company that has incurred such Indebtedness and its assets; provided, that such limitations shall be limited solely to such Subsidiary (and any of its Subsidiaries) and its (and their) assets and (B) any such limitations and prohibitions applicable to any Receivables Subsidiary arising in connection with any Receivables Transaction).

                      SECTION 7.2.13. Stock of Subsidiaries. The Company will not permit any Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Company or another wholly-owned Subsidiary of the Company.

                      SECTION 7.2.14. Sale and Leaseback. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or any of its Subsidiaries.

                      SECTION 7.2.15. Designation of Senior Indebtedness. The Company will not, and will not permit Thermadyne Capital Corp. to, designate any Indebtedness as "Designated Senior Indebtedness" pursuant to clause (b) of the definition of such term in the Indenture, dated as of May 22, 1998 (the "Subordinated Note Indenture"), by and among the Company, Thermadyne Capital Corp. and State Street Bank and Trust Company, with respect to the Subordinated Notes, without the consent of the Required Lenders.





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                                  ARTICLE VIII

                               EVENTS OF DEFAULT

                      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

                      SECTION 8.1.1. Non-Payment of Obligations. (a) Any Borrower shall default in the payment or prepayment of any principal of any Loan when due or any Reimbursement Obligations or any deposit of cash for collateral purposes pursuant to Section 2.8.4, as the case may be, or (b) any Obligor (including any Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee with respect to the Loans or Commitments or of any other monetary Obligation.

                      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Company or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate (including the Closing Date Certificate) furnished by or on behalf of the Company or any other Obligor to the Agents, any Issuer, the Arranger or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article
V) is or shall be incorrect when made in any material respect.

                      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Company shall default in the due performance and observance of any of its obligations under Sections 7.1.9, 7.1.10, 7.1.11, 7.1.12, 7.1.13 or 7.2 (other than Section 7.2.1).

                      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Company by the Administrative Agent at the direction of the Required Lenders.

                      SECTION 8.1.5. Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1, of the Company or any of its Subsidiaries or Holdco having a principal amount, individually or in the aggregate, in excess of $10,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness having a





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principal amount, individually or in the aggregate, in excess of $10,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

                      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $10,000,000 (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Company or any of its Subsidiaries or Holdco and remain unvacated and unpaid and either

                             (a)  enforcement proceedings shall have been
                      commenced by any creditor upon such judgment or order; or

                             (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                             (a) the termination of any Pension Plan if, as a result of such termination, the Company would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

                             (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $10,000,000.

                      SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

                      SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Company, any other Obligor or any other Subsidiaries of the Company (other than Immaterial Subsidiaries) shall

                             (a) become insolvent or generally fail to pay, or admit in writing its inability to pay its debts as they become due;





                                      147
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                             (b)  apply for, consent to, or acquiesce in, the
                      appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries (other than Immaterial Subsidiaries which are not Obligors) or any other Obligor or any material property of any thereof, or make a general assignment for the benefit of creditors;

                             (c) in the absence of such application, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries (other than Immaterial Subsidiaries which are not Obligors) or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Company, each Subsidiary and each other Obligor hereby expressly authorizes the Agents, each Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                             (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Subsidiaries (other than Immaterial Subsidiaries which are not Obligors) or any other Obligor, and, if any such case or proceeding is not commenced by the Company or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Company or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Company, each Subsidiary and each other Obligor hereby expressly authorizes the Agents, each Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                             (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

                      SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms or pursuant to an agreement of the parties thereto), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Company or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only





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to those exceptions expressly permitted by the Loan Documents, except to the extent any event referred to above (a) relates to assets of the Company or any of its Immaterial Subsidiaries, (b) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction or
(c) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

                      SECTION 8.1.11. Subordinated Notes. The subordination provisions relating to the Subordinated Notes (the "Subordination Provisions") shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligations shall fail to constitute "Senior Indebtedness" or "Designated Senior Indebtedness" (as defined in the Subordinated Note Indenture); or the Company or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner
(i) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (ii) that any of such Subordination Provisions exist for the benefit of the Agents and the Lenders.

                      SECTION 8.2. Action if Bankruptcy, etc. If any Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 shall occur with respect to any Obligor (other than Immaterial Subsidiaries) the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Company shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

                      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (b), (c) and (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Company declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the applicable Borrowers to provide cash collateral (in the relevant Currency) to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or





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presentment, and/or, as the case may be, the Commitments shall terminate and applicable Borrowers shall deposit with the Administrative Agent cash collateral (in the relevant Currency) in an amount equal to all Letters of Credit Outstandings.


                                   ARTICLE IX

                                   THE AGENTS

                      SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent and ABN AMRO as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender authorizes the Administrative Agent to act on behalf of such Lender as "Administrative Agent" pursuant to the Intercreditor Agreement. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender, and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, either of the Agents in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Company or any other Obligor (and without limiting the obligation of the Company or any other Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Agents shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either of the Agents shall be or become, in such Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.





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                      SECTION 9.2.  Funding Reliance, etc.  Unless the
Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing or Disbursement with respect to a Letter of Credit pursuant to
Section 2.8.2 that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the applicable Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

                      SECTION 9.3. Exculpation. None of the Agents or the Arranger nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and the Issuers shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents or the Issuers, as applicable, believe to be genuine and to have been presented by a proper Person.

                      SECTION 9.4. Successor. The Syndication Agent may resign as such upon one Business Day's notice to the Company and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Company and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Company (which consent shall not be unreasonably withheld),





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appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                             (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                             (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

                      SECTION 9.5. Credit Extensions by Each Agent and Issuer. Each Agent and each Issuer shall have the same rights and powers with respect to (i) in the case of the Agents, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of any Issuer, the Loans made by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent or an Issuer. Each Agent, each Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if such Agent or Issuer were not an Agent or Issuer hereunder.

                      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent, the Arranger, each Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent, the Arranger, each Issuer and each other Lender, and based on such other documents, information and investigations as it shall





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deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                      SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from any Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

                      SECTION 9.8. The Syndication Agent, the Documentation Agent and the Administrative Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Syndication Agent, the Documentation Agent and the Administrative Agent, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent, the Documentation Agent or the Administrative Agent, as applicable, in such capacity except, in the case of the Agents, as are explicitly set forth herein or in the other Loan Documents.


                                   ARTICLE X

                                COMPANY GUARANTY

                      SECTION 10.1. Guaranty. The Company hereby absolutely, unconditionally and irrevocably

                             (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Foreign Borrower and each other Obligor now or hereafter existing under this Agreement and each other Loan Document to which such Foreign Borrower and each other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under
                      Section 362(a) of the United





                                      153
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                      States Bankruptcy Code, 11 U.S.C. Section 362(a), and the
                      operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and
                      Section 506(b)), and

                             (b) indemnifies and holds harmless each Lender for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Article X;

This Article X constitutes a guaranty of payment when due and not of collection, and the Company specifically agrees that it shall not be necessary or required that any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Foreign Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Company hereunder.

                      SECTION 10.2. Acceleration of Obligations Hereunder. The Company agrees that, in the event of the dissolution or insolvency of any Foreign Borrower or any other Obligor, or the inability or failure of any Foreign Borrower or any other Obligor to pay its debts as they become due, or an assignment by any Foreign Borrower or any other Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Foreign Borrower or any other Obligor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of any Foreign Borrower or any other Obligor may not then be due and payable, the Company agrees that it will pay to the Lenders forthwith the full amount which would be payable hereunder by such Foreign Borrower if all such Obligations were then due and payable. The foregoing provisions of this
Section 10.2 shall not be applicable if the dissolution, insolvency or other events described above relate to an Immaterial Subsidiary.

                      SECTION 10.3. Obligations Hereunder Absolute, etc. The obligations of the Company under this Article X shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of all Foreign Borrowers and each other Obligor have been paid in full and all Commitments shall have terminated. The Company guarantees that the Obligations of the Foreign Borrowers and each other Obligor will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of the Company under this Article X shall be absolute, unconditional and irrevocable irrespective of:





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                             (a)  any lack of validity, legality or
                      enforceability of other provisions of this Agreement or any other Loan Document;

                             (b)  the failure of any Lender

                                  (i)  to assert any claim or demand or to
                             enforce any right or remedy against any Foreign Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of this Agreement, any other Loan Document or otherwise, or

                                  (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of any Foreign Borrower or any other Obligor;

                             (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Foreign Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of any Foreign Borrower or any other Obligor;

                             (d) any reduction, limitation, impairment or termination of any Obligation of any Foreign Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation of any Foreign Borrower, any other Obligor or otherwise;

                             (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the other terms of this Agreement or any other Loan Document;

                             (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender securing any of the Obligations of any Foreign Borrower or any other Obligor; or





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                             (g)  any other circumstance which might otherwise
                      constitute a defense available to, or a legal or equitable discharge of, any Foreign Borrower, any other Obligor, any surety or any guarantor.

                      SECTION 10.4. Reinstatement, etc. The Company agrees that this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations of any Foreign Borrower or any other Obligor is rescinded or must otherwise be restored by any Lender upon the insolvency, bankruptcy or reorganization of any Foreign Borrower or any other Obligor or otherwise, all as though such payment had not been made.

                      SECTION 10.5. Waiver, etc. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Foreign Borrowers or any other Obligor and this Article X and any requirement that the Administrative Agent and any other Lender protect, secure or perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Foreign Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Foreign Borrowers or any other Obligor, as the case may be.

                      SECTION 10.6. Postponement of Subrogation. The Company agrees that it will not exercise any rights which it may acquire by way of subrogation under this Article X, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Foreign Borrowers and each other Obligor. Any amount paid to the Company on account of any such subrogation rights prior to the payment in full of all Obligations of the Foreign Borrowers and each other Obligor shall be held in trust for the benefit of the Lenders and shall immediately be paid to the Lenders and credited and applied against the Obligations of the Foreign Borrowers and each other Obligor whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if all Obligations of the Foreign Borrowers and each other Obligor have been paid in full and all Commitments have been permanently terminated, each Lender agrees that, at the Company's request, the Lenders will execute and deliver to the Company appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations of the Foreign Borrowers and each other Obligor resulting from such payment by the Company. In furtherance of the foregoing, for so long as any Obligations of any Foreign Borrowers or any Commitments remain outstanding, the Company shall refrain from taking any action or commencing any proceeding against any Foreign Borrower or any other Obligor (or its successors or assigns),





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whether in connection with a bankruptcy proceeding or otherwise to recover any amounts in respect of payments made under this Article X to any Lender.

                      SECTION 10.7. Successors, Transferees and Assigns; Transfers of Notes, etc. Without limiting the generality of Section 11.11, any Lender may assign or otherwise transfer (in whole or in part) any Obligation of any Foreign Borrower held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Article X) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 and Article IX of this Agreement.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                      SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and each Obligor party thereto and by the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                             (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                             (b)  modify this Section 11.1, or clause (a) of
                      Section 11.10, change the definitions of "Required Lenders" or "Total Exposure Amount", increase any Commitment Amount or the Percentage of any Lender (other than pursuant to clause (g) of Section 2.1.2), reduce any fees described in Section 3.3 (other than the administration fee referred to in Section 3.3.2), release any material Subsidiary Co-Obligor from its obligations under the Subsidiary Co-Obligation Agreement and Guaranty, Holdco from its obligations under the Holdco Guaranty and Pledge Agreement, or the Company from its obligations under Article X hereof, or all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, the Subsidiary Co-Obligation Agreement and Guaranty, a Security Agreement or a Pledge Agreement) or extend any Commitment Termination Date, shall be made without the consent of each Lender adversely affected thereby;





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                             (c)  extend the due date for, or reduce the amount
                      of, any scheduled repayment of principal of or interest on or fees payable in respect of any Loan or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan or any Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), shall be made without the consent of the Lender which has made such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

                             (d) affect adversely the interests, rights or obligations of any Agent, any Issuer or the Arranger (in its capacity as Agent, Issuer or Arranger), unless consented to by such Agent, Issuer or Arranger, as the case may be;

                             (e) have the effect (either immediately or at some later time) of enabling any Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit without the consent of Lenders holding at least 51% of the Revolving Loan Commitments; or

                             (f) amend, modify or waive the provisions of clause (a)(i) of Section 3.1.1 or clause (b) of Section
                      3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, without the consent of the holders of at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such amendment, modification or waiver, or, in the case of an amendment, modification or waiver affecting any Tranche or Tranches of Revolving Loan Commitments, the Lenders holding at least 51% of the Revolving Loan Commitments in respect of such Tranche or Tranches.

No failure or delay on the part of any Agent, any Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.





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                      SECTION 11.2.  Notices.  All notices and other
communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on
Schedule II hereto or, in the case of a Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

                      SECTION 11.3. Payment of Costs and Expenses. The Company agrees to pay on demand all reasonable expenses of each of the Agents (including the reasonable fees and out-of-pocket expenses of a single counsel to the Agents and of local or foreign counsel, if any, who may be retained by counsel to the Agents) in connection with

                             (a) the syndication by the Syndication Agent and the Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                             (b)  the filing, recording, refiling or
                      rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage, Pledge Agreement or Security Agreement; and

                             (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Company further agrees to pay, and to save the Agents, the Issuers and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder or the issuance of any Notes or Letters of Credit or any other Loan Documents. The Company also agrees to reimburse each Agent, each Issuer and each Lender upon





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demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent, such Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

                      SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Company hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds each Agent, each Issuer, the Arranger and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                             (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

                             (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding any successful action brought by or on behalf of any Borrower as the result of any failure by any Lender to make any Credit Extension hereunder);

                             (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Issuer, such Arranger or such Lender is party thereto;

                             (d)  any alleged or actual litigation or
                      proceeding related to any environmental cleanup or noncompliance with or liability under any Environmental Law relating to the use, ownership or operation by the Company or any of its Subsidiaries of any real property or to the release, generation, transportation or arrangement for transportation by the Company or any of its Subsidiaries of any Hazardous Material; or





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                             (e)  the presence on or under, or the escape,
                      seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by the Company or any Subsidiary thereof of any Hazardous Material present on or under such property at or prior to the time the Company or such Subsidiary owned or operated such property which gives rise to liability under any Environmental Law (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct or any Hazardous Materials that are first manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Company or any of its Subsidiaries or any violation of Environmental Law that first occurs on or with respect to any real property of the Company or any of its Subsidiaries after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdco, the Company or any of the Company's Subsidiaries. The Company and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, any Issuer, the Documentation Agent, the Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, the Company's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Company, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Indemnified Party. Notwithstanding anything to the contrary herein, each Agent, each Issuer, the Arranger and each Lender shall be responsible with respect to any Hazardous Materials that are first manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Company or any of its Subsidiaries or any violation of Environmental Law that first occurs on or with respect to any such real property after such real property is transferred to any Agent, Issuer, Arranger or Lender to its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdco, the Company or any of the Company's Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum





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contribution to the payment and satisfaction of each of the Indemnified
Liabilities, which is permissible under applicable law.

                      SECTION 11.5. Survival. The obligations of the Company under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under Sections 4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Company and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

                      SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                      SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

                      SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                      SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. Upon the execution and delivery of this Agreement by the parties hereto, all obligations and liabilities of the DLJMB Entities, under or relating or with respect to the Commitment Letter shall be terminated and of no further force or effect.

                      SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:





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                             (a)  no Borrower may assign or transfer its rights
                      or obligations hereunder without the prior written consent of each of the Agents and all Lenders; and

                             (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

                      SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons, on a non pro rata basis (except as provided below), in accordance with this Section 11.11.

                      SECTION 11.11.1. Assignments. Any Lender (the "Assignor Lender"),

                             (a) with the written consents of the Company, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the applicable Issuer (which consents (i) shall not be unreasonably delayed or withheld and (ii) of the Company shall not be required upon the occurrence and during the continuance of any Event of Default), may at any time assign and delegate to one or more commercial banks, funds which are regularly engaged in making, purchasing or investing in loans or securities or other financial institutions, and

                             (b) with notice to the Company, the Agents, and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the applicable Issuer, but without the consent of the Company, the Agents or such Issuer, may assign and delegate to any of its Affiliates or to any other Lender, or to an Approved Fund of any Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Term Loans of any Tranche, Uncommitted Foreign Currency Revolving Loans of any Tranche or Committed Revolving Loans of such Tranche, participations in Letters of Credit, Letter of Credit Outstandings with respect thereto and related Commitments of any Tranche (which assignment and delegation shall be, as among Revolving Loan Commitments of any Tranche, Committed Revolving Loans of such Tranche and participations in Letters of Credit of such Tranche, of a constant, and not a varying, percentage) in a minimum aggregate amount of (i) $5,000,000 (or, in the case of Foreign Currency Loans, the multiple of 100,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $5,000,000), or such lesser amount as the





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Company and the Agents may consent to, or (ii) with respect to the Tranche as to which such assignment is to occur, the then remaining amount of such Lender's Term Loans, Uncommitted Foreign Currency Revolving Loans, or Revolving Loan Commitment and related Committed Revolving Loans and participations in Letters of Credit, as the case may be; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in
Section 4.6 and the Borrowers, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                             (i)  written notice of such assignment and
                      delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Company, the applicable Borrower (if other than the Company) and the Agents by such Lender and such Assignee Lender;

                             (ii) such Assignee Lender shall have executed and delivered to the applicable Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents;

                             (iii) the processing fees described below shall have been paid; and

                             (iv)  the Administrative Agent shall have
                      registered such assignment and delegation in the Register pursuant to clause (b) of Section 2.9.

From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to clause (b) of Section 2.9, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Any Assignor Lender that shall have previously requested and received any Note or Notes in respect of any Tranche to which any such assignment applies shall, upon the acceptance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such Note or Notes "exchanged" and deliver them to the applicable Borrower (against, if the Assignor Lender has retained Loans or Commitments with respect to the applicable Tranche and has requested replacement Notes pursuant to clause (b)(ii) of Section 2.9, its receipt from the applicable Borrower of replacement Notes in the principal amount of the Loans and Commitments of the applicable Tranche retained by it). Such Assignor Lender or





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such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation is by a Lender to its Affiliate or Approved Fund or if such assignment and delegation is by a Lender to a Federal Reserve Bank, as provided below or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. Nothing contained in this Section 11.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, and any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) hereunder to any trustee or any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), respectively, then the applicable Issuer or the Company shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule, regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                      SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letter of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

                             (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                             (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                             (c) each Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                             (d) no Participant, unless such Participant is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or
                      (iii) a release of all or substantially all of the collateral security under the Loan Documents or any material Subsidiary Co-Obligor under the Subsidiary Co-Obligation Agreement and Guaranty, if any, in each case except as otherwise specifically provided in a Loan Document; and

                             (e) no Borrower shall be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrowers acknowledge and agree, subject to clause (e) above, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 11.3 and 11.4, shall be considered a
Lender.

                      SECTION 11.12. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

                      SECTION 11.13. Forum Selection, Consent to Jurisdiction and Waiver of Immunities. (a) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUERS OR THE BORROWERS RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                      (b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR ANY ISSUER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                      (c) TO THE EXTENT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE,





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
ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR TO ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT EXECUTED OR TO BE EXECUTED BY IT.

                      SECTION 11.14. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or under any other Loan Document in another currency into U.S. Dollars or into a Foreign Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Secured Party could purchase such other currency with U.S. Dollars or with such Foreign Currency, as the case may be, in New York City, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

                      (b) The obligation of each of the Borrowers in respect of any sum due from it to any Agent, any Lender or any other Secured Party hereunder, under any Note or under any other Loan Document shall, notwithstanding any judgment in a currency other than U.S. Dollars or a Foreign Currency, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by such Agent, such Lender or such other Secured Party of any sum adjudged to be so due in such other currency, such Agent, such Lender or such other Secured Party may, in accordance with normal banking procedures, purchase U.S. Dollars or such Foreign Currency, as the case may be, with such other currency. If the U.S. Dollars or such Foreign Currency so purchased are less than the sum originally due to such Agent, such Lender or such other Secured Party in U.S. Dollars or in such Foreign Currency, each of the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent, such Lender or such other Secured Party against such loss.

                      SECTION 11.15. Waiver of Jury Trial. THE AGENTS, THE ISSUERS, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR ANY BORROWER RELATING THERETO. EACH





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BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT
CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

                      SECTION 11.16. Confidentiality. The Agents, the Issuers, the Arranger and the Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of the Company or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, Affiliates, Approved Funds, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant or assignee, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental or regulatory agency, or the National Association of Insurance Commissioners, or representative of any thereof or pursuant to legal process; provided, however, that

                             (a) unless specifically prohibited by applicable law or court order, each Agent, each Issuer, the Arranger and each Lender shall promptly notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, such Issuer, the Arranger and such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                             (b)  prior to any such disclosure pursuant to this
                      Section 11.16, each Agent, each Issuer, the Arranger and each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                                  (i)  to be bound by this Section 11.16; and

                                  (ii)  to require such Person to require any
                             other Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.16; and

                             (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Company or any of its Subsidiaries.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       THERMADYNE MFG. LLC


                                       By:  /s/ JAMES H. TATE
                                           -----------------------------------
                                           Title: Senior Vice President and
                                                  Chief Financial Officer



                                       COMWELD GROUP PTY. LTD.


                                       By:  /s/ JAMES H. TATE
                                           -----------------------------------
                                           Title: Director



                                       GENSET S.P.A.


                                       By:  /s/ JAMES H. TATE
                                           -----------------------------------
                                           Title: Director



                                       THERMADYNE WELDING PRODUCTS
                                       CANADA LIMITED


                                       By:  /s/ JAMES H. TATE
                                           -----------------------------------
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       DLJ CAPITAL FUNDING, INC.,
                                       as the Syndication Agent and as a Lender


                                       By:  /s/ HAROLD J. PHILLIPS
                                           -----------------------------------
                                           Title: Managing Director



                                       ABN AMRO BANK N.V., as the
                                       Administrative Agent and as a Lender


                                       By:  /s/ JUDY CHENEY
                                           -----------------------------------
                                           Title: Vice President



                                       SOCIETE GENERALE,
                                       as the Documentation Agent and as a
                                       Lender


                                       By:    [ILLEGIBLE]
                                           -----------------------------------
                                           Title: Vice President




                                       LENDERS

                                       ABN AMRO BANK, N.V., MILAN
                                       BRANCH


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                       BANK OF NEW YORK


                                       By:  /s/ STEVEN WILSON
                                           -----------------------------------
                                           Name:  Steven Wilson
                                           Title: Assistant Vice President



                                       THE BANK OF NOVA SCOTIA


                                       By:  /s/ F.C.H. ASHBY
                                           -----------------------------------
                                       Name:  F.C.H. Ashby
                                       Title: Senior Manager Loan Operations



                                       BANK OF SCOTLAND


                                       By:  /s/ ANNIE CHIN TAT
                                           -----------------------------------
                                       Name:  Annie Chin Tat
                                       Title: Vice President



                                       CITY NATIONAL BANK


                                       By:  /s/ GEORGE HAYRAPETIAN
                                           -----------------------------------
                                       Name:  George Hayrapetian
                                       Title: Vice President



                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO


                                       By:  /s/ CATHERINE V. FRANK
                                           -----------------------------------
                                       Name:  Catherine V. Frank
                                       Title: Vice President

                                       THE FUJI BANK, LIMITED


                                       By:  /s/ PETER L. CHINNICI
                                           -----------------------------------
                                       Name:  Peter L. Chinnici
                                       Title: Joint General Manager



                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION


                                       By:  /s/ JANET K. WILLIAMS
                                           -----------------------------------
                                       Name:  Janet K. Williams
                                       Title: Duly Authorized Signatory



                                       IMPERIAL BANK


                                       By:  /s/ RAY VADALMA
                                           -----------------------------------
                                       Name:  Ray Vadalma
                                       Title: Senior Vice President



                                       NATIONAL CITY BANK


                                       By:  /s/ JOSEPH D. ROBISON
                                           -----------------------------------
                                       Name:  Joseph D. Robison
                                       Title: Vice President



                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED


                                       By:  /s/ TAKUYA HONJO
                                           -----------------------------------
                                       Name:  Takuya Honjo
                                       Title: Senior Vice President



                                       IBJ AUSTRALIA BANK LIMITED


                                       By:  /s/ TAKUYA HONJO
                                           -----------------------------------
                                       Name:  Takuya Honjo
                                       Title: Senior Vice President